                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PREMIER NATIONAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                     50,025
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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


       First mailed to Premier Shareholders on or about December 20, 2000

                              MERGER PROPOSED --
                         YOUR VOTE IS VERY IMPORTANT

Dear Premier Shareholders:

         M&T Bank Corporation and Premier National Bancorp, Inc. have agreed to a transaction in which Premier will merge with M&T.

         As a result of the merger, you will have an opportunity to elect to receive, for each share of Premier common stock that you own, either $21 in cash or M&T common stock having a market value of $21. You will be able to elect whether you want cash or M&T stock for each of your Premier shares. However, elections will be limited by the requirement in the merger agreement that 50% of the outstanding shares of Premier common stock be exchanged for M&T common stock. Therefore, the actual allocation of cash and shares of M&T common stock that you receive will depend on the elections of other Premier shareholders and may be different from what you elect. The federal income tax consequences of the merger to you will depend on whether you receive cash, stock or a combination of cash and stock in exchange for your shares of Premier common stock.

         M&T is a bank holding company headquartered in Buffalo, New York, with total assets of approximately $22 billion as of September 30, 2000. M&T's common stock is listed on the New York Stock Exchange under the symbol "MTB." The last reported sale price of M&T common stock on the New York Stock Exchange on December 14, 2000 was $59.96 per share.

         We cannot complete the merger unless we obtain the necessary government approvals and approval of the shareholders of Premier. We have scheduled a special meeting for our shareholders to vote on the approval and adoption of the merger agreement. The meeting will be held at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York, on Thursday, January 25, 2001 at 9:00 a.m., New York time.

         It is very important that your shares be voted at the meeting, regardless of whether you plan to attend in person. To assure that your shares are represented on this very important matter, please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope whether or not you plan to attend the meeting. If you hold shares in your own name and do attend, you may revoke your proxy and vote your shares in person at the meeting. Because approval of the merger requires the affirmative vote of holders of two-thirds of the outstanding Premier common stock entitled to vote on the merger, each share not voted and each abstention will have the effect of a vote against the merger.


         The Board of Directors of Premier has determined that the merger is in the best interest of Premier and its shareholders, and has approved the merger agreement. The Premier Board unanimously recommends that you vote for the approval and adoption of the merger agreement.

                                        Sincerely,

                                        /s/ T. Jefferson Cunningham III

                                        T. Jefferson Cunningham III
                                        Chairman and Chief Executive Officer



-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Proxy Statement-Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The shares of M&T common stock offered through the merger are not insured by the Federal Deposit Insurance Corporation and are not deposits or other obligations of, or guaranteed by, any bank subsidiary of M&T.

     The date of this Proxy Statement-Prospectus is December 15, 2000

                        PREMIER NATIONAL BANCORP, INC.
                                1100 ROUTE 55
                        LAGRANGEVILLE, NEW YORK 12540


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 25, 2001


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Premier National Bancorp, Inc. will be held at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York, on Thursday, January 25, 2001 at 9:00 a.m., New York time, for the following purposes:

1. To consider and vote on a proposal for approval and adoption of the Agreement and Plan of Reorganization, dated as of July 9, 2000, by and among Premier National Bancorp, Inc., M&T Bank Corporation and Olympia Financial Corp., a wholly owned subsidiary of M&T Bank Corporation, and approval and adoption of the related Agreement and Plan of Merger, dated as of July 9, 2000, by and between Premier National Bancorp, Inc. and Olympia Financial Corp. and joined in by M&T Bank Corporation, as amended, pursuant to which Premier National Bancorp, Inc. would merge into Olympia Financial Corp. and the holders of each outstanding share of Premier common stock would have the right to elect to receive either $21 in cash or that number of shares of M&T Bank Corporation common stock equal to the quotient obtained by dividing $21 by the market value (the average of the average daily high and low prices of M&T Bank Corporation common stock on the New York Stock Exchange for the ten trading days immediately preceding the effective date of the merger) of such stock (with cash to be distributed instead of issuing fractional shares), subject to the terms and conditions contained therein.

2. To consider and act on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on December 8, 2000 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. The affirmative vote of holders of two-thirds of the outstanding common stock of Premier National Bancorp, Inc. entitled to vote at the meeting is required for approval of the merger.

         Information regarding voting rights and the business to be transacted at the meeting is given in the accompanying Proxy Statement-Prospectus.


                                            By Order of the Board of Directors

                                            /s/ Robert Apple

                                            Robert Apple
                                            Corporate Secretary
LaGrangeville, New York
December 15, 2000

                                  IMPORTANT

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A BENEFICIAL OWNER HOLDING THROUGH A NOMINEE, YOU MUST REQUEST THE NOMINEE TO ACT ON YOUR BEHALF. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                      WHERE YOU CAN FIND MORE INFORMATION

         This document incorporates important business and financial information about M&T and Premier that is not included in or delivered with this document. You may read and copy any materials M&T and Premier have filed with the Securities and Exchange Commission at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also visit the Commission's web site at www.sec.gov to obtain reports, proxy and information statements, and other information that M&T or Premier has filed electronically.

         Copies of any of these documents without their exhibits are also available without charge to any person to whom we deliver this document. You must make a written or oral request to, in the case of information concerning M&T, M&T Bank Corporation, One M&T Plaza, Buffalo, New York 14203, attention:
Clifford P. Johnson, Vice President, Corporate Reporting (telephone: (716) 842-5973); or, in the case of information concerning Premier National Bancorp, Inc., Premier National Bank, 1100 Route 55, LaGrangeville, New York 12540; attention: Robert Apple, Corporate Secretary (telephone: (845) 437-4322). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY January 18, 2001. You may also obtain information about the companies from our respective web sites, www.mandtbank.com for M&T, and www.premiernational.com for Premier.

                           PROXY STATEMENT-PROSPECTUS
                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
WHERE YOU CAN FIND MORE INFORMATION......................................................................i

SUMMARY..................................................................................................1

MARKET PRICES AND DIVIDEND INFORMATION...................................................................7

COMPARATIVE PER SHARE DATA...............................................................................9

SELECTED CONSOLIDATED FINANCIAL DATA....................................................................10

THE COMPANIES...........................................................................................13

THE PREMIER SHAREHOLDERS' MEETING.......................................................................15

         Date, Place and Time...........................................................................15

         Record Date; Voting Rights.....................................................................15

         Voting and Revocation of Proxies...............................................................15

         Solicitation of Proxies........................................................................16

THE MERGER..............................................................................................17

         Background of the Merger.......................................................................17

         Reasons for the Merger; Recommendation of Premier's Board of Directors.........................18

         Opinion of Premier's Financial Advisor.........................................................20

         Terms of the Merger............................................................................24

         Election Procedures;  Surrender of Stock Certificates..........................................27

         Representations and Warranties; Conditions to the Merger; Waiver...............................28

         Regulatory Approvals Needed to Complete the Merger.............................................29

         Covenants; Conduct of Business Pending the Merger..............................................30

         Amending the Agreement.........................................................................31

         Effective Date of the Merger; Terminating the Agreement........................................31

         Management and Operations After the Merger.....................................................32

         Interests of Directors and Officers in the Merger That Are Different from Your Interests.......34

         Certain Federal Income Tax Consequences........................................................36

         Resale of  M&T Common Stock....................................................................39

         Accounting Treatment of the Merger.............................................................40

         Stock Option Agreement.........................................................................40

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF M&T COMMON STOCK AND PREMIER COMMON STOCK....................41

EXPERTS.................................................................................................46

LEGAL OPINION...........................................................................................46

SUBMISSION OF SHAREHOLDER PROPOSALS.....................................................................46

DOCUMENTS INCORPORATED BY REFERENCE.....................................................................47

A WARNING ABOUT FORWARD-LOOKING STATEMENTS..............................................................48

APPENDIX A -               AGREEMENT AND PLAN OF REORGANIZATION
                           (INCLUDING AGREEMENT AND PLAN OF MERGER, AS AMENDED)
APPENDIX B -               STOCK OPTION AGREEMENT
APPENDIX C -               OPINION OF J.P. MORGAN SECURITIES, INC.

                                     SUMMARY

This summary does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which we have referred you in order to understand the merger fully and to obtain a more complete description of the merger. See "Where You Can Find More Information" (Page i).

THE COMPANIES  (PAGE 13)

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York  14203
(716) 842-5445

     M&T Bank Corporation is a bank holding company incorporated under New York law in 1969. As of September 30, 2000, M&T had total assets of approximately $22 billion and total shareholders' equity of approximately $1.9 billion.

     M&T's principal banking subsidiary is Manufacturers and Traders Trust Company, which is headquartered in Buffalo, New York. Manufacturers and Traders Trust Company is commonly known by its trade name, M&T Bank, and is referred to by that name in this document. M&T Bank accounted for 96% of M&T's consolidated assets on September 30, 2000 and for virtually all of its net income in 1999. M&T also owns M&T Bank, N.A., which offers certain banking products on behalf of M&T on a national basis. Collectively, the M&T banks and their subsidiaries offer a wide range of commercial banking, trust, investment and financial services to a diverse base of consumers, businesses, professional clients, governmental entities and financial institutions located in their markets.

     On October 6, 2000, M&T acquired Keystone Financial, Inc., a bank holding company headquartered in Harrisburg, Pennsylvania. At the same time, Keystone's bank subsidiary, Keystone Financial Bank, N.A., which operated in 31 Pennsylvania counties, three Maryland counties and one county in West Virginia, merged into M&T Bank. As of June 30, 2000, Keystone had total assets of approximately $7.0 billion and total shareholders' equity of approximately $566 million. The former Keystone shareholders received an aggregate of 15,900,292 shares of M&T common stock and approximately $374.4 million in cash in the merger.

PREMIER NATIONAL BANCORP, INC.
1100 Route 55
LaGrangeville, New York 12540
(845) 471-1711

     Premier is a bank holding company incorporated under New York law in 1985. As of September 30, 2000, Premier had total assets of approximately $1.6 billion and total shareholders' equity of approximately $145 million.

     Premier's bank subsidiary is Premier National Bank. The bank operates in the seven contiguous New York counties of the mid-Hudson Valley. In addition to a full range of personal, commercial and municipal banking services, Premier National Bank offers through its trust department and relationship management program a variety of financial services including discount brokerage services, sales of mutual funds and annuities and investment advisory and custody services.

THE MERGER (PAGE 17)

     We have attached the merger agreement to this document as Appendix A. Please read this agreement. It is the legal document that governs the merger.

M&T AND M&T BANK WILL BE THE SURVIVING HOLDING COMPANY AND BANK (PAGE 24)

     In the merger, Premier will merge into Olympia Financial Corp., which will continue in existence as a wholly owned subsidiary of M&T. Also, Premier National Bank will merge into M&T Bank, which will be the surviving bank and will continue the banking operations of the combined bank.

YOU WILL RECEIVE $21 EITHER IN CASH OR IN M&T COMMON STOCK FOR EACH OF YOUR PREMIER SHARES (PAGE 24)


     As a result of the merger, you will have the right to elect to receive for each of your Premier shares either $21 in cash or $21 in M&T common stock and cash for any fractional share left over. The market value of M&T common stock used to calculate the $21 value will be the average, for the ten trading days immediately before the date the merger becomes effective, of the daily average of the high and low prices of the M&T stock on the New York Stock Exchange. As a result, the market value of the M&T common stock issued in the merger may be more or less than $21 per share when the merger becomes effective. There is a floating exchange ratio for the shares of M&T common stock that will be issued in the merger. Therefore, the number of shares of M&T common stock that you will receive is not fixed, but will depend on the market value of the M&T common stock at the time it is calculated.

     Although you may elect to receive either cash or M&T common stock for each Premier common share that you own, the amount of cash and/or stock that you actually receive may differ from the amounts that you elect due to the allocation and proration procedures in the merger agreement. These procedures generally provide that 50% of the shares of Premier common stock outstanding when M&T and Premier agreed to the merger will be converted into M&T common stock and the remaining Premier shares will be converted into the right to receive cash.

     Because the tax consequences of receiving cash will differ from the tax consequences of receiving stock, you should carefully read the tax information beginning on page 36.

HOW TO ELECT TO RECEIVE CASH OR STOCK AND EXCHANGE YOUR PREMIER STOCK CERTIFICATES (PAGE 27)

     A transmittal form for making an election accompanies this document. The transmittal form contains detailed instructions on how to make elections with respect to the Premier common stock held by the Premier shareholders. The election form allows you to elect to receive cash or stock, to make a mixed election (M&T common stock for some of your Premier shares, cash for the others) or to make no election. Mixed elections will be treated as separate stock and cash elections for purposes of the allocation and proration procedures.

     For your election to be effective, you must return your properly completed election form, along with your Premier stock certificates (or an appropriate guarantee that those certificates will be delivered), to the exchange agent, EquiServe, on or before 5:00 p.m., Eastern time, on January 29, 2001.

     Shortly after the merger, EquiServe will allocate cash and stock among Premier shareholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions on where to surrender your Premier stock certificates to EquiServe after the merger is completed. In any event, you should forward your Premier stock certificates only with an appropriate transmittal form and not with your proxy cards.

     If your shares of Premier common stock are held on your behalf by your broker or other nominee, you will receive a different version of the election form from your broker or other nominee and you will not be required to submit certificates representing your shares with that form. Also, if you participate in Premier's Dividend Investment and Stock Purchase Plan you will not have to submit certificates representing shares held in the plan with your completed election form.

     If you have a preference for receiving either M&T stock or cash for your Premier stock, you should complete and return the enclosed election form. Premier shareholders who make an election will be accorded priority in instances where the stock and cash consideration must be re-allocated among Premier shares to achieve the required ratio of Premier shares to be converted into M&T stock and into cash. If you do not make an election you will be allocated M&T common stock and/or cash depending on the elections made by other shareholders. However, even if you do make an election, you may not receive the amount of cash and/or stock that you elect.

     No one associated with M&T or Premier is recommending whether you should elect to receive cash or stock in the merger. You must make your own decision about your election.

DIFFERENCES IN THE RIGHTS OF M&T AND PREMIER SHAREHOLDERS (PAGE 41)

     The rights of Premier shareholders currently are governed by Premier's second amended and restated certificate of incorporation and bylaws, and by New York law. After the merger is completed, shareholders of Premier who receive M&T common stock in the merger will become shareholders of M&T, and therefore their rights as shareholders of M&T will be governed by M&T's amended certificate of incorporation and bylaws, and by New York law. This means that, as a result of the merger, the rights of shareholders of Premier may change, as the rights of M&T shareholders differ in some ways from those of Premier shareholders.

THE PREMIER SHAREHOLDERS' MEETING (PAGE 15)

     The special meeting of Premier shareholders will be held at the Sheraton Civic Center Hotel in Poughkeepsie, New York, on Thursday, January 25, 2001 at 9:00 a.m., New York time. At the special meeting, you will be asked to consider and vote on the approval and adoption of the merger agreement. You may vote at the special meeting if you owned Premier common stock at the close of business on December 8, 2000. You may vote in person or by returning the proxy card accompanying this document.

TWO-THIRDS VOTE REQUIRED (PAGE 15)

     Shareholder approval of the merger will require the affirmative vote of the holders of two-thirds of the outstanding Premier common stock entitled to vote on the merger at the special meeting.

     As of November 30, 2000, Premier's directors and executive officers and related parties (including George Gale Foster Corporation) had the power to vote 2,840,711 shares of Premier common stock, representing approximately 17.7% of the shares of Premier common stock then issued and outstanding. Each of the directors of Premier, as well as George Gale Foster Corporation, has agreed with M&T to vote his, her or its Premier shares for approval of the merger agreement. Each of the executive officers is also expected to vote his or her shares for approval of the merger agreement.

     In addition, as of the same date, the trust department of Premier National Bank, as fiduciary, custodian or agent, had the power to vote
641,462 shares of Premier common stock, representing approximately 4.0% of the issued and outstanding shares of Premier common stock. The trust department will vote these shares in accordance with the terms of the respective governing documents, applicable law and the trust department's fiduciary policies. In those cases in which the trust department has sole or shared power to vote, the trust department will make a determination as to how it will vote these shares following receipt of this document.

PREMIER'S REASONS FOR THE MERGER (PAGE 18)

     Premier's Board of Directors considered a number of factors in approving the merger. These included the terms of the transaction, the prospects of the combined company as opposed to those of Premier as an independent company and M&T's business reputation and stock performance. The Board of Directors also considered the likelihood of a 10-for-1 stock split of M&T common stock and an increase in M&T's cash dividends in connection with the Keystone merger. Since the date the Board of Directors approved the merger, both the stock split and the dividend increase have occurred.

PREMIER'S RECOMMENDATIONS TO SHAREHOLDERS (PAGE 20)

     Premier's Board of Directors has approved the merger. The Premier Board believes that the merger is fair to you and in your best interests. Premier's Board recommends that you vote FOR the proposal to approve and adopt the merger agreement.

THE TRANSACTION IS FAIR TO SHAREHOLDERS ACCORDING TO PREMIER'S FINANCIAL ADVISOR (PAGE 20)

     Among other factors considered in deciding to approve the merger, the Premier Board has received the written opinion of its financial advisor, J.P. Morgan Securities, Inc., that, as of July 9, 2000 (the date of Premier's Board of Directors vote on the merger), the merger consideration was fair to Premier's shareholders from a financial point of view. We have attached this opinion to this document as Appendix C. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by J.P. Morgan Securities, Inc. in providing its opinion.

ROLE OF PREMIER DIRECTORS AFTER THE MERGER (PAGE 34)

     As of the effective time of the merger, M&T will appoint T. Jefferson Cunningham III, Chairman and Chief Executive Officer of Premier, to the Board of Directors of M&T and M&T Bank. Mr. Cunningham will also serve as a consultant to M&T and as Chairman of the Hudson Valley Advisory Board of M&T Bank. M&T Bank also will appoint ten directors of Premier as members of the Hudson Valley Advisory Board of M&T Bank.

WHAT M&T AND PREMIER NEED TO DO BEFORE THE MERGER IS COMPLETE  (PAGE 28)

     Completion of the merger depends on a number of conditions being met, including the following:

- approval of the merger by the required two-thirds vote of the shareholders of Premier;

- approval by the Board of Governors of the Federal Reserve System and the New York State Banking Board. The Federal Reserve has approved the merger. While we do not know of any reason why we would not be able to obtain the approval from the New York State Banking Board in a timely manner, we cannot be certain when or if we will get this approval; and

- receipt by Premier of an opinion from the law firm of Milbank, Tweed, Hadley & McCloy LLP and receipt by M&T of an opinion from the law firm of Arnold & Porter, each to the effect that the U.S. federal income tax treatment of the merger to Premier shareholders, Premier and M&T will generally be as described in this document.

     Generally, M&T and Premier can waive conditions to completion of the merger. Some of these conditions, however, cannot be waived, including shareholder and regulatory approvals and the absence of a government order prohibiting the merger. We expect to complete this merger during February 2001.

TERMINATING THE MERGER AGREEMENT (PAGE 31)

     M&T or Premier may terminate the merger agreement without completing the merger by mutual consent, or if any of the following occurs:

- the other party has materially breached the merger agreement and has not cured the breach;

- a government agency denies an approval needed to complete the merger;

-        a court or government agency issues an order prohibiting the merger;

-        the shareholders of Premier fail to approve the merger; or

-        the merger has not been completed by June 30, 2001.

     Premier may terminate the merger agreement at any time if:

-        M&T completes a transaction resulting in a change in control of M&T;
         or

- Premier signs a definitive agreement, after meeting certain requirements in the merger agreement, relating to a proposal for a business combination involving Premier, and Premier pays M&T $24 million, less any profit realized by M&T from the sale or exercise of its option under the stock option agreement discussed below.

AMENDING THE AGREEMENT (PAGE 31)

     M&T and Premier may amend the merger agreement at any time by mutual written agreement, except that after approval by the shareholders of Premier, no waiver or amendment can change the amount and kind of consideration that Premier shareholders would receive in the merger.

ACCOUNTING TREATMENT OF THE MERGER (PAGE 40)

     The merger will be accounted for as a purchase transaction under generally accepted accounting principles ("GAAP"). This means that M&T will treat the two companies as one company beginning on the date of the merger. M&T will record the fair market value of Premier's assets and liabilities on its financial statements. The difference between the purchase price in the merger and the fair market value of Premier's identifiable assets net of its liabilities will be recorded on M&T's books as "goodwill." Approximately $235 million in goodwill and core deposit intangible assets will result from accounting for the merger under the purchase method of accounting and will be amortized over periods of up to 20 years as charges to M&T's earnings.

PREMIER STOCK OPTION AGREEMENT (PAGE 40)

     Premier, as a condition to M&T's willingness to enter into the merger agreement, granted M&T an option to purchase up to 3,144,107 shares of Premier common stock (approximately 19.9% of Premier's outstanding common stock at the time the option was granted) at a price of $13.375 per share. M&T asked for the option to increase the likelihood that Premier would complete the merger. The option agreement could discourage other companies from trying or proposing to combine with Premier before we complete the merger.

     M&T cannot exercise its option unless specified events occur that threaten completion of the merger. These events include business combination or acquisition transactions relating to Premier and certain related activities other than the merger proposed in this document, such as a merger or the sale of a substantial amount of assets or stock. We do not know of any event that has occurred as of the date of this document that would permit M&T to exercise its option. The stock option agreement also contains provisions limiting M&T's total profit from selling or exercising the option to not more than $24 million. A copy of the stock option agreement is attached to this document as Appendix B.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 34)

     Some of Premier's directors and officers have interests in the merger that are different from, or in addition to, their interests as Premier shareholders. These interests include:

- the appointment of T. Jefferson Cunningham III to the Boards of M&T, M&T Bank and M&T Bank's Hudson Valley Advisory Board after the merger;

- the appointment of ten Premier directors to M&T Bank's Hudson Valley Advisory Board after the merger;

- provisions of the merger agreement relating to indemnification and insurance for Premier directors and officers;

- T. Jefferson Cunningham III entering into a new consulting agreement with M&T;

- John Charles VanWormer possibly being offered a new employment agreement with Premier, which will be binding on M&T;

- the effect of the merger on benefits and awards under existing Premier employment arrangements and employee benefit plans (including accelerated vesting of employee and director retirement plan benefits); and

-    the creation of a bonus pool to help retain key employees of Premier.

     The members of Premier's Board of Directors knew about these additional interests and considered them when they approved the merger.

YOU DO NOT HAVE DISSENTERS' RIGHTS IN THE MERGER  (PAGE 24)

     Under New York law, you do not have dissenters' rights in connection with the merger.

YOUR EXPECTED TAX TREATMENT AS A RESULT OF THE MERGER (PAGE 36)

     M&T and Premier have structured the merger to be treated as a reorganization for U.S. federal income tax purposes. Each of M&T and Premier has conditioned the consummation of the merger on its receipt of a legal opinion that this will be the case. Those opinions, however, will not bind the Internal Revenue Service, which could take a different view. Your federal income tax treatment will depend primarily on whether you exchange your Premier common stock solely for M&T common stock (with cash received instead of a fractional share of M&T common stock), solely for cash, or for a combination of M&T common stock and cash. The following summary assumes that you hold your Premier common stock as a capital asset.

     EXCHANGE SOLELY FOR CASH: You generally will recognize capital gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in the shares of Premier common stock you surrender. However, if you own any shares of M&T stock immediately after the merger, either actually or through the constructive ownership rules of the Internal Revenue Code, part or all of the cash you receive, depending on your circumstances, may be treated as ordinary income.

     EXCHANGE SOLELY FOR STOCK WITH CASH RECEIVED INSTEAD OF A FRACTIONAL SHARE OF M&T COMMON STOCK: You will not recognize gain or loss except with respect to the cash you receive instead of a fractional share of M&T common stock.

     EXCHANGE FOR A COMBINATION OF STOCK AND CASH: You will recognize income or gain equal to the amount of cash you receive -- not counting cash received instead of a fractional share of M&T common stock -- or the amount of gain you realize, whichever is lower. The amount of gain you realize equals the amount of cash you receive (not counting cash received instead of a fractional share of M&T common stock) plus the fair market value of the M&T common stock you receive (including fractional shares deemed received) minus your adjusted tax basis in the shares of Premier common stock that you surrender. You will not recognize any loss on the exchange of your Premier stock for a combination of M&T stock and cash in the merger.

     In addition, if you receive cash instead of a fractional share of M&T common stock, you will recognize income, gain or loss on your receipt of that cash.

Exceptions to these conclusions or other considerations may apply. Some of these are discussed beginning on page 36. Determining the actual tax consequences of the merger to you can be complicated. Those consequences will depend on your specific situation, on whether you elect to receive stock, cash or a mix of stock and cash, on whether your election is effective or must be changed under the proration provisions of the merger agreement, and on many variables which are not within our control. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES AS THEY APPLY SPECIFICALLY TO YOU.

                     MARKET PRICES AND DIVIDEND INFORMATION

     M&T common stock is listed and traded on the New York Stock Exchange under the symbol "MTB." As of December 8, 2000 there were 12,035 shareholders of record of M&T common stock. Premier common stock is listed and traded on the American Stock Exchange under the symbol "PNB." As of December 8, 2000 there were 2,065 shareholders of record of Premier common stock.

     In connection with the Keystone merger, M&T effected a 10-for-1 split of the M&T common stock on October 5, 2000. In addition, M&T has increased its regular quarterly cash dividend to $0.25 per share for the fourth quarter of 2000.

     The table below sets forth for the periods indicated the high and low sale prices and the dividends declared per share for M&T common stock (adjusted for the 10-for-1 split) and Premier common stock.

                                                            M&T                                     Premier
                                          ----------------------------------------    -------------------------------------
                                               High            Low       Dividends          High       Low       Dividends
                                               ----            ---       ---------          ----       ---       ---------
2000 Quarters
        Fourth (through December 14,
         2000)...........................     $62.70          $46.67       $0.250         $21.00     $20.19         $0.150
        Third............................      52.29           44.50        0.125          20.63      13.00          0.150
        Second...........................      47.50           39.95        0.125          14.88      11.75          0.150
        First............................      45.81           35.70        0.125          16.63      10.00          0.150

1999 Quarters
        Fourth...........................     $51.20          $40.60       $0.125         $17.22     $14.48         $0.150
        Third............................      57.50           41.25        0.125          18.64      15.00          0.136
        Second...........................      58.25           46.25        0.100          18.75      14.44          0.136
        First............................      51.88           46.40        0.100          17.05      13.64          0.118

1998 Quarters
        Fourth...........................     $53.95          $40.00       $0.100         $15.70     $12.30         $0.118
        Third............................      58.20           41.00        0.100          19.22      13.44          0.107
        Second...........................      55.40           48.00        0.100          19.73      17.56          0.107
        First............................      50.40           42.90        0.080          20.66      16.42          0.107

The information presented in the following table reflects:

(1) the closing price for M&T common stock (adjusted for the 10-for-1 stock split) and Premier common stock on July 7, 2000, the last trading day preceding the public announcement of the proposed merger;

(2) the same information on December 14, 2000 which, was the latest trading day practicable before the printing of this document; and

(3) the Premier common stock equivalent pro forma per share price as of July 7, 2000 and December 14, 2000, which is presented as $21 per share (the amount of cash or market value of the M&T common stock to be received for each share of Premier common stock). Because the exchange ratio is based on the average of the daily average of high and low prices of the M&T common stock for the ten trading days immediately before the effective date of the merger, the market value of the M&T common stock issued in the merger for each share of Premier common stock that is exchanged for M&T common stock may be more or less than $21 per share at the time the merger becomes effective.

(4) an implied exchange ratio for the amount of M&T common stock to be exchanged for each share of Premier common stock as of July 7, 2000 and December 14, 2000, based on the closing price of M&T common stock on those two dates.

The merger agreement provides that the number of shares of Premier common stock converted into shares of M&T common stock in the merger will equal 50% of the total number of outstanding Premier shares on the date the merger agreement was signed, less the total number of shares of Premier common stock acquired by M&T or Premier and not reissued as permitted by the merger agreement prior to the merger. The remaining shares of Premier common stock will be converted into the right to receive $21 per share in cash. See "THE MERGER - Terms of the Merger."

                                                            M&T             Premier          Premier      Implied
                                                          Common             Common          Equivalent   Exchange
Market value per share:                                    Stock             Stock          Pro Forma      Ratio
       July 7, 2000.....................................   $ 45.90         $ 13.375            $21         0.4575

       December 14, 2000................................     59.96           20.75             $21         0.3502

                           COMPARATIVE PER SHARE DATA



         The following table shows information about the income per share, dividends per share and book value per share for (i) M&T on a historical basis adjusted for the 10-for-1 stock split, (ii) Premier on a historical basis and
(iii) Premier on a "Pro Forma Premier Equivalent" basis. The Pro Forma Premier equivalent information was obtained by multiplying the M&T historical amounts adjusted for the 10-for-1 stock split by an assumed exchange ratio of 0.3502 of a share of M&T common stock for each share of Premier common stock converted into M&T common stock in the merger. The assumed exchange ratio was calculated based on the closing price of M&T common stock on December 14, 2000. The actual exchange ratio will equal $21 divided by the average trading price of the M&T common stock for the ten trading days preceding the effective date of the merger, and may be more or less than 0.3502.

         We expect that certain reorganization and restructuring expenses will result from the merger. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The equivalent information does not reflect these expenses or benefits and does not attempt to predict or suggest future results.

         The information in the following table is based on the historical financial information that M&T and Premier have previously reported in their respective Securities and Exchange Commission filings, except that the information regarding M&T is adjusted for the 10-for-1 stock split. We have incorporated this material into this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

         The M&T financial information reflected in the Pro Forma Premier Equivalent data does not give effect to the proposed merger because Premier would not constitute a "significant subsidiary" of M&T as this term is defined in Securities and Exchange Commission rules.



                                                           -------------------------------------------------
                                                                    HISTORICAL                  PRO FORMA
                                                           ----------------------------          PREMIER
PER SHARE DATA:                                                 M&T             PREMIER         EQUIVALENT
--------------                                             --------------    --------------    -------------
BASIC EARNINGS
Nine months ended September 30, 2000.................           $2.79             $0.94             $0.98
Twelve months ended December 31, 1999................            3.41              1.23              1.19

DILUTED EARNINGS
Nine months ended September 30, 2000.................            2.71              0.93              0.95
Twelve months ended December 31, 1999................            3.28              1.21              1.15

CASH DIVIDENDS (1)
Nine months ended September 30, 2000.................            0.38              0.45              0.13
Twelve months ended December 31, 1999................            0.45              0.54              0.16

BOOK VALUE
At September 30, 2000................................          $25.22             $9.13             $8.83

(1) The Premier equivalent dividends per share represents historical dividends per common share paid by M&T adjusted for the 10-for-1 stock split, multiplied by the exchange ratio of 0.3502 of a share of M&T common stock for each share of Premier common stock in the merger. M&T has increased its regular quarterly cash dividend to $0.25 per share of M&T common stock on a post-split basis for the fourth quarter of 2000. At the annual rate implied by this increase, the Premier cash dividends would have been $0.26 for the nine months ended September 30, 2000 and $0.35 for the twelve months ended December 31, 1999. Actual dividends paid will depend on the economic performance of M&T and related factors.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth certain selected historical consolidated financial data for M&T and Premier. The historical selected consolidated financial data for the five years ending December 31, 1999 are derived from the respective audited consolidated financial statements of M&T and Premier and from the financial records of each company. The selected financial data for the nine-month periods ended September 30, 2000 and 1999 are derived from unaudited consolidated interim financial statements and from the financial records of each company and are not necessarily indicative of the results for the remainder of the year or any future period. The respective consolidated interim financial statements of M&T and Premier reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented. You should read this summary in connection with the financial statements and other financial information included in documents incorporated in this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

                              M&T BANK CORPORATION
                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30               YEAR ENDED DECEMBER 31
                               ----------------------------    -----------------------------
                                   2000            1999           1999            1998
                               -------------   ------------    ------------  --------------
SUMMARIZED INCOME
STATEMENT DATA:
  Net interest income......     $   596,139     $   562,454    $   759,397     $   671,947
  Provision for credit
  losses...................          24,000          30,500         44,500          43,200
  Other income.............         221,894         212,021        282,375         262,939
  Other expense............         460,266         429,911        578,958         566,123
  Income taxes.............         119,578         114,556        152,688         117,589
                                ------------    ------------    -----------    ------------
          Net income.......     $   214,189     $   199,508    $   265,626     $   207,974
PER COMMON SHARE DATA:(1)
  Basic net income.........     $      2.79     $      2.56    $      3.41     $      2.73
  Diluted net income.......            2.71            2.46           3.28            2.62
  Book value at end of
  period...................           25.22           23.05          23.24           20.79
  Cash dividends...........            .375            .325           0.45            0.38
 WEIGHTED AVERAGE NUMBER
 OF  SHARES: (1)
  Basic....................          76,830          78,021         78,003          76,194
  Diluted..................          79,171          81,012         80,905          79,497
AVERAGE BALANCE SHEET DATA:
  Total assets.............     $22,036,546     $20,689,856    $21,057,080     $18,309,436
  Total borrowings.........       4,562,313       3,762,578      3,804,625       2,758,130
  Shareholders' equity.....       1,844,209       1,714,628      1,736,087       1,500,677




                                         YEAR ENDED DECEMBER 31
                             ---------------------------------------------
                                  1997           1996            1995
                              -------------  --------------  -------------
SUMMARIZED INCOME
STATEMENT DATA:
  Net interest income......    $   559,406     $   533,522     $  488,744
  Provision for credit
  losses...................         46,000          43,325         40,350
  Other income.............        190,529         167,750        147,218
  Other expense............        421,776         408,978        374,439
  Income taxes.............        105,918          97,866         90,137
                               ------------    ------------   ------------
          Net income.......    $   176,241     $   151,103     $  131,036
PER COMMON SHARE DATA:(1)
  Basic net income.........    $      2.66     $      2.25     $     1.96
  Diluted net income.......           2.53            2.11           1.80
  Book value at end of
  period...................          15.59           13.55          12.53
  Cash dividends...........           0.32            0.28           0.25
 WEIGHTED AVERAGE NUMBER
 OF  SHARES: (1)
  Basic....................         66,253          66,635         64,990
  Diluted..................         69,773          71,701         72,877
AVERAGE BALANCE SHEET DATA:
  Total assets.............    $13,308,559     $12,478,666    $11,484,754
  Total borrowings.........      1,184,864       1,310,784      1,569,514
  Shareholders' equity.....        953,021         863,133        782,520


(1)      Amounts have been adjusted for the 10-for-1 stock split.

                         PREMIER NATIONAL BANCORP, INC.
                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                        NINE MONTHS ENDED
                                         SEPTEMBER 30                YEAR ENDED DECEMBER 31
                                  ------------------------------  ---------------------------
                                      2000           1999            1999           1998
                                  ------------    --------------  -----------   -------------
SUMMARIZED INCOME STATEMENT
DATA:
  Net interest income........      $   45,791     $    49,097     $   65,302      $   67,095
  Provision for credit losses             750           1,800          2,000           5,929
  Other income...............           7,790           7,767         10,323           9,552
  Other expense..............          31,294          31,996         42,596          49,988
  Income taxes...............           6,567           8,017         10,431           7,678
                                   -----------    ------------    -----------    ------------
          Net income.........      $   14,970     $    15,051     $   20,598      $   13,052
PER COMMON SHARE DATA:
  Basic net income...........            0.94            0.89           1.23            0.76
  Diluted net income.........            0.93            0.88           1.21            0.74
  Book value at end of period            9.13            8.71           8.65            9.04
  Cash dividends.............            0.45            0.25           0.54            0.44
 WEIGHTED AVERAGE NUMBER OF
 SHARES:
  Basic......................          15,980          16,937         16,793          17,174
  Diluted....................          16,139          17,148         17,057          17,566
AVERAGE BALANCE SHEET DATA:
  Total assets...............      $1,570,654      $1,540,153     $1,554,122      $1,630,920
  Total borrowings...........          74,359          26,011         38,259           1,725
  Shareholders' equity.......         141,219         149,680        148,032         153,001




                                                YEAR ENDED DECEMBER 31
                                  ---------------------------------------------
                                         1997           1996           1995
                                    -------------   ------------   ------------
SUMMARIZED INCOME STATEMENT
DATA:
  Net interest income........         $   66,054     $   62,901     $   57,265
  Provision for credit losses              4,475          5,150          2,900
  Other income...............              9,469          9,706          9,085
  Other expense..............             43,411         42,566         41,735
  Income taxes...............              9,997          6,904          7,964
                                      -----------    -----------    -----------
          Net income.........         $   17,640     $   17,987     $   13,751
PER COMMON SHARE DATA:
  Basic net income...........               1.04           1.05           0.81
  Diluted net income.........               1.01           1.03           0.76
  Book value at end of period               8.73           8.09           7.47
  Cash dividends.............               0.41           0.34           0.28
 WEIGHTED AVERAGE NUMBER OF
 SHARES:
  Basic......................             16,963         17,012         16,554
  Diluted....................             17,427         17,423         17,642
AVERAGE BALANCE SHEET DATA:
  Total assets...............         $1,599,351     $1,550,059     $1,384,071
  Total borrowings...........              1,809          2,782          2,117
  Shareholders' equity.......            141,767        133,055        123,083

                                THE COMPANIES

         M&T BANK CORPORATION

         M&T Bank Corporation ("M&T") is a New York business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and under Article III-A of the New York State Banking Law. The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. M&T was incorporated in November 1969. As of September 30, 2000, M&T reported, on a consolidated basis, total assets of approximately $22 billion, total deposits of approximately $14.7 billion and total shareholders' equity of approximately $1.9 billion. M&T had 5,604 full-time and 965 part-time employees as of December 31, 1999. M&T's two banking subsidiaries are Manufacturers and Traders Trust Company ("M&T Bank"), with its principal executive offices in Buffalo, New York, and M&T Bank, National Association ("M&T Bank, N.A.") with its main office in Oakfield, New York. Collectively, the banks and their subsidiaries offer a wide range of commercial banking, trust and investment services to their customers.

         M&T Bank is a banking corporation incorporated and chartered under New York law. M&T Bank is a member of the Federal Reserve System and the Federal Home Loan Bank System, and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") up to applicable limits. As of September 30, 2000, M&T Bank represented 96% of the consolidated assets of M&T. As of September 30, 2000, M&T Bank had 247 banking offices located throughout New York State, 19 banking offices located in northeastern Pennsylvania and a branch in Nassau, The Bahamas. As a commercial bank, M&T Bank offers a broad range of financial services to a diverse base of consumers, businesses, professional clients, governmental entities and financial institutions located in its markets. Lending is largely focused on consumers residing in New York State and Northeastern Pennsylvania and on small and medium-size businesses. However, certain of M&T Bank's subsidiaries conduct lending activities in markets outside of New York State and Northeastern Pennsylvania. M&T Bank and certain of its subsidiaries offer commercial mortgage loans secured by income producing properties or properties used by borrowers in a trade or business. M&T Bank also provides other financial services through its operating subsidiaries, including consumer lending and leasing, commercial lending and leasing, mortgage banking, capital equipment leasing, commercial real estate lending and servicing, and securities brokerage and investment advisory services.

         M&T Bank, N.A. is a national bank and a member of the Federal Reserve System, and its deposits are insured by the FDIC up to applicable limits. M&T Bank, N.A. offers selected deposit, loan and insurance products on a nationwide basis, primarily through telephone marketing and direct mail marketing techniques. Insurance products are also offered by M&T Bank, N.A. through the banking offices of M&T Bank. As of September 30, 2000, M&T Bank, N.A. had total assets of $918 million.

         On October 6, 2000, M&T acquired Keystone Financial, Inc., a bank holding company headquartered in Harrisburg, Pennsylvania. At the same time, Keystone's bank subsidiary, Keystone Financial Bank, N.A., which operated in 31 Pennsylvania counties, three Maryland counties and one county in West Virginia, merged into M&T Bank. As of June 30, 2000, Keystone reported, on a consolidated basis, total assets of approximately $7.0 billion and total shareholders' equity of approximately $566 million. The former Keystone shareholders received an aggregate of 15,900,292 shares of M&T common stock and approximately $374.4 million in cash in the merger. Additional information about the Keystone merger is included in the documents with respect to M&T incorporated in this document by reference, which are available as described on page 47.

         The combination of M&T and Keystone adds to M&T's existing network of 171 branches in 33 counties throughout Central Pennsylvania, creating a company that has over 450 branches and nearly 1,000 ATMs in New York, Pennsylvania, Maryland and West Virginia and ranks first, based on deposit share, in both Central Pennsylvania and Upstate New York.

         From time to time, M&T investigates and holds discussions and negotiations in connection with possible strategic transactions with other banks and financial services entities. As of the date of this document, M&T has not entered into any agreements in any transactions of the type referred to above except for the transaction described in this document and in documents incorporated in this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE." If required under applicable law or New York Stock Exchange policy, any such transactions would be subject to regulatory approval and the approval of shareholders.

         For additional information concerning the business of M&T and its financial condition, you should refer to the M&T documents incorporated in this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

         OLYMPIA FINANCIAL CORP.

         Olympia Financial Corp. ("Olympia"), a wholly owned subsidiary of M&T, is a Delaware corporation that holds the stock of M&T Bank and is registered as a bank holding company under the Bank Holding Company Act. Its registered office is located at 1209 Orange Street, Wilmington, Delaware 19801.

         PREMIER NATIONAL BANCORP, INC.

         Premier is a New York corporation registered as a bank holding company under the Bank Holding Company Act. As of September 30, 2000, Premier had total assets of $1.6 billion and shareholders' equity of $145 million. Premier has one wholly owned bank subsidiary, Premier National Bank ("Premier Bank"), a national banking association. Premier Bank is a member of the Federal Reserve System and the Federal Home Loan Bank of New York, and its deposits are insured by the FDIC up to applicable limits.

         Premier Bank offers diversified financial services through 34 community banking offices and five off-site ATMs in seven contiguous mid-Hudson Valley counties in New York. The principal business of Premier Bank is to accept deposits from the general public and to invest those deposits, together with funds from borrowings and ongoing operations, in commercial, consumer and residential mortgage loans as well as eligible investment securities. Premier Bank concentrates its efforts in the retail, municipal and commercial banking businesses. Premier Bank offers a variety of deposit and loan products and trust services designed to meet the needs of the residents and businesses of its market areas. Premier Bank also offers brokerage services, investment advisory services and sales of non-insured mutual funds and annuities through its Trust Department and personal relationship management program.

         For additional information concerning the business of Premier and its financial condition, you should refer to Premier's documents incorporated in this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

         THE COMBINED COMPANY

         Combining M&T and Premier will create a company that will rank first, based on deposits, in the mid-Hudson Valley and will be a stronger presence throughout upstate New York. The combined company will offer a broader range of products and services to current Premier customers and will benefit from greater geographic diversity and the benefits of scale associated with a larger company. M&T also expects that the merger will result in significant opportunities for cost savings and revenue enhancement. See "THE MERGER--Management and Operations After the Merger--Operations."

                       THE PREMIER SHAREHOLDERS' MEETING

DATE, PLACE AND TIME

         The special meeting of Premier shareholders will be held at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York on January 25, 2001 at 9:00 a.m., New York time.

RECORD DATE; VOTING RIGHTS

         The Premier record date is the close of business on December 8, 2000. The Premier record date has been fixed as the date for purposes of determining shareholders entitled to notice of, and to vote at, the special meeting. On the Premier record date, there were issued and outstanding 15,949,541 shares of Premier common stock entitled to vote at the special meeting. As a shareholder of Premier on the Premier record date, you will be entitled to one vote for each share of Premier common stock held of record with respect to the merger and any other matter properly submitted at the special meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of Premier common stock entitled to vote at the special meeting is required to approve the merger agreement.

         Premier intends to count shares of Premier common stock present in person at the special meeting but not voting, and shares of Premier common stock for which it has received proxies but with respect to which holders of such shares have abstained on any matter, as present at the special meeting for purposes of determining whether a quorum exists. Because approval of the merger requires the affirmative vote of holders of two-thirds of the outstanding Premier common stock entitled to vote on the merger, each unvoted share and each abstention will have the effect of a vote against the merger. In addition, under applicable rules of the American Stock Exchange, brokers that hold shares of Premier common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares with respect to the merger without specific instructions to that effect from such customers. Accordingly, the failure of such customers to provide instructions with respect to their shares of Premier common stock to their broker will have the effect of a vote against the merger. Such "broker non-votes," if any, will be counted as present for determining the presence or absence of a quorum for the transaction of business.

         As of November 30, 2000, Premier's directors and executive officers and related parties (including George Gale Foster Corporation) had the power to vote 2,840,711 shares of Premier common stock, representing approximately 17.7% of the shares of Premier common stock then issued and outstanding. Each of the directors of Premier, as well as George Gale Foster Corporation, has agreed with M&T to vote his, her or its Premier shares in favor of the merger agreement. Each of the executive officers is also expected to vote his or her shares for approval of the merger.

         As of the same date, the trust department of Premier Bank, as fiduciary, custodian or agent, had the power to vote 641,462 shares of Premier common stock, representing approximately 4.0% of the then issued and outstanding Premier common stock. The trust department of Premier Bank will vote these shares in accordance with the terms of the respective governing documents, applicable law and the trust department's fiduciary policies. The trust department will make a determination as to how it will vote these shares following receipt of this document.

VOTING AND REVOCATION OF PROXIES

         Shares of Premier common stock represented by a proxy properly signed and returned at or prior to the special meeting, and not subsequently revoked prior to the vote on the merger, will be voted at the special meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares of Premier common stock represented by the proxy will be voted FOR approval of the merger.

         You may revoke your proxy at any time before it is exercised. In order to revoke a proxy, you must either give written notice of such revocation to the Secretary of Premier or vote the shares of Premier common stock subject to such proxy by a later-dated proxy or by written ballot at the special meeting. Written notices of revocation may be directed to:
Robert Apple, General Counsel and Corporate Secretary, Premier National Bancorp, Inc., 1100 Route 55, LaGrangeville, New York 12540. Your presence at the special meeting, if you have given a proxy, will not, in and of itself, revoke the proxy. Any shareholder of record attending the special meeting may vote in person whether or not a proxy has been previously given.

         The Premier Board is not aware of any other business to be acted upon at the special meeting other than the merger. If other matters are duly brought before the special meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on these matters according to their best judgment. The persons named as proxies by a shareholder may propose and vote for one or more adjournments or postponements of the special meeting to permit additional solicitation of proxies in favor of the merger, but no proxy voted against the merger will be voted in favor of any such adjournment or postponement.

SOLICITATION OF PROXIES

         In addition to solicitation of proxies by mail, Premier's directors, officers and regular employees may also solicit proxies without additional compensation to such directors, officers or regular employees and at a nominal cost to Premier. Brokerage houses, nominees, fiduciaries and other custodians have been requested to forward proxy materials to beneficial owners of Premier common stock and such parties will be reimbursed for the expenses incurred by them. Premier has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies. It is anticipated that the fee of such firm will not exceed $10,000 plus reasonable out-of-pocket costs and expenses authorized by Premier. Premier will bear its own expenses in connection with the solicitation of proxies, except that M&T and Premier each will bear half of all printing and mailing costs and filing fees associated with this document.

                                   THE MERGER

         This section describes material aspects of the merger. The description of the merger agreement and the stock option agreement contained in this section does not purport to be complete and is qualified in its entirety by reference to the merger agreement and the stock option agreement, which are attached to this document as Appendix A and Appendix B, respectively, and are incorporated in this document by reference. You are urged to read the merger agreement and the stock option agreement carefully and in their entirety.

BACKGROUND OF THE MERGER

         Beginning in early 1999, T. Jefferson Cunningham III, Premier's Chairman and Chief Executive Officer, and Robert G. Wilmers, then M&T's President, met several times to discuss developments in the banking industry. During each of these meetings, Mr. Wilmers expressed M&T's interest in discussing a merger between M&T and Premier. At the time of these meetings, Premier was not interested in pursuing a merger with M&T.

         On September 13, 1999, Premier's management presented a strategic review of the company to the Executive Committee of Premier's Board of Directors. The review focused on challenges and opportunities facing the banking industry, nationally and locally, as well as those particular to Premier. The Executive Committee also discussed expressions of interest in a possible merger that had been received from M&T and three other financial institutions. The Executive Committee determined that it would be appropriate to engage an investment banker to advise Premier on its business strategies and evaluate the position which Premier should take in the event it wished to pursue or was forced to react to one or more proposals.

         Shortly thereafter, Premier retained J.P. Morgan Securities, Inc. as Premier's financial advisor. J.P. Morgan presented a report to the Executive Committee on October 14, 1999. The report discussed challenges facing the banking industry, with a particular focus on community banks like Premier; fundamental changes in and the outlook for bank earnings performance and, thus, market valuations, that had occurred in the preceding year; disadvantages faced by community banks in dealing with the competitive evolution of the industry; the strategic options available to Premier, including remaining independent and growing by acquisition, seeking a merger of equals or pursuing an outright sale; and an analysis of the potential value of Premier to a wide range of possible acquirers. The Executive Committee concluded that J.P. Morgan should seek to identify which of the possible acquirers would represent the most attractive partners in the event that Premier wished to seek a merger partner or if Premier received unsolicited proposals from such parties.

         On November 4, 1999, Premier formally retained Keefe, Bruyette & Woods, Inc. ("KBW") as an additional advisor to work with J.P. Morgan. At a subsequent meeting of the Executive Committee, J.P. Morgan and KBW presented their findings and concluded that, in addition to banks which had already approached Premier, a select group of other institutions also might be attractive merger partners. The Executive Committee directed J.P. Morgan and KBW to informally contact these companies to ascertain if they had any interest in either disposing of a material portion of their Hudson Valley branch network or making a strategic acquisition in the Hudson Valley. During late November and December 1999, J.P. Morgan and KBW made these inquiries. While none of the banks contacted was willing to dispose of any material number of branches, one of the institutions that had no banking facilities in the Hudson Valley expressed significant interest in establishing a strategic presence in that market. Premier authorized J.P. Morgan to inform that institution of Premier's identity. During the first quarter of 2000, discussions were held between representatives of that institution and of Premier about the possibility of a strategic combination. Ultimately, that institution concluded that it was unable to offer a sufficient value to Premier shareholders to warrant further discussions at that time.

         On March 23, 2000, J.P. Morgan, KBW and Mr. Cunningham reported to the Executive Committee on the status of Premier's evaluation of its strategic business opportunities, including Premier's investigation of four acquisition candidates (one of which was a potential candidate for a merger of equals), none of which, in management's estimation, could produce significant value to Premier's shareholders at the prices sought. Mr. Cunningham and J.P. Morgan also reported continued contacts from M&T regarding a possible merger. After the presentations, the Executive Committee instructed J.P. Morgan to inform M&T that Premier might be willing to consider a merger proposal. Shortly thereafter, representatives of Premier and M&T thereafter met to discuss valuation models, but no agreement was reached.

         On May 22, 2000, Mr. Wilmers proposed that M&T acquire Premier at a value of approximately $21 per share of Premier common stock payable 50% in cash and 50% in M&T common stock. M&T's proposal was conditioned on, among other things, M&T verifying that it could achieve targeted cost savings, satisfactory completion of due diligence and negotiation of a definitive merger agreement. On May 25, 2000, J.P. Morgan and KBW informed the Executive Committee of M&T's proposal and the committee authorized further exploration of a merger with M&T. A confidentiality agreement was signed on June 14, 2000 and due diligence materials were made available for M&T's review during the period from June 15 to June 21, 2000.

         On June 22, 2000, Premier's management and its financial and legal advisors made a presentation to Premier's full Board of Directors. The presentation included a review of Premier's strategic options, the background of the proposed transaction, an outline of the structure of the proposed transaction, and the factors which should be considered before reaching any conclusion on the matter. The Premier Board authorized management to continue discussions with M&T. Drafts of the merger agreements were provided by M&T's counsel the next day and negotiation of these documents and each party's on-site due diligence review of the other occurred over the following two weeks.

         The progress of negotiations and due diligence were reviewed at a meeting of Premier's Executive Committee on July 3, 2000. Further negotiations followed, with the parties ultimately reaching agreement on the terms set forth in the merger agreement. Premier's full Board of Directors met again on July 9, 2000, and after detailed consideration of the final proposal and receipt of J.P. Morgan's fairness opinion, which appears in the attached Appendix C, the Board unanimously (with three directors absent) approved the merger agreement and related documents. Premier and M&T executed the merger and stock option agreements following the Premier Board meeting and a press release announcing the merger was issued on July 10, 2000.

REASONS FOR THE MERGER; RECOMMENDATION OF PREMIER'S BOARD OF DIRECTORS

         At its meeting held on July 9, 2000, the Premier Board received and considered presentations of Premier's senior management and its financial and legal advisors regarding the merger. The Premier Board also discussed the economic and strategic benefits of the potential transaction, the results of the due diligence investigation of M&T, including the Keystone merger, and the history of negotiations. After considering the presentations, those members of the Board present voted unanimously (with three members absent) to approve the merger agreement and to recommend its approval and adoption by Premier shareholders.

         In reaching its conclusion, the Premier Board considered a number of factors, including those listed below. While the following list reflects all of the material factors considered by the Premier Board, in view of the variety and complexity of factors it considered in evaluating the merger proposal, the Premier Board did not consider it practicable, and did not try, to quantify or assign relative weights to the specific factors it considered. Also, individual directors may have assigned different weights to different factors.

         - the prospects for Premier's growth and financial performance and the greater diversification of earnings and greater earnings growth prospects of the combined company as compared with Premier;

         - an analysis of Premier's value on a stand-alone basis and in a sale, using the methods described in the discussion below of J.P. Morgan's fairness opinion;

         - M&T's earnings outlook, as affected by the merger under various assumptions concerning synergies, including the ability to achieve estimated pre-tax cost savings of approximately $19 million through eliminating duplicative operations of the two companies;

         - the fact that M&T's shares trade at a higher earnings multiple than those of its peer group (including the possibility that, due to this higher multiple, as well as the risks associated with the Keystone transaction, M&T common stock might perform less favorably than anticipated);

         - the terms of the transaction, which was accretive to earnings and book value per share of Premier common stock at the time, including the structure of the exchange ratio, which was designed in the negotiations to assure that the M&T common stock received in the merger will have approximately the same value at the time the merger is consummated as it had at the time that the merger was agreed, and the opportunity for Premier's shareholders to receive a substantial premium over recent market prices for their shares, and, with respect to the M&T stock component of the consideration, at the implied exchange ratio at that time, a substantial premium on attributable earnings per share, as well as the opportunity for Premier shareholders to receive at least a significant portion of their consideration on a tax-free basis;

         - the arrangements with respect to Premier's directors and officers, including Mr. Cunningham's membership on the M&T and M&T Bank Boards and his consulting agreement, and his proposed chairmanship of the Hudson Valley Advisory Board of M&T Bank;

         - Premier's business strengths, alternative business strategies, strategic issues facing Premier, including the need to update operating systems, expand product lines and upgrade staff, competition from much larger banks and other financial institutions, and Premier's aging customer base;

         - M&T's reputation for quality, consistency and success, and the effect of the merger on the combined company's strategic position, including the combined company's strong position in the mid-Hudson Valley and elsewhere in upstate New York;

         - recent trends in banking acquisitions and the current environment in the banking industry, including the recent performance of bank stocks as compared with the overall market, and investor concerns with respect to these stocks, especially those of smaller regional banking companies;

         - the combined company's anticipated ability to bring Premier's customers the broader product and service capabilities of a larger institution while maintaining the local expertise and decision-making ability of a community bank;

         - a review of M&T's business and finances as compared with peer bank holding companies and consideration of the pending Keystone acquisition;

         - the likelihood of the prospective split of the M&T common stock and increase in M&T's cash dividends in connection with the Keystone merger; and

         - the views of Premier's financial advisors, including J.P. Morgan's fairness opinion, and advice of Premier's legal counsel regarding the terms of the merger agreements and the Premier directors' fiduciary duties.

         In reviewing the potential benefits and risks of the merger, the Premier Board considered the risk of underperformance by M&T common stock before the merger to be mitigated by the price protection offered by having the exchange ratio determined during a period immediately prior to the consummation of the merger. The Premier Board considered the possibility that Premier's competitive position could be impaired if the merger was announced but did not occur, but deemed this risk slight. In addition, the Board believed that in light of Premier's research into the possibility of other business combinations, the likelihood of receiving a more favorable acquisition proposal was limited, and that the stock option and the breakup fee would not unduly discourage a proposal that otherwise would have been made. The Premier Board also took into account the likelihood that the merger would lead to the loss of a substantial number of jobs and the departure of key personnel, but believed that this risk was mitigated to some extent by the staff retention and severance arrangements negotiated in connection with the merger. On balance, the Premier Board concluded that the potential risks of the merger clearly were outweighed by the likely benefit to Premier shareholders.

         The Premier Board believes that the merger is in the best interests of Premier and its shareholders. ACCORDINGLY, THE PREMIER BOARD RECOMMENDS THAT PREMIER'S SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF PREMIER'S FINANCIAL ADVISOR

         Premier retained J.P. Morgan to act as its financial advisor in connection with the merger. On July 9, 2000, the Premier Board held a meeting to consider the merger. At this meeting, J.P. Morgan rendered its oral opinion that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration that was to be paid to Premier's shareholders was fair, from a financial point of view, to such shareholders. J.P. Morgan simultaneously confirmed its oral opinion by delivering to the Premier Board a written opinion dated as of July 9, 2000. The opinion has not been updated since that time.

         The full text of the J.P. Morgan opinion which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by J.P. Morgan is attached as Appendix C to this document and is incorporated in this document by reference. Premier shareholders should read J.P. Morgan's opinion carefully and in its entirety.

         The J.P. Morgan opinion was provided to the Premier Board in connection with and for the purposes of its evaluation of the merger. The opinion is directed only to the fairness of the merger consideration to Premier shareholders from a financial point of view and does not constitute a recommendation to any shareholder of Premier as to how such shareholder should vote with respect to the merger or any other related matter, including whether any shareholder should elect to receive cash or M&T common stock for each shareholder's Premier shares. The summary of the fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

         In arriving at its opinion, J.P. Morgan reviewed:

         -    the merger agreement;

         - certain publicly available information concerning the businesses of Premier and of certain other companies engaged in businesses comparable to those of Premier and the reported market prices for certain other companies' securities deemed comparable;

         - publicly available terms of certain transactions involving companies comparable to Premier and the consideration received for such companies;

         - current and historical market prices of the common stock of Premier and M&T;

         - the audited financial statements of Premier and M&T for the fiscal year ended December 31, 1999 and the unaudited financial statements of Premier and M&T for the period ended March 31, 2000;

         - certain internal financial analyses and forecasts prepared by Premier and M&T and their respective managements; and

         - the terms of other business combinations that J.P. Morgan deemed relevant.

         In addition, J.P. Morgan held discussions with certain members of the management of Premier and M&T with respect to certain aspects of the proposed merger, and the past and current business operations of Premier and M&T, the financial condition and future prospects and operations of each of Premier and M&T, the effects of the proposed merger on the financial condition and future prospects of each of Premier and M&T, and certain other matters J.P. Morgan believed necessary or appropriate to the inquiry. J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of the opinion.

         In giving its July 9, 2000 opinion, J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to J.P. Morgan by Premier and M&T or otherwise reviewed by J.P. Morgan, and J.P. Morgan did not assume any responsibility or liability therefor. J.P. Morgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any such valuations or appraisals provided to it. In relying on financial analyses and forecasts provided to it, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the managements of Premier and M&T as to the expected future results of operations and financial condition of Premier and M&T to which such analyses or forecasts relate. J.P. Morgan also assumed that the proposed merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of Premier, and that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

         J.P. Morgan's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the opinion. It should be understood that subsequent developments may affect its opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion. J.P. Morgan has expressed no opinion herein as to the price at which M&T's stock will trade at any future time.

         In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that J.P. Morgan utilized in providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by J.P. Morgan more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of J.P. Morgan's financial analyses.

         Offer Valuation: J.P. Morgan reviewed the terms of the proposed merger, including the historical relationship between the stock prices of Premier and M&T and the aggregate transaction value. J.P. Morgan also reviewed the value of the consideration offered. M&T had offered a fixed value of $21.00 per share of Premier's common stock. J.P. Morgan calculated that, based on this proposal, Premier's common shareholders would receive a premium of 57.0% to the $13.375 closing price of Premier's common stock on July 7, 2000. J.P. Morgan also calculated the premiums implied by the offer value to the market prices of Premier's common stock on June 23, 2000 (ten days before announcement of the transaction) and the average market price for the period from May 25, 2000 to July 5, 2000 (30-day average price) and determined that the implied premiums were 64.7% and 62.4%, respectively.

         J.P. Morgan calculated that M&T's proposal implied the following multiples:

     Premier basis                                                                                 Value
     -------------                                                                                -------
     Last twelve months GAAP earnings per share at March 31, 2000                                  16.7x
     Last twelve months cash earnings per share at March 31, 2000                                  16.0x
     Twelve months forward estimated GAAP earnings per share from March 31, 2000 (adjusted
     I/B/E/S estimate)                                                                             14.8x
     Twelve months forward estimated cash earnings per share from March 31, 2000 (adjusted
     I/B/E/S estimate)                                                                             14.0x
     Tangible book value as of March 31, 2000                                                       2.45x
     Tangible book premium to deposits                                                             18.1%

I/B/E/S is a data service that monitors and publishes compilations of earnings estimates by selected research analysts. Finally, J.P. Morgan determined that the merger would result in Premier's shareholders owning approximately 4% of the combined company immediately following the merger, based on their prevailing stock prices on July 7, 2000.

         Pro Forma Merger Analysis: J.P. Morgan analyzed pro forma earnings per share forecasts for 2001 and 2002 based upon estimates provided by I/B/E/S and management of the companies. Assuming transaction synergies phased in 100% in 2002, the analysis showed that the merger would be dilutive to M&T's GAAP earnings per share in 2002 and accretive to M&T's cash earnings per share in 2002 based on M&T's share price on July 6, 2000. Under the same assumptions, J.P. Morgan's analysis showed that there would be significant accretion to GAAP earnings per share and cash earnings per share for the portion of Premier's stock that would be exchanged for M&T stock.

         Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined the following bank transactions, each of which had a value greater than $200 million and was announced after January 1, 1999:

           Buyer                                       Seller
           --------------------------------            -----------------------------------
           M&T Bank Corporation                        Keystone Financial, Inc.
           BancorpSouth Inc.                           First United Bancshares, Inc.
           Wells Fargo Corporation                     First Security Corporation
           North Fork Bancorporation, Inc.             Dime Bancorp, Inc.
           BB&T Corporation                            One Valley Bancorp, Inc.
           Wells Fargo Corporation                     First Commerce Bancshares, Inc.
           Carolina First Corporation                  Anchor Financial Corporation
           Wells Fargo Corporation                     National Bancorp of Alaska, Inc.
           Webster Financial Corp.                     MECH Financial, Inc.
           First Charter Corporation                   Carolina First BancShares, Inc.
           Wells Fargo Corporation                     Michigan Financial Corporation
           Old Kent Financial Corporation              Grand Premier Financial
           North Fork Bancorporation, Inc.             Reliance Bancorp, Inc.
           Centura Banks, Inc.                         Triangle Bancorp, Inc.
           North Fork Bancorporation, Inc.             JSB Financial, Inc.

         J.P. Morgan calculated the median premiums represented by the purchase price paid in the acquisitions announced in 1999 and those announced in 2000 and those transactions deemed to be in-market to the market price ten days prior to announcement, to book value per share, to tangible book value per share, to estimates of the next twelve months' projected earnings per share and to core deposit premium. Based on a review of such information, J.P. Morgan determined the following:

                                                                Median for comparable transactions
                                        -------------------------------------------------------------------------------
                                                                   2000 YTD                1999            In-market
                                              Premier              (median)              (median)           (median)
                                        -------------------  ---------------------  -------------------  --------------
10-day premium to market                      64.7%                30%                   22%                   24%
Price to book value                           2.37x                1.88x                 2.08x                 1.99x
Price to tangible book value                  2.45x                2.01x                 2.21x                 2.16x
Price to 12-month forward est. EPS           14.8x                13.4x                 16.9x                 15.5x
Core deposit premium                          18%                  14%                    22%                  19%

         J.P. Morgan also calculated a range of imputed values for a share of Premier's common stock based on the ratios for the comparable transactions. This analysis resulted in a range of imputed values for Premier's common stock of between $15.94 and $24.34.

         Discounted Cash Flow Analysis. Using a discounted cash flow analysis, J.P. Morgan estimated the net present value of the future streams of after-tax cash flows that Premier could produce on a stand-alone basis from 2000 through 2006 and distribute to Premier's shareholders. In this analysis, J.P. Morgan used earnings estimates provided by Premier's management for 2000 and 2001 and assumed that Premier's earnings grew thereafter at an annual rate ranging from 6% to 8%. J.P Morgan further assumed the tangible equity/tangible assets ratio to be held constant at 8%. For each growth rate, J.P. Morgan calculated the sum of: (i) the estimated 2000-2006 distributable income streams per share, projected such that Premier's dividend payout ratio would be maintained at 44.8%, and discounted to present values at an assumed discount rate of 11%, and
(ii) the terminal values per share of Premier's common stock based on assumed multiples of Premier's projected 2006 earnings ranging from 9.0x to 11.0x. This discounted cash flow analysis indicated a reference range of $13.73 to $17.13 per share of Premier's common stock.

         J.P. Morgan also used a discounted cash flow analysis to estimate the net present value of transaction synergies assumed to result from the merger. These synergies were assumed to produce cash flows resulting from: (i) 40% cost savings, which were assumed to be phased in 25% in 2001 and 100% thereafter; and (ii) a restructuring charge based on fully phased-in cost savings. The transaction synergy cash flows were discounted to present values at an assumed discount rate of 11%, and terminal values were based on assumed multiples of projected 2006 transaction synergies ranging from 9.0x to 11.0x. This discounted cash flow analysis indicated a reference range for total transaction synergies of $4.68 to $5.25 per share of Premier's common stock.

         This summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that one must consider its opinion, the summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, J.P. Morgan considered the results of all of the analyses as a whole. No single factor or analysis was determinative of J.P. Morgan's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. This summary sets forth under the description of each analysis the other principal assumptions upon which J.P. Morgan based that analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that either company or the combined company might achieve, which values may be higher or lower than those indicated. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, none of Premier, M&T, J.P. Morgan or any other person assumes responsibility if future results are materially different from those forecasted. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

         As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Premier selected J.P. Morgan to advise it and deliver a fairness opinion with respect to the merger on the basis of such experience and its familiarity with Premier.

         J.P. Morgan acted as financial advisor to Premier with respect to the proposed merger with M&T and will receive a fee from Premier for its services equal to the greater of (1) 0.56% of the aggregate purchase price paid in the merger upon consummation of the merger or (2) $2.0 million. This fee will be reduced by the $500,000 fee that J.P. Morgan received on public announcement of the merger. Premier also agreed to reimburse J.P. Morgan for its reasonable out-of-pocket expenses, including the fees and disbursements of counsel, and to indemnify J.P. Morgan against certain liabilities, including liabilities which might arise under the federal securities laws.

         J.P. Morgan has in the past provided certain other services to Premier and has received compensation for such services. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Premier or M&T for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

         KBW also acted as financial advisor to Premier with respect to the proposed merger and will receive a fee from Premier for its services equal to 0.24% of the aggregate purchase price paid in the merger on consummation of the merger. KBW was not asked to provide, and did not provide, an opinion to the Premier Board with respect to whether the merger consideration to be paid to Premier's shareholders was fair, from a financial point of view.

         KBW has in the past provided certain other investment banking services to Premier and has received compensation for such services. In the ordinary course of their businesses, KBW and its affiliates may actively trade the debt and equity securities of Premier or M&T for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

TERMS OF THE MERGER

         Under the terms of the merger agreement and applicable Delaware and New York law, M&T will acquire Premier through the merger of Premier with and into Olympia, a direct wholly owned subsidiary of M&T. The separate existence of Premier will cease, and Olympia will continue as the surviving entity. SHAREHOLDERS OF PREMIER COMMON STOCK WILL NOT BE ENTITLED TO STATUTORY DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER. Immediately following the merger, Premier Bank will merge with and into M&T Bank.

         CONVERSION OF PREMIER COMMON STOCK; ALLOCATION AND PRORATION
         PROCEDURES

         When the merger becomes effective, each share of Premier common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, at the holder's election, either (a) $21 in cash, without interest, or (b) that number of shares of M&T common stock equal to the quotient (the "exchange ratio") obtained by dividing $21 by the market value (as defined below) of M&T common stock, and cash instead of fractional shares (collectively, the "merger consideration"). The "market value" of M&T common stock means the average, for the ten trading days immediately preceding the date on which the effective time of the merger occurs, of the daily average of the high and low prices of such stock on the New York Stock Exchange - Composite Transactions List (as reported by The Wall Street Journal or, if not reported therein, another comparable authoritative source). A Premier shareholder's receipt of either cash and/or stock, however, is subject to the allocation and proration procedures in the merger agreement.

         Under the terms of the merger agreement, Premier shareholders may elect to convert their shares into M&T common stock, cash or a mixture of cash and M&T common stock. The amount of cash and/or M&T common stock Shareholders actually receive may differ from the amounts that they elect due to the allocation and proration procedures in the merger agreement. Premier shareholders may also choose not to indicate a preference for stock or cash and make no election. The allocation and proration procedures in the merger agreement provide that the number of shares of Premier common stock to be converted into M&T common stock in the merger must equal 50% of the total number of shares of Premier common stock issued and outstanding on July 9, 2000, the date of the merger agreement (15,799,535), less the total number of shares of Premier common stock acquired by M&T or acquired by Premier and not reissued as permitted by the merger agreement prior to the completion of the merger (no shares as of December 8, 2000).

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

         It is unlikely that Premier shareholders will make elections in the exact proportions of stock and cash required by the merger agreement. As a result, the merger agreement includes procedures to be followed if Premier shareholders in the aggregate elect to receive more or less of the M&T common stock than M&T has agreed to issue. These procedures are summarized below.

         NO GUARANTEE CAN BE MADE THAT YOU WILL RECEIVE THE AMOUNTS OF CASH AND/OR STOCK YOU ELECT. AS A RESULT OF THE ALLOCATION AND PRORATION PROCEDURES AND OTHER LIMITATIONS IN THE MERGER AGREEMENT, YOU MAY RECEIVE M&T COMMON STOCK OR CASH IN AMOUNTS THAT VARY FROM THE AMOUNTS YOU ELECT. CHANGES IN THE AMOUNT OF CASH AND/OR STOCK YOU RECEIVE AS A RESULT OF THESE PROCEDURES WILL HAVE NO IMPACT ON YOUR VOTE ON THE MERGER.

         Because the number of shares of M&T common stock to be issued for each share of Premier common stock is the quotient obtained by dividing $21 by the average of the daily average of the high and low prices of M&T common stock for the ten trading days before the merger becomes effective, the value of the M&T common stock you will receive on completion of the merger may be more or less than $21 per share of Premier common stock. There is a floating exchange ratio for the shares of M&T common stock that will be issued in the merger. Therefore, the number of shares of M&T common stock that you will receive is not fixed, but will depend on the market value of the M&T common stock at the time it is calculated. No assurance can be given as to what the market price of M&T common stock will be if and when the merger is completed, and Premier shareholders are advised to obtain current market quotations for the M&T common stock and the Premier common stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving M&T common stock, you should carefully read the information included below under "Certain Federal Income Tax Consequences."

         -    IF STOCK IS OVERSUBSCRIBED:

              If Premier shareholders making elections elect in the aggregate to receive M&T common stock for more than the 50% of Premier shares that the parties have agreed will be converted into M&T common stock, then:

              - All shares for which a cash election or no election has been made will be converted into the right to receive cash.

              - Shares for which an M&T common stock election has been made will be converted into M&T common stock until M&T common stock has been issued for 50% of the Premier common shares.

              - Shares electing to receive M&T common stock in excess of 50% of Premier common shares will be converted into cash.

              Each shareholder's "stock election" shares will be reduced on a pro rata basis. For example, if the actual percentage of outstanding Premier shares electing to receive M&T common stock is 75%, then approximately 33% of each Premier shareholder's "stock election" shares will be converted into the right to receive $21 per share in cash, with only the remaining 67% being converted into M&T common stock.

         -    IF STOCK IS UNDERSUBSCRIBED:

              If Premier shareholders making elections elect in the aggregate to receive M&T common stock for fewer than the 50% of Premier shares that the parties have agreed will be converted into M&T common stock, then:

              - All Premier shares for which a "stock election" has been made will be converted into M&T common stock.

              - If the number of Premier shares for which no election has been made, when added to the number of "stock election" shares, is equal to 50% or more of the Premier shares, then enough "no election" shares will be converted into M&T common stock to reach the 50% level; and the rest of the "no election" shares and all cash elections will be converted into the right to receive cash.

              - If the number of Premier shares for which no election has been made, when added to the number of "stock election" shares, is less than 50% of the Premier shares, then all of these "no election" shares will be converted into the right to receive M&T common stock; enough "cash election" shares will be converted into the right to receive M&T common stock to reach, when combined with the "stock election" and "no election" shares, the 50% level; and the rest of the "cash election" shares will be converted into the right to receive cash.

              Allocation of your "no election" shares and "cash election" shares between the right to receive cash and M&T common stock will be done on a pro rata basis. This means that each Premier shareholder will, as nearly as possible, have the same percentage of his or her "no election" shares, and then, if necessary, any "cash election" shares, converted into the right to receive cash or M&T common stock as every other Premier shareholder who is in the same circumstances.

         If you submit a "mixed election" form, you will be treated as having requested all cash for the shares for which you have elected cash and all stock for the shares for which you have requested stock. Any pro rata percentage reductions applied to elections of one form of consideration in order to achieve the aggregate overall proportion of stock and cash required by the merger agreement will be applied only to that number of shares for which you have elected that form of consideration. For example, if you elect stock for half your shares and cash for half your shares, and stock is oversubscribed, you will receive cash for all your cash election shares, and your stock election will be prorated. As a result, you will receive stock for less than half your shares.

         Notwithstanding these rules, in order that the tax opinions described under "Certain Federal Income Tax Consequences" can be rendered, it may be necessary for M&T to reduce the number of Premier common shares that will be converted into the right to receive cash and correspondingly increase the number of Premier common shares that will be converted into M&T common stock above the number otherwise determined under the terms of the merger agreement. If this is necessary, the allocation and proration procedures described above will remain the same except that they will be based on this higher number of Premier common shares to be converted into M&T common stock.

         NO FRACTIONAL SHARES

         Each holder of shares of Premier common stock who would otherwise have been entitled to receive a fraction of a share of M&T common stock (after taking into account all shares of Premier common stock owned by such holder) will receive, instead of M&T common stock, cash in an amount equal to the value of such fractional share based on the market value of M&T common stock. No such holder will be entitled to dividends, voting rights or any other shareholder rights in respect of such fractional share.

         PREMIER EMPLOYEE STOCK OPTIONS AND STOCK OPTION APPRECIATION RIGHTS

         M&T has agreed to assume each vested or unvested stock option or stock appreciation right granted by Premier outstanding prior to the effective time of the merger. Each Premier option or right assumed by M&T will continue to have, and be subject to, the same terms and conditions set forth in the Premier plan under which the option or right had been granted and as in existence immediately prior to the effective time of the merger, except that (i) the option or right will be exercisable (when vested) for (or, in the case of a right, with respect to) that number of whole shares of M&T common stock equal to the product of the number of shares of Premier common stock covered by the option or right multiplied by the exchange ratio, except that any fractional shares of M&T common stock resulting from this multiplication will be rounded down to the nearest share and (ii) the exercise price per share of M&T common stock will be equal to the exercise price per share of Premier common stock divided by the exchange ratio, except that such exercise price will be rounded up to the nearest cent. The terms under which the Premier options and rights will be assumed are subject to adjustment to reflect, among other things, increases or decreases in the number of outstanding shares of M&T common stock to reflect recapitalizations, reclassifications, stock dividends, stock splits and other like changes in M&T's capitalization.

ELECTION PROCEDURES;  SURRENDER OF STOCK CERTIFICATES

         Along with this document, an election form is being mailed to registered holders of shares of Premier common stock, together with other customary transmittal materials, which specify that delivery will be effected, and risk of loss and title to the certificates representing Premier common stock will pass, only on proper delivery of certificates to the exchange agent, currently EquiServe.

         Each election form entitles registered holders of Premier common stock to elect to receive cash, M&T common stock, or a combination of both as outlined above. See "Conversion of Premier Common Stock."

         TO MAKE AN EFFECTIVE ELECTION, YOU MUST SUBMIT A PROPERLY COMPLETED ELECTION FORM TO THE EXCHANGE AGENT ON OR BEFORE THE ELECTION DEADLINE, WHICH HAS BEEN SET AS 5:00 P.M., NEW YORK TIME, ON JANUARY 29, 2001. An election form will be deemed properly completed only if accompanied by one or more stock certificates representing all shares of Premier common stock covered by such election form (or an appropriate guarantee of delivery), together with the duly executed transmittal materials included in the election form. Premier shareholders whose shares are held by nominees or brokers will receive instructions from them regarding the election, and the nominee or broker will complete the election form on behalf of the shareholders. An election form with respect to the Premier shares held in the Premier Dividend Investment and Stock Purchase Plan will be completed by the Plan Administrator in accordance with instructions, if any, received from Plan participants. Premier shareholders may change their election at any time prior to the election deadline by written notice, accompanied by a properly completed and signed revised election form, received by the exchange agent prior to the election deadline or by withdrawal of their stock certificates (or guarantee of delivery) prior to the election deadline. All elections will be revoked automatically if the exchange agent is notified by M&T and Premier that the merger agreement is terminated.

         If certificates for Premier common stock are not immediately available, or time will not permit the election form and other required documents to reach the exchange agent prior to the election deadline, Premier shares may be properly exchanged if (i) such exchanges are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States; (ii) the exchange agent receives, prior to the election deadline, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided with the accompanying form (delivered by hand, mail, telegram, telex or facsimile transmission); and (iii) the exchange agent receives, within three business days after the election deadline, the certificates for all exchanged Premier shares, or confirmation of the delivery of all such certificates into the exchange agent's account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

         Premier shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline and do not thereafter deliver a properly completed election form will have their shares of Premier common stock designated as "no election" shares for purposes of the allocation procedures described above. See "Conversion of Premier Common Stock." Premier stock certificates represented by elections that have been revoked will be promptly returned without charge to the Premier shareholder submitting the election form upon written request. Subject to the merger agreement and the election form, the exchange agent will have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any election form, and any good faith decisions of the exchange agent will be binding and conclusive. After the completion of the merger, the exchange agent will allocate cash and M&T common stock among the shareholders of Premier common stock according to the allocation procedures outlined above, and will transmit the merger consideration to the registered holders as soon as practicable.

         After the completion of the merger, the exchange agent will mail to shareholders who did not submit election forms a letter of transmittal, together with instructions for the exchange of their Premier common stock certificates for the merger consideration, which should be mailed promptly. Until so exchanged, each certificate representing shares of Premier common stock that have been converted into shares of M&T common stock will be deemed for all purposes to evidence ownership of the number of shares of M&T common stock (if any) into which such shares have been converted, except that no dividends or other distributions declared after the completion of the merger with respect to M&T common stock will be paid to the holder of any unsurrendered certificate until the holder surrenders that certificate.

         Premier shareholders will not be entitled to change the amount of M&T common stock and/or cash allocated to them in accordance with the merger agreement. Nevertheless, Premier shareholders having a preference as to the form of merger consideration to be received in exchange for their shares of Premier common stock should make an election, because shares as to which an election has been made will be given priority in allocating the merger consideration over shares as to which no election is made. No one is making any recommendation as to whether shareholders should elect to receive cash or M&T common stock in the merger. Each holder of Premier common stock must make his or her own decision with respect to such election.

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER; WAIVER

         Articles 2 and 3 of the Agreement and Plan of Reorganization contain representations and warranties by M&T and Premier regarding various legal, financial, business and regulatory matters. The representations and warranties will not survive after the merger except to the limited extent provided for in the merger agreement.

         The respective obligations of M&T, Olympia and Premier to complete the merger are subject to the fulfillment of the following conditions:

         - obtaining the approval of the merger by the requisite vote of the shareholders of Premier;

         - receipt of all required regulatory approvals, expiration of all notice and waiting periods required after the grant of any such approvals and the satisfaction of all pre-consummation conditions contained in any such approval. However, no such approval may have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of M&T or Premier, so materially and adversely affects the anticipated economic and business benefits to M&T or Premier, respectively, of the transactions contemplated by the merger agreement as to render consummation of such transaction inadvisable. In the merger agreement, each of M&T and Premier represented that at the date of the merger agreement, it was not aware of any reason that this regulatory condition would not be satisfied without the imposition of any such material adverse conditions. While no assurances can be given, neither M&T nor Premier is aware of any such reason as of the date of this document;

         - the effectiveness of the registration statement of which this document forms a part, and the absence of any threatened or pending proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement;

         - receipt of all state securities "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

         - receipt of all third-party consents or waivers required in connection with the merger under agreements to which Premier or any subsidiary of Premier is a party, unless the failure to

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

              obtain any such consents or waivers, individually or in the aggregate, would not have a material adverse effect on Premier;

         - the absence of any court or agency order prohibiting completion of the transactions contemplated by the merger agreement;

         - approval for listing on the NYSE of the shares of M&T common stock to be issued in the merger;

         - receipt by M&T and Premier of the tax opinions described in "Certain Federal Income Tax Consequences";

         - the material accuracy of the representations and warranties of the other party to the merger agreement;

         - material compliance by the other party with all covenants required to be performed at or prior to the closing date;

         - receipt of customary officer's certificates as to the preceding two items; and

         - in the case of Premier's obligation to complete the merger, T. Jefferson Cunningham III's election to the Boards of M&T and M&T Bank as of the effective date of the merger, and the continued effectiveness of the consulting agreement entered into between M&T and Mr. Cunningham (unless terminated according to its terms).

         Except with respect to any required shareholder or regulatory approval and certain other conditions described below, M&T and Premier, respectively, may at any time, whether before or after approval of the merger agreement by the shareholders of Premier, extend the time for the performance of any of the obligations or other acts of Premier, on the one hand, or M&T or Olympia, on the other hand, and may waive any inaccuracies in the representations or warranties made by the other party, compliance with any of the covenants, undertakings or agreements of such party, or satisfaction of any of the conditions precedent to its obligations, or the performance by such other party of any of its obligations set out in the merger agreement. No waiver executed after approval of the shareholders of Premier may change the amount or kind of merger consideration. Certain conditions to the consummation of the merger cannot be waived as a matter of law, including the existence of an effective registration statement, the absence of a government order enjoining or prohibiting consummation of the merger or any other transaction contemplated by the merger agreement and the receipt of any required "Blue Sky" permits or other authorizations.

REGULATORY APPROVALS NEEDED TO COMPLETE THE MERGER

         The merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act and the New York State Banking Board under the New York State Banking Law. The merger of Premier Bank into M&T Bank (the "bank merger") is subject to the approval of the Federal Reserve under the Bank Merger Act and the Federal Reserve Act. The bank merger also is subject to the approval of the New York State Banking Board under the New York State Banking Law. In addition, Premier Bank must give notice to the Office of the Comptroller of the Currency in order to facilitate the termination of Premier Bank's status as a national banking association. All of the applications and notices required to be filed with the relevant state and federal agencies described above have been filed.

         On September 8, 2000, the Federal Reserve approved the applications under the Bank Holding Company Act, the Bank Merger Act and the Federal Reserve Act. The Federal Reserve's approvals did not impose any burdensome conditions or requirements on M&T. In considering whether to approve the merger under the New York Banking Law, the New York State Banking Board will generally consider factors similar to those considered by the Federal Reserve under the Bank Holding Company Act and the Bank Merger Act, including whether the transaction is consistent with adequate or sound banking, the competitive effects of the transaction, and the public interest and the needs and convenience thereof. The Banking Board will also consider the institutions' performance under the New York State equivalent of the federal Community Reinvestment Act.

         Neither M&T nor Premier is aware of any governmental approvals or actions that are required for completion of the merger and the bank merger except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. M&T and Premier will not complete the merger and the bank merger in the absence of the receipt of all required regulatory approvals and the expiration of all related waiting periods, and there can be no assurance that all such approvals will be obtained. Further, even if the merger is approved, there can be no assurance as to the date of such approvals, or that such approvals will not be conditioned on matters that would cause the Premier Board or the M&T Board to abandon the merger. However, as of the date of this document, neither M&T nor Premier is aware of any reason why these approvals would be denied or such condition imposed. Likewise, there is a risk that there will be legal challenges to the merger or the bank merger, including attempts by the Department of Justice or any state attorney general to challenge these transactions on antitrust grounds, and if such a challenge is made, that the challenge will succeed. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Effective Date of the Merger; Terminating the Agreement."

         The approval of any application merely implies satisfaction of regulatory criteria for approval, which do not include a review of the merger from the standpoint of the adequacy of the consideration that Premier shareholders are to receive. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

COVENANTS; CONDUCT OF BUSINESS PENDING THE MERGER

         Under the terms of the merger agreement, M&T, Premier and Olympia have each agreed to use its reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any persons necessary or desirable for the consummation of the merger and the bank merger, including the requisite approvals of Premier shareholders and all requisite regulatory approvals. None of M&T, Premier or Olympia may take any action that would substantially impair the prospects of completing, or would materially delay, the merger or that would adversely affect the desired income tax consequences of the merger.

         The merger agreement provides that Premier will, and will cause each of its subsidiaries to, use its reasonable best efforts to preserve in all material respects its properties, business and relationships with customers, employees and others and to carry on its respective business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the merger agreement. In addition, Premier may not, without the prior written consent of M&T, except as otherwise provided in the merger agreement, increase the compensation or fringe benefits of its directors, officers or employees except in a manner consistent with past practice or as required by law or contractual obligation in effect as of the date of the merger agreement; declare or pay any dividends or other distributions on capital stock other than its regular quarterly cash dividend on Premier common stock in an amount not in excess of $0.15 per share, except that Premier may pay dividends at the current level on a pro rata basis for any period less than a calendar quarter up to the effective date of the merger (provided that Premier deducts the pro rata portion of any dividend in respect of M&T common stock for the same period that the holder of Premier common stock would otherwise receive); or take other specified actions, other than in the ordinary course of business, that might impact its financial condition or business.
Article 4 of the Agreement and Plan of Reorganization also includes additional covenants applicable in the period between signing and closing.

         In addition, the merger agreement provides that neither Premier nor its subsidiaries or any of its officers, directors, employees or agents may directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which would constitute, a "takeover proposal" (as defined below). The merger agreement also provides that, except to the extent legally required for the discharge of the fiduciary duties of the Premier Board, Premier, its subsidiaries or any of these individuals may not recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal, or otherwise facilitate any effort or attempt to make or implement a takeover proposal. The merger agreement allows Premier to communicate information about a takeover proposal to its shareholders if, in the judgment of the Premier Board, based on the advice of outside counsel, that communication is required under applicable law. Premier has agreed to notify M&T immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Premier. The merger agreement defines a "takeover proposal" as any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Premier or any subsidiary of Premier or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of, the assets of Premier or any subsidiary of Premier other than the transactions contemplated or permitted by the merger agreement or the stock option agreement.

AMENDING THE AGREEMENT

         M&T and Premier may amend the merger agreement at any time by mutual written agreement, except that after approval by the shareholders of Premier, no waiver or amendment may change the amount and kind of merger consideration.

EFFECTIVE DATE OF THE MERGER;  TERMINATING THE AGREEMENT

         The effective date will be the date and time as described in the certificates of merger that are to be delivered and filed on the closing date with the Delaware Secretary of State and the New York Department of State according to the respective laws of Delaware and New York. The closing date will be on a date between January 2, 2001 and February 15, 2001, determined by M&T with five days' prior notice to Premier, or if later, the first business day following the satisfaction of the conditions to the consummation of the merger (other than conditions to be satisfied at closing).


         M&T and Premier expect that the merger will be completed during February 2001. However, consummation of the merger could be delayed as a result of delays in obtaining the requisite regulatory approvals or the satisfaction of the closing conditions. There can be no assurance as to whether or when such approvals will be obtained or that the merger will be completed. See "Regulatory Approvals Needed to Complete the Merger."


         The merger agreement may be terminated, either before or after approval by the shareholders of Premier:

     -   by the mutual consent in writing of M&T and Premier;

     - by either party if the other party has breached any covenant, agreement, representation or warranty contained in the merger agreement, if such breach has not been cured within 30 days after the date on which written notice of the breach is given by the party seeking to terminate and the materiality of the breach would excuse the terminating party's obligation to complete the merger;

     - by either party if any application for regulatory approval has been finally denied and the time period for appeals and requests for reconsideration has expired, or if a court or agency has issued a final, non-appealable order enjoining or otherwise prohibiting the merger;

     - by either party if the shareholders of Premier do not approve the merger;

     - by either party if the closing has not occurred by June 30, 2001 unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate to perform or observe the covenants and agreements in the merger agreement;

     - by Premier, on its execution of a definitive agreement relating to a takeover proposal; provided that (1) Premier has complied with its obligations in connection with such a takeover proposal under the merger agreement, (2) the Premier Board has determined, after having received the advice of outside counsel and Premier's financial advisors, that such action is necessary for the Premier Board to comply with applicable law, and (3) concurrently with its notification of termination, Premier pays M&T $24 million, less certain amounts, if any, provided in the merger agreement, whereupon the option granted to M&T by Premier under the stock option agreement will expire; and

     - by Premier if there is a "change in control" of M&T, which is defined in the merger agreement to mean any business combination involving M&T following which the M&T shareholders immediately before such business combination own less than 60% of the shares of the surviving entity.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         BOARD OF DIRECTORS; MANAGEMENT

         The merger agreement provides that, following the merger, those persons serving as directors of M&T and Olympia immediately prior to the effective date will continue as directors of those respective entities, except that, as of the effective date, the M&T Board will elect T. Jefferson Cunningham III as a member of the M&T Board. Subject to its fiduciary duty, the M&T Board will nominate Mr. Cunningham for re-election as a member of M&T's Board in each of the next three succeeding years. See "Interests of Directors and Officers in the Merger That Are Different from Your Interests."

         The merger agreement also provides that, following the consummation of the merger, Premier Bank will be merged with and into M&T Bank and Mr. Cunningham will be appointed to the Board of Directors of M&T Bank. Subject to the fiduciary duty of the Board of M&T Bank, M&T will cause the Board of M&T Bank to nominate Mr. Cunningham for re-election as a director of M&T Bank in each of the next three succeeding years.

         As provided in the Keystone merger agreement, as of October 6, 2000, the M&T and M&T Bank Boards elected Carl L. Campbell, the chairman, president and chief executive officer of Keystone, and Donald Devorris, Daniel R. Hawbaker, Richard G. King and Stephen G. Sheetz, as members of the M&T Board and M&T Bank Board. Mr. Campbell was also elected Vice Chairman of M&T and M&T Bank. The following tables sets forth certain information about these directors:

     Name, Age, Principal
  Occupation During The Past      Shares Beneficially Owned     Percent of Common Stock
          Five Years                     (1) (2) (3)                Outstanding (1)
-------------------------------- ---------------------------- ----------------------------
Carl L. Campbell; Age 57;                  295,301                        (6)
  Chairman and Chief Executive
  Officer of Keystone

Donald Devorris; Age 66;                    50,947 (4)                    (6)
  President of Blair Electric
  Service Co., Blair Sign Co.,
  Inc., Blair Design &
  Construction Co., and
  Electrical Construction
  Service, Inc.

Daniel R. Hawbaker; Age 61;                  5,220                        (6)
  President of Glenn O. Hawbaker, Inc.


Richard G. King; Age 56;                    11,783                        (6)
  President of UTZ Quality
  Foods, Inc.

Stephen G. Sheetz; Age 52;                   8,464 (5)                    (6)
Chairman of the Board of Sheetz, Inc.

-------------------------------

(1)  As of November 22, 2000.

(2) Includes the following shares subject to options resulting from the conversion of existing options granted under stock option plans maintained by Keystone and assumed by M&T in connection with the Keystone merger, all of which are currently exercisable: Mr. Campbell - 239,167 shares, Mr. Devorris - 12,654 shares, and Mr. King - 4,822 shares.

(3) Includes the following shares subject to phantom stock units resulting from the conversion of existing phantom stock units received under a director fee plan maintained by Keystone and assumed by M&T in connection with the Keystone merger: Mr. Devorris - 1,356 shares, Mr. Sheetz - 1,980 shares, Mr. King - 2,368 shares, and Mr. Hawbaker - 103 shares.

(4) Includes (i) 3,250 shares jointly held with Mr. Devorris' spouse and (ii) 6,635 shares owned by a corporation controlled by Mr. Devorris.

(5)  Includes 185 shares held by Mr. Sheetz as the trustee for Kathleen
     Sheetz.

(6) Less than 1%.

         The merger agreement further provides that ten members of the Premier Board will be appointed as members of the Hudson Valley Advisory Board of M&T Bank and that Mr. Cunningham will be elected Chairman of such Advisory Board. See "Interests of Directors and Officers in the Merger That Are Different from Your Interests - Membership on Boards of Directors and Advisory Boards After the Merger."

         While certain officers currently employed by Premier, mainly those in branch management and commercial lending positions, are expected to hold similar positions with the combined company, senior management responsibility for almost all of Premier's current business lines and operations is expected to be assumed by individuals who are currently M&T personnel.

         Information regarding the current directors of M&T and Premier is included in documents incorporated in this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

         OPERATIONS

         M&T believes that the merger will allow M&T to enhance its position in upstate New York, especially in the mid-Hudson Valley, where the combined company will rank first in deposit share. M&T estimates that, once operations are fully integrated, the merger will produce annual pre-tax savings of approximately $19 million. These estimated savings are expected to be achieved in the area of back office operations and through the consolidation of offices and line personnel in areas where the two companies' markets overlap. These estimated cost savings do not take into account various expenses associated with the merger and with combining the companies' operations, including an estimated $15.6 million in after-tax merger-related charges and purchase price adjustments. M&T also believes that the merger will provide Premier customers with a greater range of products and services than is currently available to them.

         EMPLOYEES

         On completion of the merger, all persons employed by Premier or any of its subsidiaries whose employment is continued by M&T will be employed on terms and conditions (including benefits) which in the aggregate are no less favorable (as determined by M&T in its reasonable discretion and good faith after consultation with Premier) with respect to their employment by M&T and its subsidiaries after the merger than those generally afforded to other employees of M&T holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees. For purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit accrual purposes), determining levels of short-term disability benefits, vacation benefits and severance benefits under any severance pay arrangement and, if applicable, for purposes of satisfying any waiting periods concerning preexisting conditions, service with Premier or a subsidiary of Premier or any predecessor thereto prior to the merger will be treated as service with an "employer" to the same extent as if such persons had been employees of M&T. In addition, co-payments and expenses paid by employees of Premier and its affiliates under Premier's plans that provide medical benefits will be treated as if paid under M&T's plans that provide medical benefits for purposes of satisfying co-payment and deductible requirements. M&T will provide employees or former employees of Premier or its subsidiaries with post-retirement medical benefits on the same basis as those provided to new hires at M&T. M&T has agreed to honor, or to cause the appropriate subsidiaries of M&T to honor, in accordance with their terms, all employment, severance and employee benefit plans, contracts, agreements, arrangements and understandings of Premier or any of its subsidiaries as provided in the merger agreement. M&T may, however, amend or terminate any such plan, contract, agreement, arrangement or understanding in accordance with its terms and applicable law. Pursuant to its terms, Premier's Change in Control Severance Pay Plan may not be amended in a manner adverse to covered employees (without their consent) for the 18 month period immediately following the merger.

         The continued coverage of the Premier employees under the employee benefit plans maintained by Premier and/or any Premier subsidiary immediately prior to the merger during a transitional period of no more than six months will be deemed to provide the Premier employees with benefits that are on the same basis as those offered to other employees of M&T and any M&T subsidiary, unless after the merger there is a material reduction (determined on an overall basis) in the benefits provided under the Premier employee benefit plans.

         In addition, Premier has reserved the right to amend the Fishkill National Corporation Incentive Stock Option Plan to remove any transfer restrictions on shares previously issued on exercise of options under the plan and to eliminate its right of first refusal on any sale of those shares. Premier does not intend to eliminate the restrictions in the Fishkill plan with respect to an aggregate of 49,194 shares owned by T. Jefferson Cunningham III, Paul S. Mack and Paul A. Maisch.

         Premier has also reserved the right to amend all of its qualified pension plans so as to cause all participants in such plans who are employed on the closing date of the merger to become fully vested in their accrued benefits under such plans as of the closing date. Such accelerated vesting will apply to two executive officers, Ronald M. Bentley and Ian C. Lucy.

         M&T has also agreed to honor Premier's Change in Control Severance Pay Plan, under which employees who are terminated in connection with the merger, either at the company's request or for "good reason," are entitled to salary and benefits continuation for, depending on title level and years of service, a minimum of 3 weeks and a maximum of 104 weeks (although benefits continuation is limited to 12 months). Employees whose continuation period extends beyond 26 weeks will draw salary and benefits beyond that time only to the extent not offset by their then pay and benefits from another employer.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS

         In considering the recommendation of the Premier Board that you vote in favor of approving and adopting the merger agreement, you should be aware that some Premier executive officers and directors have interests in the merger with M&T that are different from, or in addition to, your interest as a shareholder generally. The Premier Board knew about these additional interests, and considered them, in making its decisions to approve the merger agreement and to recommend approval and adoption of the merger agreement to you.

         CONSULTING AGREEMENT WITH M&T

         In connection with the signing of the merger agreement, M&T entered into a five-year consulting agreement with T. Jefferson Cunningham III, the current chairman and chief executive officer of Premier. M&T will pay Mr. Cunningham at the annual rate of $125,000 during the term of the agreement. M&T will reimburse Mr. Cunningham for his expenses and will provide him with an office, a car and administrative services and with life insurance coverage substantially equivalent to that provided to senior executive officers of M&T. The consulting agreement also provides for the establishment of a nonqualified supplemental retirement plan ("SERP") that will provide Mr. Cunningham a retirement benefit determined using the same retirement benefit formula as under M&T's tax-qualified defined benefit pension plan but determined without applying certain tax code limits on compensation and benefits that are required to satisfy tax-qualified plan requirements. Mr. Cunningham will receive credit under the SERP for his 16 years of service as a director and executive officer of Premier and will be treated as having "average annual compensation" of $360,000 for purposes of calculating benefits. Mr. Cunningham has agreed that, for a period of one year from the effective date of the merger, he will not knowingly engage in the direct solicitation of loans or deposits of commercial customers of Premier on the effective date.

         EXISTING EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         Mr. Cunningham currently is party to an employment agreement with Premier that provides for, among other things, the payment of severance benefits to Mr. Cunningham in the event of his termination of employment following a "Triggering Event" (which is defined to include a change in control). In connection with the merger, Mr. Cunningham has entered into an agreement with Premier and M&T pursuant to which he will resign as of the effective date of the merger and will be paid a severance benefit of $685,000 in full satisfaction of Premier's severance obligations under Mr. Cunningham's employment agreement. In addition, Mr. Cunningham will be entitled to receive retirement benefits of $60,000 a year and continued medical benefits for 10 years under an existing supplemental retirement agreement.

         John Charles VanWormer has entered into a three-year employment agreement with Premier expiring June 30, 2003. His present annual base salary is $250,000. If his employment terminates in connection with a "change in control," Mr. VanWormer is entitled to a lump sum cash payment equal to the sum of (1) his base salary as of the date of termination through the expiration of the employment agreement, and (2) his annual base salary as of the date of termination as well as medical and life insurance benefits for a two-year period following the termination and payment of $27,500 per year under his supplemental executive income plan commencing at age 65. Under the agreement, any payments or benefits to which Mr.

VanWormer is entitled following a termination of his employment in connection with a change in control will be limited in accordance with the maximum amount payable without loss of deductibility under the golden parachute provisions of the Internal Revenue Code. This maximum amount is computed on the basis of compensation during the five calendar years preceding termination. Assuming Mr. VanWormer's compensation in calendar year 2000 is $250,000, he would be entit led under these provisions to receive a maximum payment of up to approximately $645,000 on termination in connection with the merger, plus the continued medical and life insurance and payments under his supplemental executive income plan. If Mr. VanWormer's compensation in calendar year 2000 reached approximately $726,000 -- for example, if he were to exercise non-qualified stock options covering Premier common stock prior to the end of calendar year 2000 -- he would be entitled to receive approximately $854,000 on termination plus the medical, life insurance and supplemental executive income plan benefits described above. If Mr. VanWormer wishes to do so, rather than accept the change in control payment he would be entitled to receive after the merger becomes effective, he may terminate his current employment agreement prior to that time and receive the severance to which he would be entitled under the current contract if his employment was terminated by Premier without "just cause." Although Premier is not obligated to do so, it is authorized under the merger agreement to enter into a new employment agreement with Mr. VanWormer, providing annual compensation of $250,000 and incentives, benefits, perquisites and other material terms comparable to executives at M&T at comparable salary levels.

         Premier also has entered into employment agreements with six other executive officers: Paul A. Maisch, Robert P. Apple, Ian C. Lucy, Robert M. Bentley, George Elferink and Paul S. Mack. Premier also is party to a consulting agreement with Peter Van Kleeck, formerly President and Chief Executive Officer of Premier and currently Vice Chairman of the Board of Directors of Premier. Each of these agreements provides, under certain circumstances, severance payments or benefits in the event of a change in control of Premier. M&T has agreed to honor, in accordance with their terms, all of Premier's employment agreements with Mr. VanWormer. In addition, the merger will be deemed to constitute a change in control for purposes of these agreements and each of Messrs. Apple, Lucy, Mack and Maisch will be deemed to have "good reason" or to have experienced a "triggering event" under their respective employment agreements allowing the individual to terminate employment and receive severance benefits.

         Pursuant to their agreements with Premier, Messrs. Van Kleeck, Maisch, Apple, Lucy, Bentley, Elferink and Mack would be entitled to payments of approximately $300,000, $392,500, $175,500, $624,000, $262,500, $159,000, and
$262,000, respectively, in the event their respective employment (or consulting arrangement in the case of Mr. Van Kleeck) is terminated in connection with the merger.

         Each director of Premier who has completed five years of service and is not an executive officer is entitled to receive upon normal retirement at age 70 (or at an earlier date if the director is terminated at the request of or with the consent of the Board of Directors after completing five years of credited service) a lump sum equal to $5,000 for every year of credited service up to a maximum of $75,000. On a change in control, each director has a vested right to receive upon termination of service as a Board member a lump sum equal to $5,000 for each year of credited service, subject to the $75,000 maximum.

         Five directors of Premier, including T. Jefferson Cunningham III, have deferred their past director's fees through November 30, 2000, and will receive an aggregate of $537,263, due on the effective date of the merger, based on the $21 per share merger consideration.

         MEMBERSHIP ON BOARDS OF DIRECTORS AND ADVISORY BOARDS AFTER THE MERGER

         Under the merger agreement, M&T has agreed that, as of the date the merger is completed, it will elect T. Jefferson Cunningham III as director of M&T and also cause him to be elected as a director of M&T Bank and, subject to the fiduciary duty of the Boards of M&T and M&T Bank, nominate Mr. Cunningham for re-election to the Boards of M&T and M&T Bank in each of the succeeding three years.

         In addition, M&T has agreed to appoint ten members of the Premier Board, for a period of not less than 24 months after the merger, to serve on the Hudson Valley Advisory Board of M&T Bank. This Advisory Board advises M&T Bank on business conditions and opportunities in the Hudson Valley region and other matters reasonably or customarily requested of such a board by M&T Bank. Mr. Cunningham will be appointed chairman of this Advisory Board. M&T has agreed that, during this 24-month period, members of the Hudson Valley Advisory Board will be paid fees for their participation as advisory directors. Advisory Board members who satisfy the attendance requirements set forth in the merger agreement will receive a $2,600 retainer fee and a fee of $250 for each Advisory Board meeting they attend.

         INDEMNIFICATION AND INSURANCE OF DIRECTORS AND OFFICERS

         The merger agreement provides that, following the completion of the merger, M&T will indemnify, to the fullest extent permitted by law, any then-current or former Premier director or officer for any claims or lawsuits against them that relate to:

         - their status as an employee, officer or director of Premier or its subsidiaries, or

         - the merger agreement, the stock option agreement or any transaction contemplated by those agreements.

         M&T has also agreed that any rights to indemnification, or limitations on liability, that currently exist in the certificate of incorporation or bylaws or agreements of Premier or its subsidiaries in favor of any of the employees, officers or directors of Premier or its subsidiaries will continue unchanged and will be honored for six years after the merger is completed.

         M&T has further agreed that, for at least four years after the merger, it will use its reasonable best efforts to cause Premier directors and officers to continue to be covered by Premier's existing directors and officers liability insurance policy or an equivalent policy, except that M&T will not be required to spend more than 200% of Premier's current premium to secure this coverage.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the anticipated material U.S. federal income tax consequences of the merger to a holder of Premier common stock. This discussion is based on laws, regulations, rulings and judicial decisions as they exist on the date of this document. These authorities are all subject to change and any such change may be made with retroactive effect.

         This discussion is not a complete description of the U.S. federal income tax consequences of the merger and may not apply to a holder subject to special treatment under the Internal Revenue Code of 1986, as amended, such as to a holder that is

         -    a financial institution,

         -    an insurance company,

         -    a dealer in securities or foreign currencies,

         -    a trader in securities,

         -    a tax-exempt organization,

         - a person who holds shares of Premier common stock in an individual retirement account (IRA), 401(k) plan or similar tax-favored account,

         - a person who acquired shares of Premier common stock on exercise of an employee stock option or otherwise as compensation, or

         - a person who holds shares of Premier common stock as part of a hedge, straddle, conversion or constructive sale transaction.

In addition, this discussion applies only to a holder of Premier common stock who is holding such stock as a capital asset and who is a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code). No ruling will be requested from the Internal Revenue Service regarding the tax consequences of the merger. Moreover, the opinions of counsel described in this discussion are not binding on the Internal Revenue Service, and none of those opinions would prevent the Internal Revenue Service from challenging the U.S. federal income tax treatment of the merger. In addition, this discussion does not address the state, local or foreign tax consequences of the merger.

         BECAUSE OF THE COMPLEXITIES OF THE TAX LAWS IN GENERAL, AND THE COMPLEXITIES OF THE TAX CONSEQUENCES ASSOCIATED WITH THE RECEIPT OF CASH IN THE MERGER IN PARTICULAR, YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER AS THEY APPLY TO YOUR SPECIFIC SITUATION.

         In connection with the filing with the Securities and Exchange Commission of the registration statement of which this document is a part, Arnold & Porter, special counsel to M&T, and Milbank, Tweed, Hadley & McCloy LLP, special counsel to Premier, have delivered their respective opinions addressing the U.S. federal income tax consequences of the merger described below. These opinions are based upon facts, representations and assumptions set forth or referred to in each opinion. In rendering these opinions, Arnold & Porter and Milbank Tweed have relied on representations and facts provided by M&T and Premier. These opinions are to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that:

         - Premier, M&T and Olympia will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

         - No gain or loss will be recognized by M&T, Olympia or Premier as a result of the merger (except for amounts resulting from any required change in accounting methods or any income or deferred gain recognized under the relevant consolidated return regulations);

         - Premier shareholders who receive M&T common stock in exchange for all of their shares of Premier common stock will not recognize any gain or loss with respect to shares of M&T common stock received (except with respect to cash received instead of a fractional share interest in M&T common stock);

         - Each Premier shareholder who receives M&T common stock and cash (other than cash instead of a fractional share interest in M&T common stock) in exchange for the shareholder's shares of Premier common stock will recognize the gain, if any, realized by such shareholder, in an amount not in excess of the amount of cash received (other than cash received instead of a fractional share interest in M&T common stock), but will not recognize any loss on the exchange;

         - The aggregate tax basis of the M&T common stock received by a Premier shareholder in the merger (including fractional shares deemed received and redeemed as described below) will be the same as the aggregate tax basis of the shares of Premier common stock surrendered by such shareholder for the M&T common stock, decreased by the amount of any cash received (other than cash received instead of a fractional share interest in M&T common stock) by the shareholder and increased by the amount of income or gain recognized by the shareholder in the exchange (which does not include gain recognized in respect of fractional shares deemed received and redeemed (as described below)); and

         - Each Premier shareholder's holding period in any shares of M&T common stock received in the transaction (including any fractional shares deemed received and redeemed as described below) will, in each instance, include the period during which the shares of Premier common stock surrendered in exchange therefor were held, provided that those shares of Premier common stock were held as capital assets on the effective date of the merger.

         For purposes of the opinions described above, a Premier shareholder's realized gain in the exchange is equal to the sum of the amount of cash (other than cash received instead of a fractional share interest in M&T common stock) and the fair market value of M&T common stock received (including fractional shares deemed received) minus the shareholder's adjusted tax basis in the Premier common stock surrendered.

         Our obligations to consummate the merger are conditioned on the receipt by M&T and Premier of additional opinions of Arnold & Porter and Milbank Tweed, respectively, each dated as of the effective date of the merger, substantially to the foregoing effect. Each of those opinions will be subject to and based on facts, representations and assumptions set forth or referred to in the opinion. In rendering those opinions, Arnold & Porter and Milbank Tweed may rely on representations and facts provided by M&T and Premier.

         CHARACTER OF GAIN WHERE PREMIER COMMON STOCK IS EXCHANGED SOLELY FOR CASH. In general, if, pursuant to the merger, all of the shares of Premier common stock actually owned by a shareholder are exchanged solely for cash, the shareholder generally will recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the shares of Premier common stock exchanged therefor. This gain or loss will be long-term capital gain or loss if the shareholder's holding period with respect to the shares of Premier common stock exchanged is more than one year as of the effective date of the merger. If, however, any such shareholder actually or constructively (through the constructive ownership rules of the Internal Revenue Code) owns shares of M&T stock immediately after the merger, part or all of the cash received may be treated as ordinary income if the exchange has the effect of a distribution of a dividend with respect to the shareholder. The application of the law to a shareholder described in the previous sentence is particularly complex; accordingly, any such shareholder should consult his or her tax advisor.

         CHARACTER OF GAIN WHERE PREMIER COMMON STOCK IS EXCHANGED FOR M&T COMMON STOCK AND CASH. For purposes of calculating gain in this transaction, if a shareholder receives M&T common stock and cash (other than cash received instead of a fractional interest in M&T common stock), gain or loss must be calculated by the shareholder separately for each identifiable block of shares exchanged, and is equal to the sum of the amount of cash and the fair market value of M&T common stock received with respect to that block of shares minus the shareholder's adjusted tax basis in that block of shares. In addition, a loss realized on one block of shares may not be used to offset a gain realized on another block of shares.

         As noted above, in the case of a Premier shareholder that exchanges his or her shares of Premier common stock for a combination of M&T common stock and cash pursuant to the merger, such shareholder will recognize the gain, if any, realized by such shareholder in the exchange but not in excess of the amount of cash received. In general, the determination of whether any gain recognized in the exchange should be treated as capital gain or has the effect of a distribution of a dividend depends upon whether, and to what extent, the exchange reduces the shareholder's deemed percentage stock ownership of M&T. For purposes of this determination, the shareholder is treated as if he or she first exchanged all of his or her shares of Premier common stock solely for M&T common stock and then M&T immediately redeemed (in a "deemed redemption") a portion of such M&T common stock in exchange for the cash the shareholder actually received. The gain recognized in the exchange will be treated as capital gain if the deemed redemption (i) is "substantially disproportionate" with respect to the shareholder or (ii) is not essentially equivalent to a dividend.

         The deemed redemption should generally be "substantially disproportionate" with respect to a shareholder if the percentage of the outstanding stock of M&T the shareholder owns, actually and constructively, immediately after the deemed redemption is less than 80% of the percentage of the outstanding stock of M&T the shareholder is deemed to own, actually and constructively, immediately before the deemed redemption.

         Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a shareholder will depend on the shareholder's particular circumstances. In order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the shareholder's actual and constructive percentage stock ownership of M&T. In general, that determination requires a comparison of the percentage of the outstanding stock of M&T the shareholder is deemed to own, actually and constructively, immediately before the deemed redemption and the percentage of the outstanding stock of M&T the shareholder actually and constructively owns immediately after the deemed redemption. The Internal Revenue Service has ruled that a minority shareholder (i.e., a shareholder whose relative stock interest is minimal in relation to the number of shares outstanding and who exercises no control with respect to corporate affairs) generally is treated as having a "meaningful reduction" in interest if a cash payment results in at least a relatively minor reduction in the shareholder's actual and constructive percentage ownership.

         CASH RECEIVED INSTEAD OF A FRACTIONAL SHARE. Cash received by a Premier shareholder instead of a fractional share of M&T common stock will be treated as though the fractional share had been received and then redeemed for cash, and in general gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the shares of Premier common stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Premier common stock was more than one year as of the effective date of the merger. If, however, the receipt of cash instead of a fractional share of M&T common stock has the effect of the distribution of a dividend with respect to a shareholder, part or all of the cash received may be treated as a dividend.

         BACKUP WITHHOLDING. Unless an exemption applies under the applicable law and regulations, the exchange agent will be required to withhold 31% of any cash payments to which a Premier shareholder or other payee is entitled pursuant to the merger unless the shareholder or other payee provides its taxpayer identification number (social security number or employer identification number) and certifies, among other things, that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the transmittal letter that accompanies the election form, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to the exchange agent.

RESALE OF M&T COMMON STOCK

         The M&T common stock issued pursuant to the merger will be freely transferable under the Securities Act of 1933, except for shares issued to any Premier shareholder who may be deemed to be an affiliate of M&T for purposes of Rule 144 promulgated under the Securities Act of 1933 or who may be deemed an affiliate of Premier for purposes of Rule 145 promulgated under the Securities Act of 1933 (each, an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% or greater shareholders) who control, are controlled by or are under common control with (i) M&T or Premier at the time of the special meeting or (ii) M&T on or after the Effective Date.

         Rules 144 and 145 will restrict the sale of M&T common stock received in the merger by Affiliates and certain of their family members and related interests. Generally speaking, during the 12 months following the effective date of the merger, those persons who are Affiliates of Premier at the time of the special meeting (provided they are not Affiliates of M&T on or following the effective date) may publicly resell any M&T common stock received by them in the merger, subject to certain limitations as to, among other things, the amount of M&T common stock sold by them in any three-month period and as to the manner of sale. After such one-year period, such Affiliates may resell their M&T common stock received in the merger without such restrictions so long as there is adequate current public information with respect to M&T as required by Rule 144. Beginning two years after the merger, these Affiliates may resell their shares without restriction. Persons who are Affiliates of M&T after the effective date may publicly resell the M&T common stock received by them in the merger, subject to similar limitations and to certain filing requirements specified in Rule 144.

         Affiliates also would be permitted to resell M&T common stock received in the merger pursuant to an effective registration statement under the Securities Act of 1933 or another available exemption from the Securities Act of 1933 registration requirements. This document does not cover any resales of M&T common stock received by persons in the merger who may be deemed to be Affiliates of M&T or Premier, and M&T has not contractually undertaken to register any such shares for resale.

ACCOUNTING TREATMENT OF THE MERGER

         The merger will be accounted for as a purchase transaction under GAAP. This means that, for financial accounting purposes, M&T will treat the two companies as one company beginning as of the date of the combination. Under this method of accounting, M&T will record the fair market value of Premier's assets and liabilities on its financial statements. The difference between the purchase price of the merger and the fair market value of Premier's identifiable assets net of its liabilities will be recorded on M&T's books as "goodwill." Approximately $235 million in goodwill and core deposit intangible assets will result from accounting for the merger under the purchase method of accounting and will be amortized over periods of up to 20 years as charges to M&T's earnings.

STOCK OPTION AGREEMENT

         THE SUMMARY INFORMATION BELOW CONCERNING THE MATERIAL TERMS OF THE STOCK OPTION AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH AGREEMENT, WHICH IS ATTACHED TO THIS DOCUMENT AS APPENDIX B.

         The stock option agreement provides for the grant by Premier to M&T of an unconditional, irrevocable option to purchase up to 3,144,107 shares of Premier common stock (subject to adjustment on changes in capitalization or in certain other circumstances), at an exercise price of $13.375 per share (the "option"). However, the total profit to M&T, calculated as provided in the stock option agreement, on exercise or sale of the option may not exceed $24 million.

         The purpose of the option is to increase the likelihood that the merger will be completed by making it more difficult and more expensive for a third party to gain control of Premier. Accordingly, the option is exercisable only on the occurrence of certain events that generally involve the acquisition or attempted acquisition by a third party of Premier, a significant portion of the then-issued and outstanding Premier common stock or all or a significant portion of Premier's assets. On the occurrence of certain triggering events in connection with an acquisition or attempted acquisition, M&T can compel Premier to repurchase the option for cash. This would have the effect of disqualifying the other acquisition from the use of the pooling-of-interests method of accounting, even if that method would otherwise have been available.

         Although the shares issuable on exercise of the option represent approximately 16.6% of the Premier common stock that would be outstanding after such exercise (or 19.9% without giving effect to the exercise), M&T may not acquire more than 5% of the stock of Premier, on exercise of the option or otherwise, without prior approval of the Federal Reserve. M&T has received this approval in connection with the approval of its application to the Federal Reserve to acquire control of Premier. Unless and until the option is exercised, M&T disclaims beneficial ownership of the Premier common stock subject to the option.

                        COMPARISON OF CERTAIN RIGHTS OF
              HOLDERS OF M&T COMMON STOCK AND PREMIER COMMON STOCK

         Both M&T and Premier are New York corporations subject to the provisions of the New York Business Corporation Law (the "NYBCL"). On consummation of the merger, shareholders of Premier who receive M&T common stock in exchange for some or all of their shares of Premier common stock in the merger, and whose rights as such currently are governed by Premier's Second Amended and Restated Certificate of Incorporation and Bylaws and the NYBCL, will become shareholders of M&T, and their rights as such will be governed by the M&T Restated Certificate of Incorporation and Bylaws and by the NYBCL.

         The following is a summary of the material differences between the rights of shareholders of M&T and Premier. This summary does not purport to be a complete discussion of all of the differences between the rights of shareholders of M&T and Premier, and the identification of certain differences is not meant to indicate that other differences do not exist. The following summary is qualified in its entirety by reference to the NYBCL and the certificate of incorporation and bylaws of each corporation.

         AUTHORIZED COMMON STOCK

         Under its certificate of incorporation, M&T is authorized to issue 150,000,000 shares of M&T common stock, par value $0.50 per share, 93,026,283 shares of which were issued and outstanding and none was held in treasury as of December 8, 2000. M&T issued 15,900,292 shares of common stock in connection with the Keystone merger. Premier is authorized by its restated certificate of incorporation to issue 50,000,000 shares of Premier common stock, par value $0.80 per share, 15,949,541 shares of which were issued and outstanding and 489,153 shares of which were held in treasury as of December 8, 2000. Both the M&T and Premier Boards may, subject to applicable law and rules of the NYSE and the American Stock Exchange (and, in the case of Premier, the merger agreement), approve the issuance of additional shares of authorized common stock at such times, for such purposes, and for such consideration as they may deem advisable without further shareholder approval.

         ISSUANCE OF AUTHORIZED PREFERRED STOCK

         Under its certificate of incorporation, M&T is authorized to issue, without shareholder approval, up to 1,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding. Premier is authorized under its certificate of incorporation to issue, without shareholder approval, up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, none of which is issued and outstanding. Both the M&T and Premier Boards may, subject to applicable law and rules of their respective exchanges, approve the issuance of shares of authorized preferred stock at such times, for such purposes, and for such consideration as they may deem advisable without further shareholder approval. The ability of M&T and Premier to issue shares of preferred stock up to the prescribed amounts under their respective certificates of incorporation could have possible anti-takeover effects.

         AMENDMENT OF CHARTER

         In general, under the NYBCL, a corporation may amend its certificate of incorporation in any respect provided the amendment contains only provisions that would be lawfully contained in an original certificate filed at the time of the amendment. To adopt an amendment under the NYBCL, a corporation's board of directors must vote to authorize the amendment followed by the vote of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders. The board of directors acting alone can amend the certificate of incorporation to change the corporation's address or registered agent for service of process. When an amendment of the certificate would affect certain substantial rights of the holders of a class of stock, the NYBCL provides that the adoption of the amendment requires the approval of a majority of the votes of all outstanding shares of such class of stock. If only certain series within any class of shares are adversely affected by such a proposed amendment, then in addition to the approval of the board of directors and a majority of all outstanding shares entitled to vote thereon, the amendment requires the approval only of a majority of the outstanding shares of such affected series. M&T's certificate of incorporation does not vary from the statutory provisions. Premier's restated certificate of incorporation provides that the affirmative vote of a majority of the Board of Directors and the holders of at least 66-2/3% of the combined voting power of all of the shares of capital stock of Premier then entitled to vote generally in the election of directors will be required to amend any provisions in the certificate of incorporation relating to the factors to be considered by the directors in taking any action, the classification of directors, filling of vacancies in the Board of Directors, removal of directors and amendment of the certificate of incorporation.

         AMENDMENT OF BYLAWS

         In general, under the NYBCL, a corporation's bylaws may be amended or repealed by a majority of the votes cast by the shares at the time entitled to vote in the election of directors, or, if provided in the certificate of incorporation or a shareholder adopted bylaw, by the board of directors. Any bylaw adopted by the board may be amended or repealed by the shareholders. M&T's bylaws generally may be adopted, amended, or repealed by a majority vote of the M&T Board, or at any meeting of the shareholders by the vote of the holders of a majority of the shares of M&T entitled to vote in the election of directors, provided that the meeting notice referred to the proposed action. M&T's bylaws further provide that if the amendment of the bylaws pertains to the election of directors or the procedures for calling and conducting the meeting of shareholders, shareholders must be given adequate notice thereof in a manner reasonably calculated to provide the shareholders with sufficient time to respond thereto prior to the meeting. Premier's bylaws grant the Premier Board the power to amend, repeal, or adopt bylaws at any regular or special meeting of the Board by a majority vote of the entire Board.

         ANNUAL AND SPECIAL MEETINGS OF SHAREHOLDERS

         Pursuant to M&T's bylaws, the annual shareholders meeting is to be held on the third Tuesday of April at such time as is fixed in the meeting notice, or on any other date within 60 days thereafter as determined by the M&T Board. M&T's bylaws provide that the chief executive officer or the M&T Board may call special meetings, and that such a special meeting must be called if requested in writing by the holders of at least 25% of the outstanding shares. Written notice of every special and annual meeting of shareholders must be given either personally or by mail to each shareholder at least 10 and not more than 60 days prior to the meeting, stating the place, date, and hour of the meeting, the purpose for which the meeting is called, and, other than the annual meeting, by whom it is being called.

         Pursuant to Premier's bylaws, the annual shareholders meeting is to be held on such date and at such time as may be fixed by the Premier Board. Premier's bylaws provide that only the chairman of the Premier Board, the chief executive officer, the president of Premier or the Premier Board by majority vote may call special meetings. Written notice of the date, place, and hour of every annual and special meeting must be given to each shareholder at least 10 days and not more than 60 days prior to such meetings. No business other than procedural matters and matters relating to the conduct of the meeting may be transacted at any special meeting other than that stated in the notice of the meeting and business that is relevant to such stated business.

         BOARD OF DIRECTORS

         The bylaws of M&T require that the M&T Board consist of a minimum of three directors, the exact number to be fixed by the shareholders or the vote of a majority of the Board. The M&T Board is currently comprised of 21 directors. The bylaws of Premier provide that the Premier Board will consist of a minimum number of five and a maximum number of 25 directors, as fixed by resolution and vote of the entire Premier Board; however, the number of directors may not be increased by 50% or more in any 12-month period without the approval of at least 66-2/3% of the entire Premier Board. The Premier Board is currently comprised of 19 directors.

         CLASSIFICATION OF THE BOARD OF DIRECTORS

         The NYBCL provides that a corporation's certificate of incorporation or a shareholder-adopted bylaw may provide that the directors be divided into two, three or four classes. All classes must be as nearly equal in number as possible. M&T's Board of Directors is not classified. The directors must be elected at each annual meeting of M&T shareholders. Premier's Board of Directors is divided into three classes, each as nearly equal in number as possible. One class of directors is elected at each annual meeting of Premier shareholders, and each class serves a term of three years.

         VACANCIES ON THE BOARD OF DIRECTORS

         The NYBCL provides that newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any reason, except the removal of directors without cause, may be filled by the vote of the board, and if the number of directors remaining in office is less than a quorum, by the vote of a majority of the directors then in office. The certificate of incorporation or the bylaws may provide that such newly created directorships or vacancies must be filled by the vote of shareholders and the certificate of incorporation may impose greater requirements relating to the quorum and vote of directors needed to fill such newly created directorships or vacancies. Unless the certificate of incorporation or the specific provisions of the bylaws adopted by the shareholders provide otherwise, vacancies occurring on the board by reason of the removal of directors without cause may not be filled by the board of directors and may only be filled by the shareholders.

         M&T's bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring for any reason other than removal may be filled by the majority vote of the then remaining directors, although less than a quorum exists. Any vacancy attributable to removal by the shareholders may be filled by the vote of the shareholders at the meeting at which the removal action is taken or at any meeting notice of which referred to the proposed election. Any newly created directorship or vacancy not filled prior to the annual shareholders meeting is to be filled at the next annual shareholders meeting. Any director elected to fill a vacancy will hold office for the unexpired term of his or her predecessor.

         Premier's restated certificate of incorporation provides that any vacancies on the Premier Board or newly created directorships will be filled by the majority vote of the then remaining directors then in office, though less than a quorum. Such newly elected directors will hold office only until the next annual meeting of shareholders and until their successors are elected and qualified, even though the term of office of other directors in the class of which they are members does not expire at the time of that meeting. The successor to any director elected by the Board to fill a vacancy will be elected by the shareholders to a term of office which will expire at the same time as the term of office of the other directors in the class to which he or she is elected and until his or her successor is elected and qualified. If the holders of any class or classes of shares of the Premier's capital stock or any series thereof, other than common stock, are entitled to elect one or more directors pursuant to Premier's certificate of incorporation, any vacancy in the directors elected by such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or if no such director is then in office, by the Board as otherwise provided above.

         REMOVAL OF DIRECTORS

         The NYBCL provides that any or all of the directors may be removed for cause by a vote of the shareholders, and, if the certificate of incorporation or the specific provision of a by-law adopted by the shareholders provides, directors may be removed for cause by action of the board of directors or without cause by the vote of the shareholders.

         Pursuant to M&T's bylaws, any director may be removed for cause by the shareholders holding the majority of the votes cast at any shareholders meeting, notice of which referred to the proposed removal, or by three-fourths vote of the M&T Board at any M&T Board meeting where the notice of the meeting referred to the proposed action. M&T's bylaws further provide that any director may be removed without cause by majority vote of the shares entitled to vote at any shareholders meeting notice of which referred to the proposed removal.

         Premier's restated certificate of incorporation provides that any director may be removed from office at any time for cause by either the affirmative vote of 66-2/3% of the combined voting power of all of the shares of capital stock of Premier then entitled to vote generally in the election of directors or the affirmative vote of 66-2/3% of the entire Board other than the director to be removed. If the holders of any series of Premier's preferred stock are entitled to elect one or more directors pursuant to a resolution or resolutions providing for such series, any director so elected by the holders of such series may be removed only by the applicable vote of the holders of the shares of such class or classes or series as set forth in such resolution or resolutions. Directors of Premier may not be removed without cause.

         DIRECTOR NOMINATIONS AND PROPOSALS FOR BUSINESS

         The NYBCL does not contain any provision establishing procedures that must be followed in order for a shareholder to nominate directors or propose items of business at any annual or special shareholders meeting.

         The M&T bylaws provide that the deadline for proposals to be included in M&T's proxy statement for its annual meetings or for proposals to be presented at a shareholders meeting is 120 days prior to the day of the month on which M&T first mailed its proxy materials for the prior year's annual meeting if the date of the annual meeting is not changed more than 30 days from the date of the preceding annual meeting. For other shareholders meetings or annual meetings held on a date that is more than 30 days from the date of the proceeding year's annual meeting, the deadline for submission of shareholder proposals is the close of business on the tenth day following the date public disclosure of the date of such meeting is first made.

         Premier's bylaws require that any shareholder intending to nominate a candidate for election as a director or submit a proposal for a shareholder vote must give the corporation written notice of the nomination or proposal containing specified information. In order to propose business or nominate a candidate for election as a director at an annual meeting held within 30 days of the date of the previous year's annual meeting of Premier shareholders, a Premier shareholder must give notice to Premier's secretary at Premier's principal executive offices not less than 120 days before the date of the proxy statement released to the shareholders in connection with the previous year's annual meeting. For annual meetings held on a date that is more than 30 days from the date of the previous year's annual meeting, the deadline is a reasonable time before Premier begins to print and mail its proxy materials. In order to propose business or nominate a candidate for election as a director at a special meeting of Premier shareholders, Premier's bylaws provide that a Premier shareholder must deliver such proposal or nomination to Premier's secretary at Premier's principal executive offices no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of shareholders was given.

         INDEMNIFICATION

         Under the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person who was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made for (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person had been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all circumstances the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Indemnification under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws, or, when authorized by such certificate of incorporation or bylaws, (i) a resolution of shareholders or directors, or (ii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. The M&T bylaws provide that M&T will indemnify to the maximum extent permissible under the NYBCL its directors and officers, and any person whose testator or intestate was such a director or officer; however, M&T will provide indemnification in connection with an action or proceeding (or part thereof) initiated by such director or officer only if such action or proceeding (or part thereof) was authorized by the M&T Board. The Premier restated certificate of incorporation provides that Premier will indemnify (and advance certain expenses as provided in the Premier bylaws) any director or officer to the fullest extent permitted by the NYBCL and that such indemnification is not exclusive or limiting of any other rights to which such person is entitled, and that Premier may also, to the extent authorized by the Premier Board and to the fullest extent authorized by the NYBCL (or to any lesser extent or greater extent as determined by the Board and permitted by law), grant rights to indemnification and advancement of expenses to any employees or agents of Premier or to persons who are or were a director, officer, employee or agent of any of Premier's affiliates, predecessor or subsidiary corporations.

         Under the NYBCL, any person to whom such provisions in the NYBCL regarding indemnification apply who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding is entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, indemnification under the NYBCL, the certificate of incorporation, the bylaws, any resolution of shareholders or directors, or any agreement pursuant to the above paragraphs, may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the board acting by a quorum of disinterested directors or (ii) if such quorum is not available, or even if available, if so directed by a quorum of disinterested directors by either (A) the board upon the written opinion of counsel or (B) by the shareholders.

         BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

         Premier is subject to provisions of the NYBCL governing "business combinations" with "interested shareholders," which provide that a New York corporation may not engage in a business combination with an interested shareholder for a period of five years after such interested shareholder became an interested shareholder unless the business combination or the purchase of stock by the interested shareholder causing him or her to become such was approved in advance by the board of directors. Other business combinations with an interested shareholder are prohibited at any time unless certain requirements are met. As permitted under Section 912 of the NYBCL, M&T has expressly elected in its bylaws not to be governed by the provisions of the NYBCL governing "business combinations" with "interested shareholders."

                                    EXPERTS

         The consolidated financial statements of M&T included in M&T's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants, as outlined in their report thereon incorporated in this document by reference. Such consolidated financial statements are incorporated in this document by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements incorporated in this document by reference from Premier's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this document by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Keystone and subsidiaries at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated by reference in M&T's Current Report on Form 8-K dated as of October 6, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated in this document by reference. Such consolidated financial statements are incorporated in this document by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINION

         A legal opinion which states that the issuance of the shares of M&T common stock offered hereby, when issued in accordance with the terms of the merger agreement, will be validly issued, fully paid and nonassessable, has been rendered by Richard A. Lammert, Esq., Senior Vice President and General Counsel of M&T. As of December 8, 2000, Mr. Lammert was the beneficial owner of 61,340 shares of M&T common stock and held options granted under the M&T Bank Corporation 1983 Stock Option Plan covering 125,000 shares of M&T common stock, 90,000 of which are currently exercisable.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

         Premier intends to hold an annual meeting of Premier shareholders in 2001 only if the merger is not completed. If an annual meeting of Premier shareholders is held in 2001, a shareholder proposal to be timely for purposes of Rule 14a-8 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 or for purposes of Premier's bylaws needed to be received by December 12, 2000. If a shareholder desires to bring business before the 2001 annual meeting of Premier shareholders that is not a proposal submitted to Premier for inclusion in Premier's proxy statement, notice must be received by the corporate secretary of Premier no later than February 24, 2001.

         The deadline under Rule 14a-8 of the Securities Exchange Act of 1934 and under M&T's bylaws for the submission of proposals by M&T shareholders for inclusion in the proxy statement and form of proxies to be used by M&T in connection with its 2001 annual meeting of shareholders was November 8, 2000.

                      DOCUMENTS INCORPORATED BY REFERENCE

         This document incorporates by reference the documents listed below that M&T and Premier have previously filed with the Commission:

         -    M&T's Annual Report on Form 10-K for the year ended December 31,
              1999;

         - Premier's Annual Report on Form 10-K for the year ended December 31, 1999;

         - M&T's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         - Premier's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         - M&T's Current Reports on Form 8-K and Form 8-K/A dated as of March 1, 2000, May 16, 2000, July 9, 2000 and October 6, 2000;

         - Premier's Current Reports on Form 8-K dated as of July 12, 2000 and November 21, 2000; and

         - the description of M&T common stock contained in a registration statement on Form 8-A dated as of May 20, 1998 filed by M&T pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

         M&T and Premier also incorporate by reference additional documents that either company may file with the Commission between the date of this document and the date of the special meeting or, if later, the expiration of the election period for Premier shareholders to elect to receive M&T common stock or cash for their shares of Premier common stock in the merger. These documents may include Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This document and the documents that have been incorporated by reference into this document include statements that reflect projections or expectations of future financial condition, results of operations and business of each of M&T, Premier and the combined company following the merger and other transactions in which either company may be involved. These statements are subject to risk and uncertainty. M&T and Premier believe such statements to be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. M&T and Premier have made, and may continue to make, various forward-looking statements with respect to earnings per share, cash earnings per share, cost savings related to acquisitions, credit quality and other financial and business matters for 2001 and, in certain instances, subsequent periods. M&T and Premier caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements for periods after 2000 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from those expressed in forward-looking statements. In addition to factors disclosed in documents incorporated by reference in this document and factors identified elsewhere in this document, the following factors could cause actual results to differ materially from those expressed in forward-looking statements:

         - expected cost savings from the merger or other transactions cannot be fully realized or cannot be realized within the expected time frame;

         - revenues following the merger or other transactions are lower than expected;

         - competitive pressure among financial services institutions increases;

         - costs or difficulties related to the integration of the business of M&T, Premier and companies involved in other transactions are greater than expected;

         -    changes in the interest rate environment reduce interest margins;

         - general economic conditions, either nationally or in the markets in which the combined company will be doing business, are less favorable than expected;

         - legislation or regulatory requirements or changes that adversely affect the business in which the combined company would be engaged; and

         - other "Future Factors" enumerated in M&T's most recent Annual Report on Form 10-K with respect to M&T, or factors enumerated under "Forward-Looking Statements" in Premier's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q dated as of September 30, 2000 with respect to Premier and incorporated in this document by reference.

         M&T's and Premier's forward-looking statements speak only as of the dates on which they are made. By making forward-looking statements, M&T and Premier assume no duty to update them to reflect new, changing or unanticipated events or circumstances, except as may be required by applicable law or regulation.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

              (INCLUDING AGREEMENT AND PLAN OF MERGER, AS AMENDED)

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or "Agreement") dated as of July 9, 2000, by and among Premier National Bancorp Inc. ("Seller"), a New York corporation having its principal executive office at P.O. Box 310, Route 55 Lagrangeville, NY 12540, M&T Bank Corporation ("Purchaser"), a New York corporation having its principal executive office at One M&T Plaza, Buffalo, New York 14614, and Olympia Financial Corp. ("Merger Sub"), a Delaware corporation and a direct wholly owned subsidiary of Purchaser having its registered office at 1209 Orange Street, Wilmington, Delaware.

                                   WITNESSETH

         WHEREAS, the parties hereto desire that Seller shall be acquired by Purchaser through the merger ("Merger") of Seller with and into Merger Sub, with Merger Sub as the surviving corporation ("Surviving Corporation") pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Annex A ("Plan of Merger"); and

         WHEREAS, following the consummation of the Merger, Premier National Bank ("Seller Bank"), a banking subsidiary of Seller, which shall be a wholly-owned subsidiary of the Surviving Corporation following the Merger, shall merge with and into Manufacturers and Traders Trust Company ("Purchaser Bank"), a bank subsidiary of Purchaser ("Bank Merger"), pursuant to an Agreement and Plan of Merger ("Bank Merger Agreement") in a form to be specified by Purchaser; and

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

         1.1      "Advisory Board" is defined in Section 4.15 hereof.

         1.2      "Amex" shall mean the American Stock Exchange.

         1.3      "Agreement" is defined in the preamble hereto.

         1.4      "Bank Holding Company Act" shall mean the Bank
Holding Company Act of 1956, as amended.

         1.5      "Banking Board" shall mean the New York State Banking
Board.

         1.6      "Bank Merger" is defined in the recitals hereto.

         1.7 "Bank Merger Agreement" is defined in the recitals hereto.

         1.8 "Cash Consideration" is defined in the Plan of Merger.

         1.9      "Claim" is defined in Section 4.11(g) hereof.

         1.10     "Closing Date" is defined in Section 4.9 hereof.

         1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.12 "Commission" or "SEC" shall mean the Securities and Exchange Commission.

         1.13 "Confidentiality Agreement" is defined in Section 4.5 hereof.

         1.14 "Covered Parties" is defined in Section 4.11(g) hereof.

         1.15     "DPC Shares" is defined in the Plan of Merger.

         1.16     "Effective Date" is defined in Section 4.9 hereof.

         1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.18 "ERISA Affiliate" is defined in Section 2.13(a) hereof.

         1.19 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


         1.20     "FDIA" shall mean the Federal Deposit Insurance Act.

         1.21     "FDIC" shall mean the Federal Deposit Insurance
Corporation.

         1.22     "Federal Reserve Board" shall mean the Board of
Governors of the Federal Reserve System.

         1.23 "Indemnified Parties" is defined in Section 4.11(f) hereof.

         1.24 "Insurance Amount" is defined in Section 4.11(h) hereof.

         1.25 "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

         1.26     "JP Morgan" is defined in Section 2.18 hereof.





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
         1.27     "KBW" is defined in Section 2.18 hereof.

         1.28 "knowledge" and its correlative terms shall mean, with respect to Seller or Purchaser, the knowledge of the executive officers of the Seller or Purchaser, as the case may be, after due inquiry, with respect to matters within the areas of responsibility of the respective executive officers.

         1.29 "Material Adverse Effect" shall mean, with respect to Seller or Purchaser, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and the Subsidiaries of the party taken as a whole or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities,
(ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) general changes in conditions, including interest rates, in the banking industry or in the global or United States or Northeast regional economy or financial markets, with respect to clause (i), (ii) or (iii), to the extent that a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of Seller or Purchaser or any Subsidiary of either of them taken with the prior written consent of Purchaser or Seller, as applicable, in contemplation of the Merger.

         1.30     "Merger" is defined in the recitals hereto.

         1.31 "Merger Consideration" is defined in the Plan of Merger.

         1.32 "Merger Sub" is defined in the preamble of this Agreement.

         1.33     "NYSE" shall mean The New York Stock Exchange.

         1.34 "OCC" shall mean the Office of the Comptroller of Currency.

         1.35     "Option Agreement" shall mean the Stock Option
Agreement dated of even date herewith between Seller and Purchaser pursuant to which Seller will grant Purchaser the right to purchase certain shares of Seller Common Stock.

         1.36     "Plan of Merger" is defined in the recitals hereto.

         1.37 "Previously Disclosed" shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC subsequent to January 1, 2000 and prior to the date hereof or (ii) a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

         1.38     "Previously Disclosed Individuals" is defined in
Section 4.11(b) hereof.

         1.39     "Proxy Statement" shall mean the proxy
statement/prospectus (or similar documents) together with any supplements thereto sent to the shareholders of Seller to solicit their votes in connection with this Agreement and the Plan of Merger.

         1.40 "Purchaser" is defined in the preamble of this Agreement.

         1.41     "Purchaser Bank" is defined in the recitals hereof.

         1.42 "Purchaser Common Stock" is defined in Section 3.1 hereof.

         1.43 "Purchaser Financial Statements" shall mean (i) the consolidated balance sheets of Purchaser as of March 31, 2000 and as of December 31, 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the three months ended March 31, 2000 and each of the three years ended December 31, 1999, 1998 and 1997, respectively, as filed by Purchaser in SEC Documents and (ii) the consolidated balance sheets of Purchaser and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by Purchaser in SEC Documents as of dates or with respect to periods ended subsequent to March 31, 2000.

         1.44     "Purchaser Plan" is defined in Section 3.10 hereof.

         1.45 "Purchaser Preferred Stock" is defined in Section 3.1 hereof.

         1.46 "Registration Statement" shall mean the registration statement with respect to the Purchaser Common Stock to be issued in connection with the Merger as declared effective by the Commission under the Securities Act and as amended from time to time.

         1.47 "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

         1.48 "Reorganization Agreement" is defined in the recitals hereto.

         1.49 "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

         1.50     "Securities Act" shall mean the Securities Act of
1933, as amended.

         1.51 "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

         1.52 "Seller" is defined in the preamble of this Agreement.

         1.53     "Seller Bank" is defined in the recitals hereto.

         1.54 "Seller Common Stock" is defined in Section 2.1 hereof.

         1.55 "Seller Employees" is defined in Section 4.11(a) hereof.

         1.56 "Seller Financial Statements" shall mean (i) the consolidated balance sheets of Seller as of March 31, 2000 and as of December 31, 1999 and 1998 and the related consolidated statements of income and expense, cash flows and stockholders' equity (including related notes, if any) for the three months ended March 31, 2000 and each of the three years ended December 31, 1999, 1998 and 1997, respectively, as filed by Seller in SEC Documents and (ii) the consolidated balance sheets of Seller and related consolidated statements of income and expense, cash flows and changes in stockholders' equity (including related notes, if any) as filed by Seller in SEC Documents with respect to periods ended subsequent to March 31, 2000.

         1.57     "Seller Plans" is defined in Section 2.13(a) hereof.

         1.58 "Seller Preferred Stock" is defined in Section 2.1 hereof.

         1.59     "Seller Stock Option Plans" is defined in the Plan of
Merger.

         1.60 "Stock Consideration" is defined in the Plan of Merger.

         1.61 "Subsidiary" or "Subsidiaries" shall mean with respect to any party, any bank, corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes; provided, however, that "Subsidiary" or "Subsidiaries" shall not include any subsidiary trust formed for the purpose of issuing trust preferred or similar securities.

         1.62 "Surviving Corporation" is defined in the recitals hereto.

         1.63     "Takeover Laws" is defined in Section 2.28 hereof.

         1.64 "Takeover Proposal" is defined in Section 4.7(b)(13) hereof.

         1.65 "Tax," collectively, "Taxes" shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

         1.66 "Tax Return," collectively, "Tax Returns" shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns, ruling requests, administrative or judicial filings, accounting method change requests, responses to revenue agents' reports (federal, state or local) and settlement documents.

         1.67 "Trust Account Shares" is defined in the Plan of Merger.

                                   ARTICLE 2.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as Previously Disclosed, Seller hereby represents and warrants to Purchaser and Merger Sub as follows:

         2.1.    CAPITAL STRUCTURE OF SELLER

         The authorized capital stock of Seller consists of (i) 5,000,000 shares of preferred stock, par value $0.01 per share ("Seller Preferred Stock") none of which is issued and outstanding and (ii) 50,000,000 shares of common stock, par value $0.80 per share ("Seller Common Stock"), of which, as of July 7, 2000, 15,799,535 shares were issued and outstanding and 644,359 shares were held in treasury, and since that date no shares have been issued other than on exercise of Rights Previously Disclosed. As of the date hereof, no shares of Seller Preferred Stock or Seller Common Stock are reserved for issuance, except as Previously Disclosed and except for 3,144,107 shares of Seller Common Stock reserved for issuance pursuant to the Option Agreement. Seller has Previously Disclosed a list of all currently outstanding options for the purchase of Seller Common Stock, the number of shares of Seller Common Stock subject to such options, whether such options are vested or unvested, the vesting schedule for unvested options and the vesting or other treatment of all unvested options in the event of a change of control of Seller. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Seller does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of Seller except (i) for the Option Agreement, (ii) as Previously Disclosed, and (iii) as set forth above. None of the shares of Seller's capital stock has been issued in violation of the preemptive rights of any person.

         2.2.    ORGANIZATION, STANDING AND AUTHORITY OF SELLER

         Seller is a duly incorporated corporation, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to have such corporate power and authority or to be so licensed or qualified would not have a Material Adverse Effect on Seller. Seller is registered as a bank holding company under the Bank Holding Company Act.

         2.3. OWNERSHIP OF SELLER SUBSIDIARIES; CAPITAL STRUCTURE OF SELLER SUBSIDIARIES

         As of the date hereof, Seller does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except the Seller Subsidiaries as Previously Disclosed. Seller has Previously Disclosed to Purchaser a list of all of the Subsidiaries, including a summary description of each Subsidiary's activities and the authority under which each Subsidiary is held by Seller or Seller Bank, as the case may be. Except as Previously Disclosed, the outstanding shares of capital stock or other equity interests of each Seller Subsidiary have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable and all such shares or equity interests are directly or indirectly owned by Seller free and clear of all liens, claims and encumbrances. No Seller Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of any Seller Subsidiary and, except as Previously Disclosed, there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of said shares. None of the shares of capital stock or other equity interests of any Seller Subsidiary has been issued in violation of the preemptive rights of any person.

         2.4.    ORGANIZATION, STANDING AND AUTHORITY OF SELLER SUBSIDIARIES

         Each Seller Subsidiary is a duly incorporated corporation, banking association or other organization, validly existing and in good standing under applicable laws, except where the failure to be duly incorporated, validly existing and in good standing would not have a Material Adverse Effect on Seller. Each Seller Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where failure to have such corporate power and authority or to be so licensed or qualified would not have a Material Adverse Effect on Seller. Each Seller Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Seller. Seller Bank is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of shares therein and is a qualified seller and servicer for the Federal Home Loan Mortgage Corporation.

         2.5.    AUTHORIZED AND EFFECTIVE AGREEMENT

                 (a) Seller has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the Option Agreement. The execution and delivery of this Reorganization Agreement, the Plan of Merger and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller, except for the affirmative vote of the holders of two thirds (2/3) of the outstanding shares of Seller Common Stock, which is the only shareholder vote required to approve the Plan of Merger pursuant to the New York Business Corporation Law and Seller's Second Amended and Restated Certificate of Incorporation and Seller's Bylaws. The Board of Directors of Seller has directed that this Agreement and the Plan of Merger be submitted to Seller's stockholders for approval at a special meeting to be held as soon as practicable. The Board of Directors of Seller has approved the Merger as contemplated by Section 8 of Seller's Second Amended and Restated Certificate of Incorporation.

                 (b) Assuming the accuracy of the representation contained in Section 3.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (c) Neither the execution and delivery of this Reorganization Agreement, the Plan of Merger or the Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Seller or any Seller Subsidiary, (ii) assuming the consents and approvals contemplated by Section
4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary, except (in the case of clauses
(ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on Seller.

                 (d) Other than (i) the filing of the Proxy Statement and the Registration Statement with the Commission pursuant to the Securities Laws,
(ii) the filing of the Certificate of Merger and other appropriate merger documents required by the Delaware General Corporation Law and the New York Business Corporation Law and with their respective Secretaries of State, (iii) the filing of appropriate documents with the relevant authorities of other states in which the parties to the Bank Merger Agreement are qualified to do business, and (iv) as contemplated by Section 4.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Seller or any Seller Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consents would not have a Material Adverse Effect on Seller. As of the date hereof, Seller is not aware of any reason that the condition set forth in
Section 5.1(b) of this Agreement, including the proviso thereto, would not be satisfied.

         2.6.    SEC DOCUMENTS; REGULATORY FILINGS

         Seller has filed all SEC Documents required by the Securities Laws since December 31, 1994 and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws. Seller and each Seller Subsidiary has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on Seller, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

         2.7.    FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS

         The Seller Financial Statements filed by Seller in SEC Documents prior to the date of this Agreement fairly present, and the Seller Financial Statements filed by Seller after the date of this Agreement will fairly present, the consolidated financial position of Seller and its consolidated Subsidiaries as of the dates indicated and the consolidated income, changes in stockholders' equity and cash flows of Seller and its consolidated Subsidiaries for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except as disclosed therein and except, in the case of unaudited statements, as permitted by Form 10-Q and subject to normal recurring year-end adjustments. The books and records of Seller and each Seller Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of Seller and each Seller Subsidiary contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

         2.8.    MATERIAL ADVERSE CHANGE

         Seller has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 1999 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Seller.

         2.9.    ABSENCE OF UNDISCLOSED LIABILITIES

         Neither Seller nor any Seller Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Seller on a consolidated basis, or that, when combined with all similar undisclosed liabilities, would be material to Seller on a consolidated basis, except as disclosed in the Seller Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 1999.

         2.10.   PROPERTIES

         Seller and the Seller Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Seller and its Subsidiaries taken as a whole, and which are reflected on the Seller Financial Statements as of December 31, 1999 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business,
(iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.
All leases pursuant to which Seller or any Seller Subsidiary, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Seller and its Subsidiaries taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on Seller.
All tangible property used in the business of Seller and its Subsidiaries taken as a whole is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with Seller's past practices.

         2.11.   LOANS

                 (a) Each loan reflected as an asset in the Seller Financial Statements, except for loans repaid since that time, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards, individually or in the aggregate, after taking into account reserves for loan losses, would not have a Material Adverse Effect on Seller.

                 (b) The allowance for loan losses reflected on the Seller Financial Statements, as of their respective dates, is in all material respects consistent with the requirements of generally accepted accounting principles to provide for reasonably anticipated losses with respect to Seller's loan portfolio based upon information reasonably available to Seller at the time.

         2.12.   TAX MATTERS

                 (a) Seller and each Seller Subsidiary have timely filed, or have timely requested filing extensions for, federal income tax returns for each year through December 31, 1999 and have timely filed, or caused to be filed, or have timely requested filing extensions for, all other Tax Returns required to be filed with respect to Seller or any Seller Subsidiary, except where the failure to file timely such federal income and other Tax Returns would not, in the aggregate, have a Material Adverse Effect on Seller. All Taxes due by or on behalf of Seller or any Seller Subsidiary have been paid or adequate reserves have been established on the Seller Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on Seller.

                 (b) All Tax Returns filed by Seller and each Seller Subsidiary are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material Tax, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. Except as Previously Disclosed or as fully settled and paid or accrued on the Seller Financial Statements, to Seller's knowledge, no material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of Seller or any Seller Subsidiary has been proposed, asserted or assessed (tentatively or otherwise). Except as Previously Disclosed, there are currently no agreements in effect with respect to Seller or any Seller Subsidiary to extend the period of limitations for the assessment or collection of any material Tax.

                 (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of Seller or any Seller Subsidiary prior to or following consummation of the transactions contemplated hereby will result in Seller or any Seller Subsidiary (or any successor thereof) making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

                 (d) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is a party to any agreement (other than an agreement exclusively among Seller and the Seller Subsidiaries) providing for the allocation or sharing of, or indemnification for, taxes.

                 (e) Neither Seller nor any Seller Subsidiary is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

                 (f) Neither Seller nor any Seller Subsidiary has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting the Seller or any Seller Subsidiary pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a material impact on the calculation of the Taxes of Purchaser or any Purchaser Subsidiary after the Effective Date.

                 (g)      For purposes of this Section 2.12 and Section 2.27,
(i) references to Seller and any Seller Subsidiary shall include predecessors thereof and (ii) "Seller Subsidiary" shall include each Subsidiary (as defined in Article 1 hereof) of Seller, and each corporation, partnership, limited liability company, joint venture or other entity which Seller controls directly or indirectly (through one or more intermediaries). For purposes of the previous sentence, "control" means the possession, direct or indirect, of the power either (1) to vote fifty percent (50%) or more of the voting interests of a corporation, partnership, limited liability company, joint venture or other entity, or (2) to direct or cause the direction of the management and policies of a corporation, partnership, limited liability company, joint venture or other entity, whether by contract or otherwise.





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
         2.13.   EMPLOYEE BENEFIT PLANS

                 (a) A true and complete list of each material Seller Plan has been Previously Disclosed. For purposes of this Section 2.13, the term "Seller Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Seller or by any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of Seller or any ERISA Affiliate of Seller.

                 (b) With respect to each of the Seller Plans, Seller has made available to Purchaser true and complete copies of each of the following documents: (a) the Seller Plan and related documents (including all amendments thereto); (b) the most recent annual reports, financial statements, and actuarial reports, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Seller Plan and all material communications relating to each such Seller Plan; and (d) the most recent determination letter received from the IRS with respect to each Seller Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each Seller Plan.

                 (c) No liability under Title IV of ERISA has been incurred by Seller or any ERISA Affiliate of Seller that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of Seller of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

                 (d) Neither Seller nor, to the knowledge of Seller, any ERISA Affiliate of Seller, nor any of the Seller Plans, nor, to the knowledge of Seller, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Seller or any ERISA Affiliate of Seller could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

                 (e) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that Seller or any ERISA Affiliate of Seller is required to pay under Section 412 of the Code or under the terms of the Seller Plans.

                 (f) The fair market value of the assets held under each Seller Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such Seller Plan.
No reportable event under Section 4043 of ERISA has occurred with respect to any Seller Plan other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

                 (g) None of the Seller Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

                 (h) A favorable determination letter has been issued by the Internal Revenue Service with respect to each of the Seller Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the knowledge of Seller, no condition exists that could adversely affect the qualified status of any such Seller Plan. Each of the Seller Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the Seller Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

                 (i) There are no actions, suits or claims pending, or, to the knowledge of Seller, threatened or anticipated (other than routine claims for benefits) against any Seller Plan, the assets of any Seller Plan or against Seller or any ERISA Affiliate of Seller with respect to any Seller Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Seller Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the knowledge of Seller, threatened audits, examinations or investigations by any governmental body, commission or agency involving any Seller Plan.

                 (j) The consummation of the transactions contemplated by this Agreement will not result in, and is not a precondition to, (i) any current or former employee or director of Seller or any ERISA Affiliate of Seller becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director, or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

         2.14.   CERTAIN CONTRACTS

                 (a) Neither Seller nor any Seller Subsidiary is a party to, or is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other contract or similar arrangement reasonably deemed material by Seller's management, whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of any Seller Subsidiary) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation, in each case amounting singly or in the aggregate to more than $100,000, other than agreements, indentures, instruments or guarantees relating to transactions entered into in the ordinary course of business, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was formerly a director or executive officer of Seller or any Seller Subsidiary or the employment, election, retention in office or severance of any present or former director or officer of Seller or any Seller Subsidiary, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

                 (b) Neither Seller nor any Seller Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Seller.

         2.15.   LEGAL PROCEEDINGS

         There are no actions, suits or proceedings instituted, pending or, to the knowledge of Seller or any Seller Subsidiary, threatened against Seller or any Seller Subsidiary or against any asset, interest or right of Seller or any Seller Subsidiary which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Seller. To the knowledge of Seller or any Seller Subsidiary, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Seller. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Seller or any Seller Subsidiary, threatened against any present or, to Seller's knowledge former director or officer of Seller or any Seller Subsidiary, that would reasonably be expected to give rise to a claim for indemnification and that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Seller.

         2.16.   COMPLIANCE WITH LAWS

         Except as Previously Disclosed, Seller and each Seller Subsidiary is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither Seller nor any Seller Subsidiary has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations, limitations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would be reasonably expected to have a Material Adverse Effect on Seller, and none of them has received any communication requesting that they enter into any of the foregoing.

         2.17.   LABOR MATTERS

         With respect to their employees, neither Seller nor any Seller Subsidiary is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 2000 and prior to the date hereof, to Seller's knowledge, Seller and the Seller Subsidiaries have not experienced any attempt by organized labor or its





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
representatives to make Seller or any Seller Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Seller or any Seller Subsidiary. To the knowledge of Seller and the Seller Subsidiaries, there is no unfair labor practice charge or other complaint by any employee or former employee of Seller or any Seller Subsidiary against any of them pending before any court, arbitrator or governmental agency arising out of Seller's or such Seller Subsidiary's activities, which charge or complaint would, individually or in the aggregate, have a Material Adverse Effect on Seller; there is no labor strike or labor disturbance pending or, to the knowledge of Seller and the Seller Subsidiaries, threatened against any of them; and neither Seller nor any Seller Subsidiary has experienced a work stoppage or other material labor difficulty since January 1, 2000.

         2.18.   BROKERS AND FINDERS

         Neither Seller nor any Seller Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except for Seller's retention of Keefe, Bruyette & Woods, Inc. ("KBW") and J.P. Morgan & Co. ("JP Morgan") to perform certain financial advisory services as Previously Disclosed. Prior to the execution and delivery of this Agreement, JP Morgan has delivered to the Board of Directors of Seller an opinion that the Merger Consideration is fair from a financial point of view to the shareholders of Seller.

         2.19.   INSURANCE

         Seller and the Seller Subsidiaries each currently maintains insurance in amounts considered by Seller and any Seller Subsidiary as applicable, to be reasonably necessary for their operations. Neither Seller nor any Seller Subsidiary has received any notice of a material premium increase over current rates or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Seller nor any Seller Subsidiary has been refused any insurance coverage sought or applied for, and Seller has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions substantially as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Seller or any Seller Subsidiary. Seller has Previously Disclosed a list of all outstanding claims as of the date hereof by Seller or any Seller Subsidiary under any insurance policy. The deposits of Seller Bank are insured by the FDIC in accordance with the FDIA, and Seller Bank and its predecessors have paid all assessments and filed all reports required by the FDIA.

         2.20.   ENVIRONMENTAL LIABILITY

         Neither Seller nor any Seller Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Seller and the Seller Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that would reasonably be expected to result in the imposition, on Seller or any Seller Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Seller; except as Previously Disclosed, there are no facts or circumstances known to Seller which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Seller nor any Seller Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         2.21.   ADMINISTRATION OF TRUST ACCOUNTS

         Each Seller Subsidiary has properly administered all common trust funds and collective investment funds and all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Seller. Neither Seller, any Seller Subsidiary, nor any director, officer or employee of Seller or any Seller Subsidiary acting on behalf of Seller or a Seller Subsidiary, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on Seller.

         2.22.   INTELLECTUAL PROPERTY

         Except as Previously Disclosed, Seller or a Seller Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of Seller and the Seller Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Seller. The ownership, licensing or use of Intellectual Property by Seller or its Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person or entity. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Seller. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Agreement Purchaser and the Purchaser Subsidiaries will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments (other than ongoing payments required under license agreements for software used by Seller or the Seller Subsidiaries in Previously Disclosed amounts consistent with past practice).

         2.23.   RISK MANAGEMENT INSTRUMENTS

         All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements to which Seller or a Seller Subsidiary is a party, whether entered into for Seller's own account, or for the account of one or more of the Seller Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Seller or one of the Seller Subsidiaries, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general equity principles), and neither Seller nor any Seller Subsidiary nor to Seller's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. Seller has previously made available to Purchaser all of such agreements and arrangements that are in effect as of the date of this Agreement.

         2.24.   REPURCHASE AGREEMENTS

         With respect to all agreements pursuant to which Seller or any Seller Subsidiary has purchased securities subject to an agreement to resell, if any, Seller or such Seller Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreements, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         2.25.   CERTAIN INFORMATION

         When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Seller shareholders' meeting to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein furnished by Seller relating to Seller and the Seller Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All information concerning Seller and its directors, officers, shareholders and any Subsidiaries included (or submitted for inclusion) in any application and furnished by it pursuant to Section 4.3 of this Agreement shall be true, correct and complete in all material respects.

         2.26.   YEAR 2000

         The computer software operated by Seller and any Seller Subsidiary which is material to the conduct of the business of Seller and any Seller Subsidiary is capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, and such software and Seller and any Seller Subsidiary currently are otherwise in compliance with all relevant Regulatory Authority guidance and requirements relating to the Year 2000 computer issues including the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk." The costs of the adaptations referred to in this clause have not and will not have a Material Adverse Effect on Seller.

         2.27.   TAX TREATMENT

         As of the date of this Agreement, Seller knows of no reason relating to it or any of the Seller Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a reorganization under Section 368(a) of the Code.

         2.28.   TAKEOVER LAWS

         Seller has taken all action required to by taken by it in order to exempt this Reorganization Agreement, the Plan of Merger and the Option Agreement and the transactions contemplated hereby and thereby from, and this Reorganization Agreement, the Plan of Merger and the Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of New York.

                                   ARTICLE 3.
                       REPRESENTATIONS AND WARRANTIES OF
                            PURCHASER AND MERGER SUB

         Except as Previously Disclosed, Purchaser and Merger Sub hereby jointly and severally represent and warrant to Seller as follows:

         3.1.    CAPITAL STRUCTURE OF PURCHASER

         The authorized capital stock of Purchaser consists at March 31, 2000 of (i) 1,000,000 shares of preferred stock, par value $1.00 per share ("Purchaser Preferred Stock"), none of which were issued and outstanding and
(ii) 15,000,000 shares of common stock, par value $5.00 per share ("Purchaser Common Stock"), of which, as of July 7, 2000, 7,650,380 shares were issued and outstanding, 451,159 shares were held in treasury and approximately 234,439 shares were reserved for issuance under plans or arrangements relating to options or other Rights. All outstanding shares of Purchaser capital stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of Purchaser's capital stock has been issued in violation of the preemptive rights of any person. The shares of Purchaser Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Reorganization Agreement and the Plan of Merger, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

         3.2.    ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER

         Purchaser is a duly incorporated corporation, validly existing and in good standing under the laws of New York, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to have such corporate power and authority or to be so licensed or qualified would not have a Material Adverse Effect on Purchaser. Purchaser is registered as a bank holding company under the Bank Holding Company Act.

         3.3. OWNERSHIP OF PURCHASER SUBSIDIARIES; CAPITAL STRUCTURE OF PURCHASER SUBSIDIARIES

         Purchaser has no Subsidiary other than: (i) Subsidiaries disclosed in Purchaser's Annual Report on Form 10-K for the year ended December 31, 1999;
(ii) Merger Sub; or (iii) any Subsidiary that, taken as a whole together with other excluded Subsidiaries of Purchaser not Previously Disclosed, is not a significant subsidiary under the SEC's Regulation S-X. Except as Previously Disclosed, the outstanding shares of capital stock of the Purchaser Subsidiaries have been duly authorized and validly issued and are fully paid and (except as provided in 12 U.S.C. Section 55 or Section 114 of the New York Banking Law) nonassessable and all such shares are directly or indirectly owned by Purchaser free and clear of all liens, claims and encumbrances. No Purchaser Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any Purchaser Subsidiary and, except as Previously Disclosed, there are no agreements, understandings or commitments relating to the right of Purchaser to vote or to dispose of said shares. None of the shares of capital stock of any Purchaser Subsidiary has been issued in violation of the preemptive rights of any person.

         3.4.    ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER SUBSIDIARIES

         Each Purchaser Subsidiary is a duly organized corporation or banking corporation, validly existing and in good standing under applicable laws, except where the failure to be duly organized, validly existing and in good standing would not have a Material Adverse Effect on Purchaser. Each Purchaser Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to have such corporate power and authority or to be licensed or qualified would have a Material Adverse Effect on Purchaser. Each Purchaser Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Purchaser.

         3.5.    AUTHORIZED AND EFFECTIVE AGREEMENT

                 (a) Each of Purchaser and Merger Sub has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Plan of Merger. The execution and delivery of this Reorganization Agreement and the

Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Purchaser and Merger Sub.

                 (b) Assuming the accuracy of the representation contained in Section 2.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of each of Purchaser and Merger Sub, in each case enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (c) Neither the execution and delivery of this Reorganization Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Purchaser or Merger Sub with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Purchaser or any Purchaser Subsidiary, (ii) assuming the consents and approvals contemplated by Section
4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser or any Purchaser Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any Purchaser Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Purchaser.

                 (d) Except for approvals specified in Section 4.3 hereof and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Purchaser or Merger Sub on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, Purchaser is not aware of any reason that the condition set forth in Section 5.1(b) of this Agreement, including the proviso thereto, would not be satisfied.

         3.6.    SEC DOCUMENTS; REGULATORY FILINGS

         Purchaser has filed all SEC Documents required by the Securities Laws since December 31, 1994, and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws. Purchaser and each of the Purchaser Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on Purchaser, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.





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
         3.7.    FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS

         The Purchaser Financial Statements filed by Purchaser in SEC documents prior to the date of this Agreement fairly present, and the Purchaser Financial Statements filed by Purchaser in SEC Documents after the date of the Agreement will fairly present the consolidated financial position of Purchaser and its consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of Purchaser and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except as disclosed therein and except in the case of unaudited statements, as permitted by Form 10-Q and subject to normal recurring year-end adjustments. The books and records of Purchaser and each Purchaser Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Purchaser and the Purchaser Subsidiaries contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

         3.8.    MATERIAL ADVERSE CHANGE

         Purchaser has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 1999 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Purchaser.

         3.9.    ABSENCE OF UNDISCLOSED LIABILITIES

         Neither Purchaser nor any Purchaser Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Purchaser on a consolidated basis, or that, when combined with all similar undisclosed liabilities, would be material to Purchaser on a consolidated basis, except as Previously Disclosed, as disclosed in the Purchaser Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 1999.

         3.10.   EMPLOYEE BENEFIT PLANS

         Each of the Purchaser Plans complies in all material respects with the requirements of applicable law, including ERISA and the Code. For purposes of this Agreement, the term "Purchaser Plan" means each bonus, incentive compensation, severance pay, medical or other insurance program, retirement plan, or other employee benefit plan program, agreement or arrangement sponsored, maintained or contributed to by Purchaser or any trade or business, whether or not incorporated, that together with Purchaser or any of the Purchaser Subsidiaries would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") or under which Purchaser or any ERISA
Affiliate has any liability or obligation. No liability under Title IV of ERISA has been incurred by Purchaser or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Purchaser or any ERISA





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
Affiliate of incurring any such liability. Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code of all amounts that Purchaser or any ERISA Affiliate is required to pay under Section 412 of the Code or under the terms of the Purchaser Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Code) exists with respect to any Purchaser Plan.

         3.11.   LEGAL PROCEEDINGS

         There are no actions, suits or proceedings instituted, pending or, to the knowledge of Purchaser and Merger Sub, threatened against Purchaser, Merger Sub or any Purchaser Subsidiary or against any asset, interest or right of Purchaser or any Purchaser Subsidiary which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Purchaser. There are no actual or, to the knowledge of Purchaser or any Purchaser Subsidiary, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Purchaser.

         3.12.   COMPLIANCE WITH LAWS

         Except as Previously Disclosed, each of Purchaser and the Purchaser Subsidiaries is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and none of them has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations, limitations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. None of Purchaser or any Purchaser Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on Purchaser, and none of them has received any communication requesting that they enter into any of the foregoing.

         3.13.   TAX MATTERS

                 (a) Purchaser and each Purchaser Subsidiary have timely filed, or have timely requested filing extensions for, federal income tax returns for each year through December 31, 1998 and have timely filed, or caused to be filed, or have timely requested filing extensions for, all other Tax Returns required to be filed with respect to Purchaser or any Purchaser Subsidiary, except where the failure to file timely such federal income and other Tax Returns would not, in the aggregate, have a Material Adverse Effect on Purchaser. All Taxes due by or on behalf of Purchaser or any Purchaser Subsidiary have been paid or adequate reserves have been established on the Purchaser Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Purchaser. Neither Purchaser nor any Purchaser Subsidiary will have any material liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on Purchaser.





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
                 (b) All Tax Returns filed by Purchaser and each Purchaser Subsidiary are complete and accurate in all material respects. Neither Purchaser nor any Purchaser Subsidiary is delinquent in the payment of any material Tax, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. Except as Previously Disclosed or as fully settled and paid or accrued on the Purchaser Financial Statements, to Purchaser's knowledge, no material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of Purchaser or any Purchaser Subsidiary has been proposed, asserted or assessed (tentatively or otherwise).

                 (c) Neither Purchaser nor any Purchaser Subsidiary is a party to any agreement (other than an agreement exclusively among Purchaser and the Purchaser Subsidiaries) providing for the allocation or sharing of, or indemnification for, Taxes.

                 (d) Neither Purchaser nor any Purchaser Subsidiary is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code other than any adjustment for which it already has made an accrual.

                 (e) Neither Purchaser nor any Purchaser Subsidiary has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting the Purchaser or any Purchaser Subsidiary pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a Material Adverse Effect on Purchaser or any Purchaser Subsidiary.

                 (f)      For purposes of this Section 3.13 and Section 3.19,
(i) references to Purchaser and any Purchaser Subsidiary shall include predecessors thereof and (ii) "Purchaser Subsidiary" shall include each Subsidiary (as defined in Article 1 hereof) of Purchaser, and each corporation, partnership, limited liability company, joint venture or other entity which Purchaser controls directly or indirectly (through one or more intermediaries). For purposes of the previous sentence, "control" means the possession, direct or indirect, of the power either (1) to vote fifty percent (50%) or more of the voting interests of a corporation, partnership, limited liability company, joint venture or other entity, or (2) to direct or cause the direction of the management and policies of a corporation, partnership, limited liability company, joint venture or other entity, whether by contract or otherwise.

         3.14.   BROKERS AND FINDERS

         Neither Purchaser nor any Purchaser Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger.





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
         3.15.   INSURANCE

         Purchaser and the Purchaser Subsidiaries each currently maintains insurance in amounts considered by Purchaser and any Purchaser Subsidiary as applicable, to be reasonably necessary for their operations. Neither Purchaser nor any Purchaser Subsidiary has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Purchaser nor any Purchaser Subsidiary has been refused any insurance coverage sought or applied for, and Purchaser has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions substantially as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Purchaser or any Purchaser Subsidiary.

         3.16.   ENVIRONMENTAL LIABILITY

         Neither Purchaser nor any Purchaser Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Purchaser and the Purchaser Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Purchaser or any Purchaser Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Purchaser; except as Previously Disclosed, there are no facts or circumstances known to Purchaser which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Purchaser nor any Purchaser Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         3.17.   CERTAIN INFORMATION

         When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Seller shareholders' meeting to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, except with respect to all information set forth or incorporated by reference therein furnished by Seller relating to Seller and the Seller Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All information concerning Purchaser and its directors, officers, shareholders and any Subsidiaries included (or submitted for inclusion) in any application and furnished by it pursuant to Section 4.3 of this Agreement shall be true, correct and complete in all material respects.





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
         3.18.   YEAR 2000

         The computer software operated by Purchaser or any Purchaser Subsidiary which is material to the conduct of Purchaser's or any Purchaser Subsidiary's business is capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, and such software and Purchaser or any Purchaser Subsidiary currently are otherwise in compliance with all relevant Regulatory Authority guidance and requirements relating to the Year 2000 computer issues including the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk." The costs of the adaptations referred to in this clause will not have a Material Adverse Effect on Purchaser.

         3.19.   TAX TREATMENT

         As of the date of this Agreement, Purchaser knows of no reason relating to it or any of the Purchaser Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a reorganization under
Section 368(a) of the Code.

         3.20.   MERGER CONSIDERATION

         Purchaser will have, at the Effective Time, unissued shares of Common Stock and shares of Common Stock held in its treasury that are not reserved for any other purpose sufficient to provide the Stock Consideration and also will have available to it at the Effective Time funds sufficient to provide the Cash Consideration.

                                   ARTICLE 4.
                                   COVENANTS

         4.1.    SHAREHOLDERS' MEETING

         Seller shall submit this Reorganization Agreement and the Plan of Merger to its shareholders for approval at a special meeting to be held as soon as practicable. Subject to the fiduciary duties of the Board of Directors of Seller as determined after consultation with counsel, the Board of Directors of Seller shall recommend that the shareholders of Seller vote in favor of such approval. At such meeting, subject to the fiduciary or contractual duties of Purchaser with respect to shares of Seller Common Stock held in fiduciary accounts, Purchaser shall, and shall cause its Subsidiaries to, cause all shares of Seller Common Stock then owned by Purchaser or any such Subsidiary, if any, to be voted in favor of the adoption of this Reorganization Agreement and the Plan of Merger.

         4.2.    PROXY STATEMENT; REGISTRATION STATEMENT

         As promptly as practicable after the date hereof, Purchaser and Seller shall cooperate in the preparation of the Proxy Statement to be mailed to the shareholders of Seller in connection with this Agreement and the transactions contemplated hereby and to be filed by Purchaser as part of the Registration Statement. Purchaser and Seller shall cooperate in the preparation of the Registration Statement and shall file with the Commission the Registration Statement and cause the Registration Statement to become effective as promptly as practicable after the date hereof. Purchaser will advise Seller, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the Purchaser Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any comments or request by the SEC for the amendment or supplement of the Registration Statement or for additional information. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement or the Proxy Statement, Purchaser, Merger Sub and Seller shall cooperate with each other in the preparation of any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Purchaser or Seller, as the case may be, or any of its Representatives with respect to the Registration Statement or the Proxy Statement. Purchaser shall give Seller and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC, and Purchaser shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Each of Seller, Purchaser and Merger Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders of Seller Common Stock entitled to vote at the meeting of the stockholders of Seller at the earliest practicable time. Purchaser shall take all actions necessary to register or qualify the shares of Purchaser Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof. Purchaser shall apply for, and shall use reasonable best efforts to obtain, approval to list the shares of Purchaser Common Stock to be issued in the Merger on the NYSE, subject to official notice of issuance, prior to the Effective Date.

         4.3.    APPLICATIONS

         As promptly as practicable after the date hereof, and after a reasonable opportunity for review by counsel to Seller, Purchaser shall submit any requisite applications for prior approval of, and notices with respect to, the transactions contemplated herein, in the Plan of Merger and in the Bank Merger Agreement, to (i) the Federal Reserve Board pursuant to Sections 3 and 4 of the Bank Holding Company Act and the Bank Merger Act, (ii) the New York Banking Board pursuant to Section 142 of the New York Banking Law, and (iii) the OCC pursuant to 12 C.F.R. Section 5.33(g)(3), and each of the parties hereto shall, and they shall cause their respective subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger and the Bank Merger. Seller and Purchaser each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects. Purchaser will provide all information and communications requested by the applicable governmental or regulatory authorities, and Purchaser will proceed diligently and in good faith to obtain the requisite regulatory approvals.

         4.4.    BEST EFFORTS

                 (a) Subject to the terms and conditions of this Agreement, Purchaser, Merger Sub, and Seller shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 4.2 and 4.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger on or at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that neither Seller nor any Seller Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Purchaser, which consent shall not be unreasonably withheld and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Reorganization Agreement and the Plan of Merger, that would materially delay such completion, or that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; provided that nothing herein contained shall preclude Purchaser from exercising its rights under the Option Agreement. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties.

                 (b) Unless prohibited by applicable law, Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event known to it which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 5.2(a) or 5.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of Seller or Purchaser known to Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts to remedy such failure.

                 (c) From the date of this Agreement through the Effective Date, to the extent permitted by law, Seller shall, and shall cause the Seller Subsidiaries to, provide such assistance to Purchaser at Purchaser's expense and as it shall reasonably request to assist Purchaser in converting and transferring as soon as practicable after the Effective Date all information concerning the loans, deposits and other assets and liabilities of Seller and the Seller Subsidiaries into Purchaser's own data processing system, with a view to facilitating the integration of Purchaser's and Seller's systems and otherwise combining Purchaser's and Seller's operations upon consummation of the Merger; provided, however, that neither Seller nor any Seller Subsidiary shall be required to take any action pursuant to this sentence that would interfere unreasonably with the ongoing operations of Seller or such Seller Subsidiary. After execution of this Agreement, to the extent permitted by law and contracts to which they are a party, Seller shall provide Purchaser with computer file instructions with respect to the information in its data processing system regarding the assets and liabilities of Seller and the Seller Subsidiaries, together with operational procedures designed to implement the transfer of such information to Purchaser, with a view to facilitating the integration of Purchaser's and Seller's systems and otherwise combining Purchaser's and Seller's operations upon consummation of the Merger. After execution of this Agreement, Seller and Purchaser shall each designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters and to consult as to whether and when Seller will proceed with its pending data processing conversion.

                 (d) In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of Seller, Purchaser will and will cause its representatives to promptly redeliver or cause to be redelivered, or, at its sole discretion, destroy or caused to be destroyed, all copies of documents and information furnished by Seller, as the case may be, or its representatives to such party and its representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by Purchaser or its representatives.

                 (e) Each party shall provide and shall request its auditors to provide the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for disclosure purposes under the Securities Laws.

         4.5.    INVESTIGATION AND CONFIDENTIALITY

         Seller and Purchaser each will keep the other advised of all material developments relevant to its business and to consummation of the transactions contemplated herein and in the Plan of Merger. Purchaser and Seller each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger, provided, however, that such investigation shall be conducted during normal business hours on reasonable notice and shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. Purchaser and Seller agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Agreement in confidence to the extent required





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
by, and in accordance with, the provisions of the confidentiality agreement, dated June 14, 2000, between Seller and Purchaser (the "Confidentiality Agreement").

         4.6.    PRESS RELEASES

         Seller and Purchaser shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement and the Plan of Merger or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which is required by applicable law or NYSE or Amex rules.

         4.7.    ACTIONS PENDING THE MERGER

                 (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement, the Plan of Merger, the Option Agreement, or consented to or approved by the other party hereto, each of Purchaser and Seller shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve in all material respects its properties, business and relationships with customers, employees and other persons.

                 (b) Seller shall not, and shall not permit any of the Seller Subsidiaries to, except with the prior written consent of Purchaser and except as Previously Disclosed or expressly contemplated or permitted by this Agreement, the Plan of Merger, or the Option Agreement:

                          (1)     carry on its business other than in the
usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                          (2)     in the case of Seller only, declare, set
aside, make or pay any dividend or other distribution in respect of its capital stock other than its regular quarterly cash dividends on Seller Common Stock in amounts not in excess of $0.15 per share except as permitted by Section 4.14;

                          (3)     issue any shares of its capital stock or
permit any treasury shares to become outstanding other than pursuant to the Option Agreement or pursuant to Seller's Dividend Reinvestment Plan or Rights outstanding at the date hereof or that become outstanding hereafter in accordance with the terms of this Agreement;

                          (4)     incur any additional debt obligation or other
obligation for borrowed money other than in the ordinary course of business consistent with past practice;

                          (5)     issue, grant or authorize any Rights or
effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock except for Trust Account Shares and DPC Shares, and except for shares to be used to fulfill Seller's obligations under the Seller Stock Option Plans, the Premier National Bancorp Retirement & Thrift Plan and the Seller Dividend Reinvestment Plan; provided, however, that in order to fulfill such obligations, Seller shall acquire the necessary shares of Seller Common Stock solely through open market purchases or shall use





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
shares of Seller Common Stock then held in treasury; notwithstanding the foregoing, Seller may continue to purchase and place into treasury Seller Common Stock in accordance with Seller's past practice, as Previously Disclosed, subject to applicable legal restrictions;

                          (6)     amend its articles or certificate of
incorporation or association or bylaws; impose, or suffer the imposition, on any share of stock of any Seller Subsidiary held by Seller of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist except, in each case, for liens, charges and encumbrances which have been Previously Disclosed;


                          (7)     merge with any other corporation, savings
association or bank or permit any other corporation, savings association or bank to merge into it or consolidate with any other corporation, savings association or bank; acquire control over any other firm, bank, corporation, savings association or organization or create any Subsidiary;

                          (8)     waive or release any right or cancel or
compromise any debt or claim that is material to Seller on a consolidated basis;

                          (9)     liquidate or sell or dispose of any material
assets or acquire any material assets; except as Previously Disclosed, make any capital expenditure in excess of $100,000 in any instance or $500,000 in the aggregate; or, except as Previously Disclosed, establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

                          (10)    increase the rate of compensation of, pay or
agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees, except in a manner consistent with past practice or as required by law or contractual obligation in effect as of the date hereof, except that Seller may pay, in the ordinary course of business in amounts consistent with Seller's past practice, all annual bonuses for calendar 2000 to such employees who remain employed by Seller as of the Closing Date in accordance with past practice and the terms of any bonus plan, up to the aggregate amount Previously Disclosed to Purchaser.

                          (11)    change its lending, investment,
asset/liability management or other material banking policies in any material respect except as may be required by applicable law, regulation or order;

                          (12)    change its methods of accounting in effect at
December 31, 1999, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1999, except as required by applicable law;

                          (13)    authorize or permit any of its officers,
directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "Takeover Proposal" (as defined below), or, except to the extent its Board of Directors determines to be legally required for the discharge of its fiduciary duties, (i) recommend or endorse any Takeover Proposal, (ii) participate in any discussions or negotiations, (iii) provide third parties with any nonpublic information, relating to any such inquiry or proposal,





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
or (iv) otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that Seller may communicate information about any such Takeover Proposal to its shareholders if, in the judgment of Seller's Board of Directors, after consultation with outside counsel, such communication is necessary in order to comply with its fiduciary duties to Seller's shareholders required under applicable law. Seller will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken herein. Seller will notify Purchaser immediately if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Seller, and Seller will promptly inform Purchaser in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Seller or any Seller Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Seller or any Seller Subsidiary other than the transactions contemplated or permitted by this Agreement, the Plan of Merger and the Option Agreement; or

                          (14)    agree to do any of the foregoing.

                 (c) Purchaser shall not, and shall not permit any of the Purchaser Subsidiaries to, except with the prior written consent of Seller or as expressly contemplated or permitted by this Agreement, the Plan of Merger or the Option Agreement, carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

                 (d) For purposes of this Section 4.7, consent or written consent, as the case may be, shall be deemed to have been given by a party if such party has received a request for consent hereunder from the other party and has not in any way responded to that request within 10 business days of the receipt of such request. Purchaser will make available Michael P. Pinto, Gary Paul and Michael Piemonte with respect to facilitating such consents.

         4.8.    CERTAIN POLICIES

         Prior to the Effective Date, to the extent permitted by law, Seller shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Purchaser, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Purchaser; provided, however, that Seller shall not be obligated to take any such action pursuant to this Section 4.8 unless and until
(i) Purchaser irrevocably acknowledges to Seller in writing that all conditions to its obligation to consummate the Merger have been satisfied; and (ii) Purchaser irrevocably waives in writing any and all rights that it may have to terminate this Agreement and Plan of Merger and Seller has obtained the approval of this Reorganization Agreement and the Plan of Merger from its shareholders.

         4.9.    CLOSING; ARTICLES OF MERGER

         The transactions contemplated by this Reorganization Agreement and the Plan of Merger shall be consummated at a closing to be held at the offices of the law firm of Arnold & Porter, 399 Park Avenue, New York, New York on a date between January 2, 2001 and February 15, 2001





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
determined by the Purchaser with 5 days prior notice to Seller, or if later, the first business day following satisfaction of the conditions to consummation of the Merger set forth in Article 5 hereof other than conditions to be satisfied at the Closing (such later date, the "Closing Date"). In connection with such Closing, Merger Sub and Seller shall execute a certificate of merger and shall cause such certificate to be delivered, as soon as practicable on the Closing Date, to (i) the Delaware Secretary of State in accordance with Section 251(c) of the Delaware General Corporation Law, and (ii) the New York Department of State in accordance with Section 904 of the New York Business Corporation Law. The Merger shall be effective at the time and on the date (the "Effective Date"), not later than two business days after the Closing Date, specified in such certificate of merger.

         4.10.   AFFILIATES

         Seller and Purchaser shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of Seller within the meaning of Rule 145 promulgated by the Commission under the Securities Act. Seller shall use its reasonable best efforts to cause each person so identified to deliver to Purchaser, no later than 30 days prior to the Effective Date, a written Affiliate Agreement in the form attached hereto as Exhibit A.

         4.11.   SELLER EMPLOYEES; DIRECTORS AND MANAGEMENT; INDEMNIFICATION

                 (a) On and after the Effective Date (or as soon thereafter as may be practicable), all persons who are employed by Seller and/or any of the Seller Subsidiaries on such date ("Seller Employees") shall be employed on terms and conditions (including benefits) that in the aggregate are no less favorable (as determined by Purchaser in its reasonable discretion and good faith after consultation with Seller) with respect to their employment by Purchaser and its Subsidiaries after the Effective Date than those generally afforded to other similarly situated employees of Purchaser or its Subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees and provided that (i) for purposes of (A) determining eligibility for and vesting of such employee benefits (and not for pension benefit accrual purposes), (B) determining levels of short-term disability benefits, vacation benefits and severance benefits under any severance pay arrangement (to the extent any such arrangement applies to employees generally and gives credit for length of service with Purchaser or a Purchaser Subsidiary), and (C) if applicable, satisfying any waiting periods concerning "preexisting conditions," service with Seller or a Seller Subsidiary or any predecessor thereto prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of Purchaser, and (ii) copayments and expenses paid by the Seller Employees prior to the Effective Date under the Seller Plans that provide medical benefits shall be treated as if paid under Purchaser's employee benefit plans that provide medical benefits for purposes of determining satisfaction of copayment and deductible requirements under such Purchaser plans, and provided, further, that this Section 4.11(a) shall not be construed (A) to limit the ability of Purchaser and its Subsidiaries to terminate the employment of any employee at any time for any reason or to review employee benefits programs from time to time and to make such changes as they deem appropriate or (B) to require Purchaser or its Subsidiaries to provide employees or former employees of Seller or any of its Subsidiaries with post-retirement medical benefits more favorable than those provided to new hires at Purchaser. Purchaser agrees to honor, or to cause the appropriate Purchaser Subsidiary to honor, in accordance with their terms all employment, severance and employee benefit plans, contracts, agreements and arrangements, and understandings Previously Disclosed, provided, however, that the foregoing shall not prevent Purchaser from amending or terminating any such plan, contract, or agreement in accordance with its terms and applicable law. The continued coverage of the Seller Employees under the employee benefit plans maintained by Seller and/or any Seller Subsidiary immediately prior to the Effective Date (the "Seller Plans") during a transition period of no more than 6 months shall be deemed to provide the Seller Employees with benefits that are no less favorable than those offered to other employees of Purchaser and any Purchaser Subsidiary; provided, that after the Effective Date there is no material reduction in the benefits provided under the Seller Plans. No provision of this Section 4.11(a) shall create any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) or any other matter.

                 (b) The Merger shall be deemed to constitute a "change in control" for purposes of each Seller Plan, employment, severance, consulting and change in control agreement that, as Previously Disclosed to Purchaser, contains "change in control" provisions. On and after the Effective Date, the individuals Previously Disclosed to Purchaser (the "Previously Disclosed Individuals") shall be deemed to have "good reason" or to have experienced a "triggering event" as the case may be under their respective employment agreements with Seller, all as Previously Disclosed to Purchaser.

                 (c) Prior to the Effective Date, Seller shall take all actions that may be requested by Purchaser in writing upon advance notice of not less than 45 days with respect to (i) causing one or more Seller Plans to terminate as of the Effective Date or for benefit accrual and entitlements to cease as of the Effective Date, (ii) causing the continuation on and after the Effective Date of any contract, arrangement or insurance policy relating to any Seller Plan for such period as may be requested by Purchaser, or (iii) cooperating with Purchaser to facilitate the merger of any Seller Plan into any Purchaser Plan on or following the Effective Date. ; provided, however, that with respect to any such action: (1) Purchaser shall, at Seller's request, reimburse Seller for reasonable out-of-pocket expenses incurred by Seller with respect to such action; (2) such action shall have no material effect on the Seller Plans prior to the Effective Date; (3) Seller shall not be required to take any action that would result in a breach of its obligations under this Agreement; and (4) Seller shall not be required to take any action that would result in a violation of the terms of any Seller Plan or of any applicable law or regulation.

                 (d) Purchaser's Board of Directors shall take all requisite action to elect, as of the Effective Date, Mr. T. Jefferson Cunningham III as a director of Purchaser, and, subject to the Board's fiduciary duties, shall nominate Mr. Cunningham for re-election as a director of Purchaser for the next succeeding three years.

                 (e) Purchaser shall cause Purchaser Bank's Board of Directors to take all requisite action to elect, as of the Effective Date, Mr.
T. Jefferson Cunningham III as a director of Purchaser Bank, and shall cause the board of directors of Purchaser Bank, subject to the board's fiduciary duties, to nominate Mr. Cunningham for re-election as a director of Purchaser Bank for the next succeeding three years.





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
                 (f) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of Seller (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Seller, or any Seller Subsidiary or any of their respective predecessors or (ii) this Agreement, the Plan of Merger, the Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. On and after the Effective Date, Purchaser shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Purchaser; provided, however, that (1) Purchaser shall have the right to assume the defense thereof and upon such assumption Purchaser shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Purchaser elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Purchaser and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and Purchaser shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Purchaser shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Purchaser shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) Purchaser shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 4.11(f), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser thereof, provided that the failure of any Indemnified Party to so notify Purchaser shall not relieve it of its obligations hereunder except (and only) to the extent that such failure materially prejudices Purchaser.

                 (g) Purchaser agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of Seller and any Seller Subsidiary (the "Covered Parties") as provided in their respective Certificates of Incorporation, Bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim ("Claim") asserted or made within such period shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 4.11(g) shall be deemed to preclude the liquidation, consolidation or merger of Seller or any Seller Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as an obligation of Purchaser or the successor to Seller or the Seller Subsidiary notwithstanding any such liquidation, consolidation or merger.

                 (h) Purchaser, from and after the Effective Date will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of Seller on or before the Effective Date to be covered by Seller's existing directors' and officers' liability insurance policy (provided that Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section 4.11(h) to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Date. Such insurance coverage, if available, shall commence on the Effective Date and will be provided for a period of no less than four years after the Effective Date; provided, however, that in no event shall Purchaser be required to expend more than 200% of the current amount expended by Seller (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and, provided, further, that the Insurance Amount shall be deemed reasonable for purposes of this Section 4.11(h). Seller agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at Purchaser's request.

                 (i) In the event Purchaser or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this section.

                 (j) The provisions of Section 4.11(f), (g), (h) and (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives and shall be in addition to the provisions regarding indemnification and insurance contained in the New York Business Corporation Law, in contracts or otherwise.

         4.12.   SELLER SUBSIDIARIES

         Seller undertakes and agrees that, if reasonably so requested by Purchaser, it shall take all necessary action to facilitate the merger of Seller Subsidiaries with Subsidiaries of Purchaser or the dissolution of such Seller Subsidiaries effective at or after the Effective Date; provided however, that in no event shall the Closing be delayed in order to facilitate any such merger or dissolution and provided, further, however, that Seller shall not be required to take any action that could adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.





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
         4.13.   VOTING AGREEMENTS

         Each director of Seller shall, within 30 days of the date hereof, enter into a voting agreement with Purchaser pursuant to which such director agrees to vote all shares of Seller Common Stock with respect to which such director shall have voting rights on the record date for the special meeting of Seller in favor of the Merger and further agrees not to dispose of any shares of Seller Common Stock he or she holds as of the date of such voting agreement prior to the close of business on such record date.

         4.14.   DIVIDENDS

         After the date of this Agreement, each of Purchaser and Seller shall coordinate with the other the declaration of any dividends in respect of Purchaser Common Stock and Seller Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Purchaser Common Stock or Seller Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Purchaser Common Stock and/or Seller Common Stock and any shares of Purchaser Common Stock any such holder receives in exchange therefor in the Merger. Notwithstanding the foregoing limitation, the holders of Seller Common Stock shall be entitled to receive dividends at the current level on a pro rata basis for any period less than a calendar quarter up to the Effective Date, provided that in determining the amount of any special dividend on Seller Common Stock, Seller shall deduct the pro rata portion of any dividend in respect of Purchaser Common Stock for the same period at the current rate to be received by such holders with respect to such period, taking into account the expected Exchange Ratio.

         4.15.   ADVISORY BOARDS

         Promptly following the Effective Date, Purchaser shall cause (i) 10 members of Seller's Board of Directors, identified by Seller prior to the Effective Date and reasonably acceptable to Purchaser to become members of the Hudson Valley Advisory Board of Purchaser Bank (the "Advisory Board"), (ii) Mr.
T. Jefferson Cunningham III to be elected Chairman of the Advisory Board and
(iii) such members to be appointed or elected for a period of not less than 24 months after the Effective Date as members of the Advisory Board, the function of which is to advise Purchaser Bank on business conditions and opportunities in the Hudson Valley region and on such other matters as Purchaser Bank may reasonably or customarily request of such a Board. Each such advisory director shall be paid for such services a fee according to a fee schedule to be established by Purchaser; provided, however, that notwithstanding anything else in this Section 4.15, no fee shall be paid for meetings of the Advisory Board not actually attended; and Purchaser Bank shall have no obligation to continue the services of any member of the Advisory Board who acts in a manner detrimental to Purchaser Bank.

         4.16.   SECTION 16

         Seller shall, reasonably promptly following the date hereof, provide to Purchaser a list of (a) the directors and officers (as such terms are used under Section 16 of the Exchange Act and the rules and regulations of the SEC thereunder) of Seller, (b) the number of shares of Purchaser Common Stock and options thereon expected to be received pursuant to the Merger, as





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
appropriate, by each such officer or director on the Effective Date on account of shares of Seller Common Stock, and options thereon, reasonably expected to be held by such directors and officers immediately prior to the Effective Date and (c) a description of the material terms of such options. Prior to the Effective Date, (a) the Seller Board of Directors shall take such actions consistent with the SEC's interpretive guidance to approve the disposition of Seller Common Stock, and options thereon, by each director and officer of Seller for purposes of Rule 16b-3(e) such that the deemed "sale" of such Seller Common Stock and options thereon by such persons pursuant to the Merger shall be exempt from liability pursuant to Section 16(b) of the Exchange Act, and (b) the Purchaser Board of Directors shall take such action consistent with the SEC's interpretive guidance to approve the acquisition of Purchaser Common Stock by each director and officer of Purchaser for purposes of Rule 16b-3(d) under the Exchange Act such that the deemed "purchase" of such Purchaser Common Stock, and options thereon, by such persons pursuant to the Merger shall be exempt from liability pursuant to Section 16(b) of the Exchange Act.

         4.17.   TAKEOVER LAWS

         No party hereto shall take any action that would cause the transactions contemplated by this Reorganization Agreement, the Plan of Merger or the Option Agreement to be subject to the requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Reorganization Agreement, the Plan of Merger and the Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT

         5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER, MERGER SUB AND SELLER

         The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

                 (a) The stockholder approval contemplated by Section 2.5 hereof, shall have been duly and validly taken;

                 (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement that, in the reasonable opinion of the Board of Directors of Purchaser or Seller so materially and adversely affects the anticipated economic and business benefits to Purchaser or Seller, respectively, of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable;

                 (c) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending, or to the knowledge of Purchaser, threatened by the Commission to suspend the effectiveness of such Registration Statement, and Purchaser shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

                 (d) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which Seller or any Seller Subsidiary is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consents or waivers, individually or in the aggregate, would not have a Material Adverse Effect on Seller;

                 (e) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement and the Plan of Merger;

                 (f) The shares of Purchaser Common Stock that may be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

                 (g) Purchaser shall have received an opinion of Arnold & Porter, and Seller shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, in each case in form and substance reasonably satisfactory to Purchaser and Seller, as the case may be, dated as of the Effective Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated for federal income tax purposes as a reorganization or part of a reorganization within the meaning of Section 368(a) of the Code, and that, provided the Merger is such a reorganization:

                          (i)     Seller, Purchaser and Merger Sub will each be
a party to such reorganization within the meaning of Section 368(b) of the Code;

                          (ii)    No gain or loss will be recognized by
Purchaser, Merger Sub or Seller as a result of the Merger (except for amounts resulting from any required change in accounting methods, any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code, or other exceptions as set forth in such opinion);

                          (iii)   No gain or loss will be recognized by Seller
shareholders with respect to shares of Purchaser Common Stock received in exchange for all of their shares of Seller Common Stock;

                          (iv)    The gain, if any, realized by Seller
shareholders who receive Purchaser Common Stock and cash (other than cash in lieu of a fractional share interest of Purchaser Common Stock) in exchange for their shares of Seller Common Stock, will be recognized by each such shareholder, but in an amount not in excess of the amount of cash received. If the exchange has the effect of the distribution of a dividend, then the amount of the gain recognized shall be treated as a dividend. No loss will be recognized by such Seller shareholders on the exchange;

                          (v)     Each seller shareholder's aggregate tax basis
in any shares of Purchaser Common Stock received in the transaction will be the same as the aggregate tax basis of the shares of Seller Common Stock such shareholder surrendered in the exchange therefor, decreased by the amount of any cash received by the shareholder and increased by the amount of any income or gain recognized by the shareholder in the exchange; and

                          (vi)    Each Seller shareholder's holding period in
any shares of Purchaser Common Stock received in the transaction will, in each instance, include the period during which the shares of Seller Common Stock surrendered in exchange therefor were held, provided that such shares of Seller Common Stock were held as capital assets by the shareholder on the Effective Date.

         In rendering the opinions described in this subsection (g), Arnold & Porter and Milbank, Tweed, Hadley & McCloy LLP may rely on representations and facts as provided by Purchaser and Seller, including, without limitation, the representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722.

         5.2.    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Seller pursuant to Section 6.4 hereof:

                 (a) The representations and warranties of Purchaser and Merger Sub set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Seller; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Purchaser;

                 (b) Purchaser and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date;

                 (c) Each of Purchaser and Merger Sub shall have delivered to Seller a certificate, dated the Closing Date and signed by its respective Chairman, CEO, Executive Vice President or Senior Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this section have been satisfied; and





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
                 (d) T. Jefferson Cunningham III shall have been elected as a member of the Board of Directors of Purchaser and Purchaser Bank, effective upon the Effective Date, and the Consulting Agreement between Mr. Cunningham and Purchaser dated the date hereof shall remain in full force and effect unless terminated in accordance with the terms thereof.

         5.3.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND MERGER SUB

         The respective obligations of Purchaser and Merger Sub to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Purchaser pursuant to Section
6.4 hereof:

                 (a) The representations and warranties of Seller set forth in Article 2 hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as affected by the transactions contemplated by this Reorganization Agreement or consented to in writing by Purchaser; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Seller;

                 (b) Seller shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date; and

                 (c) Seller shall have delivered to Purchaser and Merger Sub a certificate, dated the Closing Date and signed by its Chairman, President and Chief Executive Officer or any Executive Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this section have been satisfied.

                                   ARTICLE 6.
                       TERMINATION, WAIVER AND AMENDMENT

         6.1.    TERMINATION

         This Reorganization Agreement and the Plan of Merger may be terminated, either before or after approval by the shareholders of Seller:

                 (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

                 (b) At any time on or prior to the Closing Date, by Purchaser in writing, if Seller has, or by Seller in writing, if Purchaser or Merger Sub has, in any material respect, breached (i) any covenant or agreement contained herein or in the Plan of Merger or (ii) any representation or warranty contained herein, and in either case (x) such breach has not been cured by 30 days after the date on which written notice of such breach is given to the party committing such breach and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article 5 hereof;

                 (c) At any time, by any party hereto in writing, if the applications for prior approval referred to in Section 4.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                 (d) At any time, by any party hereto in writing, if the shareholders of Seller do not approve the transactions contemplated herein upon a vote held at the special meeting duly called for that purpose or any adjournment thereof;

                 (e) By any party hereto in writing, if the Closing Date has not occurred by the close of business on June 30, 2001 unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein;

                 (f) By Seller, upon the execution by Seller of a definitive agreement relating to a Takeover Proposal (as defined in Section 4.7(b)(13)), provided that (i) Seller shall have complied with its obligations under Section 4.7(b)(13) hereof, (ii) the Board of Directors of Seller shall have determined, after having received the advice of outside legal counsel to Seller and the advice of Seller's financial advisor, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (iii) concurrent with its notification of termination, Seller will wire to an account designated by Purchaser $24 million in immediately available funds, less Total Profit as defined in the Option Agreement, if any, theretofor actually realized by Purchaser, whereupon the option granted to Purchaser pursuant to the Option Agreement shall lapse (including with respect to shares as to which an exercise has been made under the Stock Option Agreement but which shares have not yet been issued); or

                 (g) At any time, by Seller, if there is a "change of control" of Purchaser (as defined below). A "change of control" shall mean any business combination involving Purchaser following which the shareholders of Purchaser immediately before the business combination own less than 60% of the shares of the survivor.

         6.2.    EFFECT OF TERMINATION

         In the event this Reorganization Agreement and the Plan of Merger is terminated pursuant to Section 6.1 hereof, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Sections 4.5 and 7.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 6.1(b)(i) or (b)(ii) shall not relieve the breaching party from liability for an uncured willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

         6.3.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations, warranties and covenants in this Reorganization Agreement and the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Purchaser, Merger Sub or Seller (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Purchaser or Seller, the aforesaid representations, warranties and covenants being material inducements to the consummation by Purchaser, Merger Sub and Seller of the transactions contemplated herein.

         6.4.    WAIVER

         Except where not permitted by law, Purchaser and Seller, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Purchaser and Seller) extend the time for the performance of any of the obligations or other acts of Seller, on the one hand, or Purchaser or Merger Sub, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger or (iii) the performance by such parties of any of its obligations set out herein or therein; provided, however, that no such waiver, or amendment or supplement contemplated by
Section 6.5, executed after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Seller shall, without the further approval thereof, change the amount or kind of Merger Consideration.

         6.5.    AMENDMENT OR SUPPLEMENT

         This Reorganization Agreement and the Plan of Merger may be amended or supplemented at any time only by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereto.

                                   ARTICLE 7.
                                 MISCELLANEOUS

         7.1.    EXPENSES

         Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that Purchaser and Seller each shall bear and pay 50% of all printing and mailing costs and filing fees associated with the Registration Statement and the Proxy Statement.

         7.2.    ENTIRE AGREEMENT

         This Reorganization Agreement, the Plan of Merger and the Option Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein and the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement, except as inconsistent herewith. The terms and conditions of this Reorganization Agreement and the Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein (including as set forth in Section 4.11(j) hereof and, with respect to the Previously Disclosed Individuals, Section 4.11(b) hereof), or in the Plan of Merger, nothing in this Reorganization Agreement or the Plan of Merger, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities. This Reorganization Agreement and the Plan of Merger, taken together, shall constitute a plan of reorganization within the meaning of Section 368 of the Code.

         7.3.    NO ASSIGNMENT

         No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person.

         7.4.    ALTERNATIVE STRUCTURE

         Notwithstanding any provision of this Reorganization Agreement to the contrary, Purchaser may, with the written consent of Seller, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of Seller and the Seller Subsidiaries set forth herein, provided, that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 5.1(g) hereof, (ii) the consideration to be paid to the holders of the Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize the consummation of the transactions contemplated by the Reorganization Agreement and the Plan of Merger.

         7.5.    NOTICES

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent and received by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to Seller:

                 Premier National Bancorp, Inc.
                 P.O. Box 310
                 Route 55
                 Lagrangeville, New York 12540
                 Attn:  T. Jefferson Cunningham III, Chairman

                 Facsimile No: 914-471-1114

         With a required copy to:

                 Milbank, Tweed, Hadley & McCloy LLP
                 1 Chase Manhattan Plaza
                 New York, New York 10005-1413
                 Attn: Robert O'Hara, Esq.
                 Facsimile No: 212-530-5219




         If to Purchaser or Merger Sub:

                 M&T Bank Corporation
                 One M&T Plaza
                 Buffalo, New York 14240
                 Attn: Michael Pinto, Executive Vice President and Chief Financial Officer
                 Facsimile No: 716-842-5177

         With a required copy to:

                 M&T Bank Corporation
                 One M&T Plaza
                 Buffalo, New York 14240
                 Attn:  Richard A. Lammert, Esq.
                 Facsimile No:  716-842-5177

                 and to:

                 Arnold & Porter
                 555 Twelfth Street, N.W.
                 Washington, D.C.  20004
                 Attn:  Steven Kaplan, Esquire
                 Facsimile No: 202-942-5999

         7.6.    CAPTIONS

         The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

         7.7.    COUNTERPARTS

         This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         7.8.    GOVERNING LAW

         This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

         7.9.    INVALID PROVISIONS

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provision of this Agreement will remain in full force and effect and will not be affected by illegal, invalid or unenforceable provision or by its severance herefrom.

         7.10.   ENFORCEMENT OF AGREEMENT

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          [Remainder of this page left intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


Attest                                M&T BANK CORPORATION



/s/ Michael S. Piemonte           By  /s/ Michael P. Pinto
--------------------------          ------------------------------------------------------------------
Michael S. Piemonte                   Michael P. Pinto
Asst. Corporate Secretary             Executive Vice President and Chief Financial Officer

(SEAL)


Attest                                OLYMPIA FINANCIAL CORP.



/s/ Michael S. Piemonte           By  /s/ Michael P. Pinto
--------------------------          ------------------------------------------------------------------
Michael S. Piemonte                   Michael P. Pinto
Asst. Corporate Secretary             Executive Vice President and Chief Financial Officer



(SEAL)


Attest                                PREMIER NATIONAL BANCORP, INC.



/s/ Paul A. Maisch                By  /s/ T. Jefferson Cunningham III
--------------------------          -----------------------------------------------
                                      T. Jefferson Cunningham III
                                      Chairman

(SEAL)

                                                                         ANNEX A



                        AGREEMENT AND PLAN OF MERGER OF
                         PREMIER NATIONAL BANCORP, INC.
                     WITH AND INTO OLYMPIA FINANCIAL CORP.
                                  (As Amended)

     AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of July 9, 2000 by and between Premier National Bancorp Inc. ("Seller"), a New York corporation having its principal executive office at P.O. Box 310, Route 55 Lagrangeville, NY 12540 and Olympia Financial Corp. ("Merger Sub"), a Delaware corporation and a direct wholly owned subsidiary of Purchaser having its registered office at 1209 Orange Street, Wilmington, Delaware, and joined in by M&T Bank Corporation ("Purchaser"), a New York corporation having its principal executive office at One M&T Plaza, Buffalo, New York 14614.


                                   WITNESSETH

     WHEREAS, the respective Boards of Directors of Seller, Merger Sub and Purchaser deem the merger of Seller with and into Merger Sub, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Seller, Merger Sub and Purchaser have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith ("Reorganization Agreement"); and

     WHEREAS, the parties hereto desire that Seller shall be acquired by Purchaser through the merger of Seller with and into Merger Sub, with Merger Sub as the surviving corporation, subject to the terms and conditions of this Plan of Merger and the Reorganization Agreement; and

     WHEREAS, the parties hereto intend that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("the Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                                     MERGER

     Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), Seller shall be merged with and into Merger Sub, pursuant to the provisions of, and with the effect provided in the New York Business Corporation Law and the Delaware General Corporation Law (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of Seller shall cease and Merger Sub, as the surviving entity, shall continue unaffected and unimpaired by the Merger. (Merger Sub as existing at and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation").

                                   ARTICLE 2.
                    CERTIFICATE OF INCORPORATION AND BY-LAWS

     Subject to Section 4.11(g) of the Reorganization Agreement, the Certificate of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

                                   ARTICLE 3.
                               BOARD OF DIRECTORS

     The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE 4.
                                    CAPITAL

     At the Effective Time, all of the shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by virtue of the Merger and shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

                                   ARTICLE 5.
                       CONVERSION AND EXCHANGE OF SELLER
                       SHARES; FRACTIONAL SHARE INTERESTS

     1. At the Effective Time, each share of the common stock of Seller, par value $0.80 per share ("Seller Common Stock"), issued and outstanding immediately prior to the Effective Time (except as provided in Section 2 of this Article 5, and subject to Sections 5 and 7 of this Article 5), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Article 5, either
(i) the right to receive $21 in cash without interest (the "Cash Consideration") or (ii) an amount of common stock of Purchaser, par value $5.00 per share ("Purchaser Common Stock") equal to the quotient (the "Exchange Ratio") of (A) $21 divided by (B) the Market Value (as defined below) of a share of Purchaser Common Stock (the "Stock Consideration"). For purposes of this Plan of Merger, the "Market Value" of the

Purchaser Common Stock shall be the average of the average of the high and low prices of the Purchaser Stock on the New York Stock Exchange-Composite Transactions List (as reported by The Wall Street Journal or, if not reported therein, another comparable authoritative source) for the 10 trading days immediately preceding the date on which the Effective Time occurs. The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

     2. At the Effective Time, all shares of Seller Common Stock held in the treasury of Seller or owned beneficially by any Subsidiary of Seller other than in a fiduciary capacity ("Trust Account Shares") or in connection with a debt previously contracted ("DPC Shares") and all shares of Seller Common Stock owned by Purchaser or owned beneficially by any subsidiary of Purchaser other than Trust Account Shares and DPC Shares shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

      3. (a) An election form (an "Election Form") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Seller Common Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Purchaser and reasonably satisfactory to Seller (the "Exchange Agent") in such form as Seller and Purchaser shall mutually agree shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of Seller Common Stock (other than holders of shares of Seller Common Stock to be cancelled as provided in Section 2 of this Article 5) as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Seller Common Stock.

          (b) Each Election Form shall entitle the holder of shares of Seller Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"). Holders of record of shares of Seller Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms; provided, that such Representative certifies that each such Election Form covers all the shares of Seller Common Stock held by that Representative for a particular beneficial owner. Shares of Seller Common Stock as to which a Cash Election has been made are referred to herein as "Cash Election Shares." Shares of Seller Common Stock as to which a Stock Election has been made are referred to herein as "Stock Election Shares." Shares of Seller Common Stock as to which no election or a Non-Election has been made are referred to as "Non-Election Shares." The aggregate number of shares of Seller Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

          (c) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m. New York City time on the 30th calendar day following the Mailing Date (or such other time and date as Seller and Purchaser may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by Purchaser pursuant to Section 8 of this Article 5, indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Seller Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Seller shareholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Seller shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Purchaser and Seller that this Plan of Merger has been terminated. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form and does not thereafter duly deliver a properly completed Election Form to the Exchange Agent prior to the Election Deadline, the shares of Seller Common Stock held by such shareholder shall be designated "Non-Election Shares." Purchaser shall cause the Certificates representing Seller Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Plan of Merger and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

        (d) Notwithstanding any other provision contained in this Plan of Merger, 50% of the total number of shares of Seller Common Stock outstanding on July 9, 2000, less (i) the aggregate number of shares of Seller Common Stock acquired by Purchaser after July 9, 2000 and (ii) the greater of zero (0) shares or the aggregate number of shares of Seller Common Stock acquired by Seller after July 9, 2000 (other than shares acquired by Seller in accordance with Seller's past practice as Previously Disclosed pursuant to Section 4.7(b)(5) of the Reorganization Agreement) net of the number of shares issued after that date as permitted by the Reorganization Agreement prior to the Effective Time (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of Seller Common Stock, other than shares cancelled pursuant to Section 2 of this Article 5, shall be converted into the Cash Consideration (the total of all shares of Seller Common Stock to be converted into either the Stock Consideration or the Cash Consideration constituting, for purposes of this Plan of Merger the "Outstanding Seller Shares")); provided, however, that for federal income tax purposes, it is intended that the Merger should qualify as a reorganization under the provisions of Section 368(a) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by Arnold & Porter and Milbank, Tweed, Hadley & McCloy LLP, Purchaser shall increase the number of Outstanding Seller Shares that will be converted into the Stock Consideration and reduce the number of Outstanding Seller Shares that will be converted into the right to receive the Cash Consideration.

          (e) Within five (5) business days after the later to occur of the Election Deadline or the Effective Time, Purchaser shall cause the Exchange Agent to effect the allocation among holders of Seller Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 7 of this Article 5, each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

                (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                     (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 7 of Article 5, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                     (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 7 of this Article 5, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds
                (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

     For purposes of this Section 3(e), if Purchaser is obligated to increase the number of Outstanding Seller Shares to be converted into shares of Purchaser Common Stock as a result of the application of the last clause of
Section 3(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 3(e).

           (f) All of the shares of Seller Common Stock converted into and exchangeable for the Merger Consideration pursuant to this Article 5 shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Time, subject, however, to the Purchaser's obligation to pay, in accordance with and subject to the limitations of Section 4.14 of the Reorganization Agreement, any dividends which may have been declared by Seller on such shares of Purchaser Common Stock in accordance with the terms of this Plan of Merger and which remained unpaid as of the Effective Time. Each Certificate previously representing any such shares of Seller Common Stock shall thereafter represent the right to receive the Merger Consideration pursuant to this Article 5, as allocated among the holders of Seller Common Stock in accordance with this Section 3.

           (g) At the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this
Section 3, certificates representing the aggregate number of shares of Purchaser Common Stock into which the outstanding shares of Seller Common Stock shall be converted pursuant to this Article 5, and cash in the amount of the aggregate Cash Consideration and the aggregate amount of cash to be paid in lieu of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent shall mail to all holders of record of Seller Common Stock who did not previously submit completed Election Forms letters of transmittal specifying the procedures for the delivery of such holders' certificates to the Exchange Agent and describing the Merger Consideration such holders will receive therefor. Also as soon as practicable after the Effective Time (with allowance for the mailing of the letters of transmittal described in the preceding sentence), the Exchange Agent shall distribute to holders of shares of Seller Common Stock, upon surrender to the Exchange Agent (to the extent not previously surrendered with an Election Form) of one or more Certificates for cancellation, (i) a certificate representing that number of whole shares of Purchaser Common Stock, if any, that such holder has the right to receive pursuant to this Plan of Merger, and (ii) a check for an amount equal to the cash, if any, which such holder has the right to receive pursuant to this Plan of Merger (including any cash in lieu of any fractional shares of Purchaser Common Stock to which such holder is entitled pursuant to Section 7 hereof and any dividends or other distributions to which such holder is entitled pursuant to the provisions set forth below). In no event shall the holder of any such surrendered Certificates be entitled to receive interest on any of the Cash Consideration or cash in lieu of fractional share interests to be received in the Merger. If a check is to be issued in the name of a person other than the person in whose name the Certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer taxes required by reason of issuance of such check to a person other than the registered holder of the Certificates surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. No dividends or other distributions declared after the Effective Time with respect to Purchaser Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article 5. After the surrender of a Certificate in accordance with this Article 5, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Purchaser Common Stock, if any, represented by such Certificate. Certificates surrendered for exchange by any person who is an "affiliate" of Seller for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of Purchaser Common Stock until Purchaser has received the written agreement of such person contemplated by Section 4.10 of the Reorganization Agreement. If any certificate for shares of Purchaser Common Stock is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the reasonable satisfaction of Purchaser or its agent that such taxes have been paid or are not payable. Any portion of the Merger Consideration which remains undistributed to the shareholders of Seller for six months after the Effective Time shall be delivered to Purchaser, upon demand, and any shareholders of Seller who have not theretofore complied with this Article 5 shall thereafter look only to Purchaser (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Purchaser Common Stock or Cash Consideration and any cash in lieu of fractional shares of Purchaser Common Stock and any dividends or distributions with respect to Seller Common Stock. The Exchange Agent shall send notice to the shareholders of Seller who have not submitted their Certificates 90 days after the Effective Time, and again 120 days after such time.

     4. At the Effective Time, the stock transfer books of Seller shall be closed and no transfer of Seller Common Stock shall thereafter be made or recognized. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this
Article 5. Any other provision of this Plan of Merger notwithstanding, neither Purchaser or its agent nor any party to the Merger shall be liable to a holder of Seller Common Stock for any amount paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     5. In the event that prior to the Effective Time, the outstanding shares of Purchaser Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Purchaser's capitalization, then an appropriate and proportionate adjustment shall be made to the Stock Consideration (including the Exchange Ratio) and the formulas contained in
Section 6 of this Article 5.

     6. (a) At the Effective Time, each option to acquire Seller Common Stock or stock appreciation rights with respect to Seller Common Stock (each a "Seller Option") granted under the Community Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, the Community Bancorp, Inc. Incentive Stock Option Plan, the Progressive Bank, Inc. 1997 Employee Stock Option Plan, the Progressive Bank, Inc. Non-Qualified Stock Option Plans for Directors, the Pawling Savings Bank Incentive Stock Option Plan, the Premier National Bancorp, Inc. 1995 Incentive Stock Plan and the Fishkill National Corporation Incentive Stock Option Plan (collectively, the "Seller Stock Option Plans") which is outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by Purchaser. Each Seller Option so assumed by Purchaser shall continue to have, and be subject to, the same terms and conditions set forth in the Seller Stock Option Plan (and any agreement) under which it was granted and as in existence immediately prior to the Effective Time, except that (i) such Seller Option shall be exercisable (when vested) for that number of whole shares of Purchaser Common Stock equal to the product of the number of shares of Seller Common Stock covered by the Seller Option multiplied by the Exchange Ratio; provided that any fractional shares of Purchaser Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (ii) the exercise price per share of Purchaser Common Stock shall be equal to the exercise price per share of Seller Common Stock of such Seller Option divided by the Exchange Ratio; provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding the foregoing, the adjustment provided herein will comply with the adjustment provisions in the Seller Stock Option Plans and with respect to any Seller Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

           (b) As soon as practicable after the Effective Time, Purchaser shall deliver to the persons who hold stock options or stock appreciation rights granted under the Seller Stock Option Plans notices describing the effect of the Merger on stock options or stock appreciation rights granted under the Seller Stock Option Plans.

           (c) Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery under the Seller Stock Option Plans as adjusted in accordance with this Section. As soon as practicable after the Effective Time, Purchaser shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Purchaser Common Stock subject to such options or stock appreciation rights and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options or stock appreciation rights remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Purchaser shall administer the Seller Stock Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     7. Notwithstanding any other provision hereof, each holder of shares of Seller Common Stock who would otherwise have been entitled to receive pursuant to this Article 5 a fraction of a share of Purchaser Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fraction of a share of Purchaser Common Stock multiplied by the Market Value of Purchaser Common Stock. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of such fractional share.

     8. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such amount as Purchaser may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Purchaser Common Stock constituting the Stock Consideration and cash in lieu of fractional shares and/or the cash constituting the Cash Consideration deliverable in respect thereof pursuant to this Plan of Merger.

                                   ARTICLE 6.
                          EFFECTIVE TIME OF THE MERGER

     A certificate or articles of merger evidencing the transactions contemplated herein shall be delivered to the New York Department of State and the Delaware Secretary of State for filing as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such certificate or articles of merger (such date and time being herein referred to as the "Effective Time").


                                   ARTICLE 7.
                              CONDITIONS PRECEDENT

     The obligations of Purchaser, Merger Sub and Seller to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions to the obligations of such person set forth in Article 5 of the Reorganization Agreement.

                                   ARTICLE 8.
                                  TERMINATION

     Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Seller or Merger Sub, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.

                                   ARTICLE 9.
                                 MISCELLANEOUS

     1. This Plan of Merger may be amended or supplemented at any time prior to the Effective Time by mutual agreement of Merger Sub, Purchaser and Seller. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby and shall be subject to the proviso in Section 6.4 of the Reorganization Agreement.

     2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     4. This Plan of Merger shall be governed by and construed in accordance with the laws of New York and Delaware applicable to the internal affairs of Seller and Merger Sub.

     5. This Plan of Merger, taken together with the Reorganization Agreement, shall constitute a "plan of reorganization" within the meaning of
Section 1.368-2(g) of the Treasury Regulations promulgated under the Code.





     [Remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Plan of Merger to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.


Attest                                   M&T BANK CORPORATION



/s/ Michael S. Piemonte              By  /s/ Michael P. Pinto
--------------------------             --------------------------------------------
Michael S. Piemonte                      Michael P. Pinto
Asst. Corporate Secretary                Executive Vice President and Chief Financial Officer

(SEAL)


Attest                                   OLYMPIA FINANCIAL CORP.



/s/ Michael S. Piemonte              By  /s/ Michael P. Pinto
--------------------------             --------------------------------------------
Michael S. Piemonte                      Michael P. Pinto
Asst. Corporate Secretary                Executive Vice President and Chief Financial Officer



(SEAL)


Attest                                   PREMIER NATIONAL BANCORP, INC.



/s/ Paul A. Maisch                   By  /s/ T. Jefferson Cunningham III
---------------------                  --------------------------------------------
                                         T. Jefferson Cunningham III
                                         Chairman

(SEAL)

                                  APPENDIX B

                            STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

         STOCK OPTION AGREEMENT, dated July 9, 2000, between Premier National Bancorp Inc., a New York corporation ("Issuer"), and M&T Bank Corporation, a New York corporation ("Grantee").

                              W I T N E S S E T H:

         WHEREAS, Grantee, Issuer and Olympia Financial Corp., a Delaware corporation and a wholly owned subsidiary of Grantee ("Merger Sub") have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"), and will enter into an Agreement and Plan of Merger to be dated as of the date of this Agreement (the "Plan of Merger," and, together with the Reorganization Agreement, the "Merger Agreements"); and

         WHEREAS, as a condition to Grantee's entering into the Merger Agreements and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreements, the parties hereto agree as follows:

                 1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 3,144,107 fully paid and nonassessable shares of Issuer's Common Stock, par value $0.80 per share ("Common Stock"), at a price of $13.375 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. Notwithstanding anything else in this Agreement to the contrary, the number of shares of Common Stock subject to the Option shall be reduced to such lesser number, if any, as may from time to time be necessary, but only for so long as may be necessary, to cause Grantee not to become an "interested shareholder" for purposes of Section 912 of the New York Business Corporation Law.

                          (b)  In the event that any additional shares of
Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement or as permitted under the terms of the Merger Agreements) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreements.

                 2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided, however, that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six months following such Subsequent Triggering Event; provided, further, however, that if the Option cannot be exercised on any day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the period during which the Option may be exercised shall be extended so that the Option shall expire no earlier than on the 10th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be, but in any event within one year following the Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Date (as defined in the Plan of Merger) of the Merger; (ii) termination of the Merger Agreements in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Merger Agreements if such termination follows the occurrence of an Initial Triggering Event. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, the Option may not be exercised (nor may Grantee's rights under Section 10 hereof be exercised) at any time when Grantee shall be in breach of any of its covenants or agreements contained in the Merger Agreements under circumstances that would entitle Issuer to terminate the Merger Agreements (without regard to any grace period provided for in Section 6.1(b)(x) of the Reorganization Agreement). In the event that Issuer terminates the Merger Agreement pursuant to Section 6.1(f) of the Reorganization Agreement, then immediately upon Grantee's receipt of the wire transfer contemplated by such Section 6.1(f), this Agreement shall terminate and shall become void and have no further force or effect and Grantee shall surrender this Agreement to Issuer.

                          (b)  The term "Initial Triggering Event" shall
mean any of the following events or transactions occurring after the date hereof:

                               (i)      Issuer or any of its Subsidiaries
(each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only two or more of such Subsidiaries, be deemed to be an Acquisition Transaction; provided that any such transaction is not entered into in violation of the terms of the Merger Agreements;

                               (ii)     Issuer or any Issuer Subsidiaries,
without having received Grantee's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend or propose to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                               (iii)    Any person (other than Grantee or any
Subsidiary of Grantee) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) or any person other than Grantee or any Subsidiary of Grantee shall have commenced (as such term is defined under the rules and regulations of the SEC), or shall have filed or publicly disseminated a registration statement or similar disclosure statement with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would beneficially own, directly or indirectly, 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively);

                               (iv)     (A) the holders of Issuer Common
Stock shall not have approved the Merger Agreements and the transactions contemplated thereby, at the meeting of such stockholders at which such agreement is voted on, (B) such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreements, or (C) the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreements, in each case after it shall have been publicly announced that any person other than Grantee or any Subsidiary of Grantee shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition

Transaction, (y) commenced a Tender Offer, or filed or publicly disseminated a registration statement or similar disclosure statement with respect to an Exchange Offer, or (z) filed an application (or given a notice), whether in draft or final form, under any federal or state banking laws seeking regulatory approval to engage in an Acquisition Transaction; or

                               (v)      After an overture is made by a third
party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Reorganization Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreements and (y) shall not have been cured prior to the later of 30 days after written notice of breach is delivered or the Notice Date (as defined below).

                 (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                          (i)  The acquisition by any person of beneficial
ownership of 25% or more of the then outstanding shares of Common Stock; or

                          (ii) The occurrence of the Initial Triggering
Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 25%.

                 (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has knowledge (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                 (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, except that the Common Stock issuable pursuant to the Option shall not be deemed outstanding until they are issued in accordance with the provisions herein.

                 (f)      At the closing referred to in subsection (e) of this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

                 (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

                 (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                 "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND ISSUER AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF ISSUER AND WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                 (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds and obtaining all regulatory approvals and the expiration of all statutory waiting periods, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

                 3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all commercially reasonable action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under federal or state banking law, prior approval of or notice to the Federal Reserve Board or any other federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such other federal or state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

                 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                 5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted so that Grantee on exercise will receive what it would have received had it exercised and held Common Stock immediately before such event.

                 6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The foregoing notwithstanding, Issuer may postpone filing or updating such registration for a reasonable period of time after receipt of the original request (not exceeding 180 days) if, in the good faith opinion of Issuer's board of directors, effecting the registration statement would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require Issuer to make public disclosure of information the public disclosure of which would have a material adverse effect upon Issuer, provided that the Issuer shall not delay such action pursuant to this sentence more than once in any twelve-month period. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder or Holders shall constitute at least 25% of the total number of shares to be sold by the Holder or Holders and Issuer in the aggregate; and provided, further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement. In addition, Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any safe or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distribution basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of the Issuer.

                 7. The periods for exercise of certain rights under Sections 2, 6, 10 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

                 8. Issuer hereby represents and warrants to Grantee as follows:

                 (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                 (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

                 9. Grantee hereby represents and warrants to Issuer that:

                 (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

                 (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

                 10. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event (or such later period as provided in Section 7); provided, however, that until the date fifteen days following the date on which the Federal Reserve Board approves an application by Grantee to acquire the shares of Common Stock subject to the Option (proof of which approval shall be furnished promptly to Issuer), Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

                 11. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Amex upon official notice of issuance and applying to the Federal Reserve Board, for approval to acquire the shares issuable hereunder, and Grantee's ability to exercise the Option is conditioned on obtaining all such consents and approvals, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

                 12.      (a)     Upon the occurrence of a Subsequent
Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder, delivered within thirty days following such occurrence (or such later period as provided in Section 7), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, plus, to the extent not previously reimbursed, Grantee's reasonable documented out-of-pocket expenses incurred in connection with the transactions contemplated by, and the enforcement of Grantee's rights under, the Merger Agreements, including without limitation reasonable legal, accounting and investment banking fees (the "Grantee's Out-of-Pocket Expenses"), and (ii) at the request of any owner of Option Shares from time to time (the "Owner"), delivered within thirty days following such occurrence (or such later period as provided in Section 7), Issuer shall repurchase such number of the Option Shares from such Owner as the Owner shall designate at a price per share ("Option Share Repurchase Price") equal to the greater of (A) the market/offer price and (B) the average option price per share paid by the Owner for the Option Shares so designated, plus, to the extent not previously reimbursed, Grantee's Out-of-Pocket Expenses. The term "market/offer price" shall mean the highest of (w) the price per share of the Common Stock at which a tender offer or exchange offer therefor constituting the Subsequent Trigger Event has been consummated, (x) the price per share of the Common Stock to be paid by any Person, other than Grantee or a subsidiary of Grantee, pursuant to an agreement with Issuer, (y) the highest closing price for shares of Common Stock within the 60-day period immediately preceding the required repurchase of Options or Option Shares, as the case may be, or (z) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by a majority in the interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer.

                          (b)     Each Holder and Owner, as the case may be,
may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 12 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 12 and a representation as to the ownership and freedom from liens. As promptly as practicable, and in any event within ten business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to each Holder the Option Repurchase Price and/or to each Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering; provided, however, that the Holder may not exercise its right to require Issuer to repurchase the Option or any Option Shares more than one time.

                          (c)     To the extent that Issuer is prohibited under
applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 12 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to any Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use its best efforts to receive any required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon Issuer shall promptly (i) deliver to such Holder and/or Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to such Holder, a new Stock Option Agreement evidencing the right of such Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

                          (d)     At any time after the occurrence of a
Subsequent Triggering Event and prior to the later of (a) the expiration of 24 months immediately following the first purchase of shares of Common Stock pursuant to the Option and (b) the termination of the Option, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option or the shares of Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction, identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. Upon receipt of such notice, Issuer shall for a period of 10 business days have the right of first refusal to purchase the Option or the Common Stock then held by the Grantee that is proposed to be sold at the purchase price set forth in such notice. The purchase of any such shares or other securities shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of any governmental or regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) any required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all the shares or other securities covered by such notice or if any such governmental or regulatory authority disapproves Issuer's proposed purchase of such shares or other securities, Grantee may, within 60 days from the date of such notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in such notice. The requirements of this Section 12(d) shall not apply to (w) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (x) any disposition of Common Stock or other securities by a person to whom Grantee has assigned its rights under the Option with the consent of Issuer, (y) any sale by means of public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (z) any transfer to a wholly-owned subsidiary of Grantee which agrees in writing to be bound by the terms thereof.

                 13.      (a)     Notwithstanding any other provision of this
Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $24 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee valued at fair market value at the time of delivery, (iii) pay cash to the Issuer, or (iv) undertake any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $24 million after taking into account the foregoing actions.

                          (b)     Notwithstanding any other provision of this
Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $24 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

                          (c)     As used herein, the term "Total Profit" shall
mean the aggregate amount (before taxes) of (i)(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, including the Issuer, less (y) the Grantee's purchase price of such Option Shares, plus (ii) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, including the Issuer.

                          (d)     As used herein, the term "Notional Total
Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares, including Shares underlying the Option itself, held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                 14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

                 15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

                 16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

                 17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                 20. Except as otherwise expressly provided herein or in the Merger Agreements, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                 21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

                 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


PREMIER NATIONAL BANCORP, INC.



By  /s/ T. Jefferson Cunningham III
    ------------------------------------------
    T. Jefferson Cunningham III
    Chairman



M&T BANK CORPORATION



By  /s/ Michael P. Pinto
    ------------------------------------------
    Michael P. Pinto
    Executive Vice President and Chief Financial Officer

                                  APPENDIX C

                   OPINION OF J.P. MORGAN SECURITIES, INC.

July 9, 2000


The Board of Directors
Premier National Bancorp, Inc.
240 Route 55
P.O. Box 310
LaGrangeville, NY 12540

Attention: T. Jefferson Cunningham III
           Chairman and Chief Executive Officer


Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Premier National Bancorp, Inc. (the "Company") of the consideration proposed to be paid to them in connection with the proposed merger (the "Merger") of the Company with M&T Bank Corporation (the "Buyer"). Pursuant to the Agreement and Plan of Reorganization, dated as of July 9, 2000 (the "Agreement"), among the Company and the Buyer, the Company will become a wholly-owned subsidiary of the Buyer, and stockholders of the Company will receive for each share of Common Stock, par value $0.80 per share, of the Company held by them consideration equal to $10.50 in cash plus the equivalent of $10.50 of the Buyer's shares (on a pre-split Buyer basis).

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (iv) current and historical market prices of the common stock of the Company and the Buyer; (v) the audited financial statements of the Company and the Buyer for the fiscal year ended December 31, 1999, and the unaudited financial statements of the Company and the Buyer for the period ended March 31, 2000; (vi) certain internal financial analyses and forecasts prepared by the Company and the Buyer and their respective managements; and (vii) the terms of other business combinations that we deemed relevant.

In addition, we have held discussions with certain members of the management of the Company and the Buyer with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Buyer, the financial condition and future prospects and operations of the Company and the Buyer, the effects of the Merger on the financial condition and future prospects of the Company and the Buyer, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Buyer or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Buyer to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Buyer's stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or the Buyer for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the Company's stockholders is fair, from a financial point of view, to the stockholders of the Company.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ Edward J. Kelly, III
Managing Director
J.P. Morgan Securities Inc.




---------------------------------

ZPNB4B
                                   DETACH HERE


                                      PROXY
                         PREMIER NATIONAL BANCORP, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 25, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of Premier National Bancorp, Inc. (the "Company") hereby appoints Robert Apple and Gerardina Mirtuono, and each of them, as proxies, each with full power of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Thursday, January 25, 2001, at 9:00 a.m., New York time, at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York, or at any adjournment or postponement thereof ("Special Meeting"), with all the powers the undersigned would possess if personally present at such meeting, as follows on the reverse side.


SEE REVERSE  (TO BE COMPLETED AND SIGNED ON REVERSE SIDE)   SEE REVERSE
    SIDE                                                        SIDE

ZPNB4A
                                   DETACH HERE


[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

     PREMIER'S BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL BELOW:                 FOR  AGAINST ABSTAIN
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    1. Approval and adoption of the Agreement and Plan of Reorganization, dated as of July 9, 2000, by and among Premier National Bancorp, Inc., M&T Bank
       Corporation and Olympia Financial Corp., a wholly-owned subsidiary of M&T
       Bank Corporation, and approval and adoption of the related Agreement and
       Plan of Merger, dated as of July 9, 2000, as amended, by and between
       Premier National Bancorp, Inc. and Olympia Financial Corp. and joined in by M&T Bank Corporation.

    2. The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement-Prospectus for the Special Meeting, management of the Company is not aware of any other such business.



                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


                               PLEASE MARK, DATE, EXECUTE AND PROMPTLY RETURN
                               THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                               Note: Please sign exactly as name appears hereon.
                               For joint accounts, each joint owner should sign.
                               When signing as attorney, executor,
                               administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.


Signature:             Date:               Signature:              Date:
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